Exhibit 2.3

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

€775,000,000

AMENDED AND RESTATED FACILITY AGREEMENT

Originally dated 4 May 2010 as subsequently amended by an amendment agreement dated 27 April 2011 and as amended and restated by the Amendment and Restatement Agreement dated 16 December 2011 and as amended and restated by the Amendment and Restatement Agreement dated 26 July 2012 for

MARINE HARVEST ASA

arranged by

DNB BANK ASA
NORDEA BANK NORGE ASA
COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
AND
ABN AMRO BANK N.V. (FORMERLY FORTIS BANK (NEDERLAND) N.V.)

with

DNB BANK ASA
NORDEA BANK NORGE ASA
COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
AND
ABN AMRO BANK N.V. (FORMERLY FORTIS BANK (NEDERLAND) N.V.)

acting as Bookrunners

DNB BANK ASA

acting as Agent

and

DNB BANK ASA

acting as Security Agent

Ref: ONNB

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

CONTENTS

CLAUSE		PAGE

SECTION 1
INTERPRETATION
1.	Definitions and interpretation	1
SECTION 2
THE FACILITIES
2.	The Facilities	29
3.	Purpose	33
4.	Conditions of Utilisation	34
SECTION 3
UTILISATION
5.	Utilisation	36
6.	Optional Currencies	37
7.	Ancillary Facilities	38
SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION
8.	Repayment	43
9.	Prepayment and cancellation	45
SECTION 5
COSTS OF UTILISATION
10.	Interest	53
11.	Interest Periods	54
12.	Changes to the calculation of interest	55
13.	Fees	57
SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS
14.	Tax gross-up and indemnities	59
15.	Increased Costs	62
16.	Other indemnities	63
17.	Mitigation by the Lenders	64
18.	Costs and expenses	65
SECTION 7
GUARANTEE
19.	Guarantee and indemnity	66
SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
20.	Representations	71
21.	Information undertakings	76
22.	Financial covenants	81
23.	General undertakings	84
24.	Events of Default	93

i

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SECTION 9
CHANGES TO PARTIES
25.	Changes to the Finance Parties	98
26.	Changes to the Obligors	106
SECTION 10
THE FINANCE PARTIES
27.	Role of the Agent, the Security Agent, the Arranger and the Bookrunner	108
28.	Conduct of business by the Finance Parties	115
29.	Sharing among the Finance Parties	115
SECTION 11
ADMINISTRATION
30.	Payment mechanics	119
31.	Set-off	122
32.	Notices	123
33.	Calculations and certificates	124
34.	Partial invalidity	125
35.	Remedies and waivers	125
36.	Amendments and waivers	125
37.	Confidentiality	127
38.	Counterparts	131
SECTION 12
GOVERNING LAW AND ENFORCEMENT
39.	Governing law	132
40.	Enforcement	132

THE SCHEDULES

SCHEDULE		PAGE

SCHEDULE 1 The Original Parties		133
SCHEDULE 2 Conditions precedent		136
SCHEDULE 3 Requests and Notices		147
SCHEDULE 4 Mandatory Cost formulae		150
SCHEDULE 5 Form of Transfer Certificate		153
SCHEDULE 6 Form of Accordion Increase Certificate		155
SCHEDULE 7 Form of accordion Lender Accession Agreement		156
SCHEDULE 8 Form of Assignment Agreement		157
SCHEDULE 9 Form of Accession Deed		160
SCHEDULE 10 Security agency provisions		162
SCHEDULE 11 Form of Compliance Certificate		170
SCHEDULE 12 Form of Confidentiality Undertaking		172
SCHEDULE 13 Signatures		177
SCHEDULE 14 Timetables		178
SCHEDULE 15 Permitted Existing Financial Indebtedness and Security		180
SCHEDULE 16 Hedging		182
SCHEDULE 17 Form of Hedging Bank Accession Deed		189
SCHEDULE 18 Form of Long Term Hedging Bank Accession Deed		190

ii

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 19 Form of Resignation Letter	191
SCHEDULE 20 Alternative Reference Banks	192
SCHEDULE 21 Form of Increase Confirmation	195

iii

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

THIS AGREEMENT is originally dated 4 May 2010, was amended on 27 April 2011 and is further amended and restated pursuant to an Amendment and Restatement Agreement dated 26 July 2012 and made between:

(1)                           MARINE HARVEST ASA, a company incorporated in Norway with registration number 964 118 191 of Stortingsgata 8, N-0161, Oslo, Norway (the “Company” and the “Original Borrower”);

(2)                           THE COMPANIES listed in Part I of Schedule 1 (The Original Parties) as original guarantors (the “Original Guarantors”);

(3)                           DNB BANK ASA, NORDEA BANK NORGE ASA, COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. and ABN AMRO BANK N.V. (formerly Fortis Bank (Nederland) N.V.), as mandated lead arrangers (whether acting individually or together the “Arranger”);

(4)                           DNB BANK ASA, NORDEA BANK NORGE ASA, COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. and ABN AMRO BANK N.V. (formerly Fortis Bank (Nederland) N.V.), as bookrunners (whether acting individually or together the “Bookrunner”);

(5)                           THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(6)                           DNB BANK ASA as agent of the other Finance Parties (the “Agent”); and

(7)                           DNB BANK ASA as security agent for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                DEFINITIONS AND INTERPRETATION

1.1                         Definitions

In this Agreement:

“2006 Facility Agreement” means the facility agreement dated 24 March 2006 (as amended from time to time) between, amongst others, the Company and the Arranger.

“Acceding Lender” has the meaning given to that term in paragraph (a) of Clause 25.11 (Acceding Lender).

“Acceding Lender Accordion Amount” has the meaning given to that term in paragraph (h) of Clause 2.2 (Accordion feature — Increase of Facility B).

“Acceleration Date” means the date (if any) on which the Agent exercises any of its rights under Clause 24.14 (Acceleration) or the date (if any) on which the Facilities are cancelled in full under Clause 9.2 (Change of control).

“Acceptable Bank” means:

(a)                                  a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Fitch Ratings Ltd or A3 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)                                  any other bank or financial institution approved by the Agent.

“Accession Deed” means a document substantially in the form set out in Schedule 9 (Form of Accession Deed).

“Accordion Amount” has the meaning given to that term in paragraph (a) of Clause 2.2 (Accordion feature — Increase of Facility B).

“Accounting Quarter” means each period of three months ending 31 March, 30 June, 30 September and 31 December in any financial year of the Company.

“Acquisition” means the acquisition by the Company of Marine Harvest N.V. pursuant to a share purchase agreement dated 6 March 2006.

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 26 (Changes to the Obligors).

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

“Additional Debt” means, in relation to any Debt, any money, debt or liability due, owing or incurred under or in connection with:

(i)                                      any refinancing, deferral or extension of that Debt;

(ii)                                   any further advance which may be made under any document, agreement or instrument supplemental to any relevant Finance Document together with any related interest, fees and costs;

(iii)                                any claim for damages or restitution in the event of rescission of that Debt or otherwise in connection with any relevant Finance Document;

(iv)                               any claim against any Obligor flowing from any recovery by an Obligor or any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer of a payment or discharge in respect of that Debt on the grounds of preference or otherwise; and

(v)                                  any amount (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 26 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Alternative Market Disruption Event” has the meaning given to that term in Clause 12.2 (Market disruption).

“Alternative Reference Bank Rate” has the meaning given to that term in Clause 12.3 (Alternative Reference Bank Rate).

“Alternative Reference Banks” means:

(i)                                      in relation to a Loan in euro, the principal offices of the banks listed in Part I of Schedule 20 (Alternative Reference Banks);

(ii)                                   in relation to a Loan in NOK the principal offices of the banks listed in Part III of Schedule 20 (Alternative Reference Banks); and

(iii)                                in relation to a Loan in a currency other than euro, the principal London offices of the banks listed in Part II of Schedule 20 (Alternative Reference Banks),

or such other banks as may be appointed by the Agent in consultation with the Company.

“Amendment and Restatement Agreement” means the amendment and restatement agreement amending and restating this Agreement and dated on or around the Effective Date (as defined therein) and made between, inter alia, the Company, the parties listed therein as obligors, the parties listed therein as lenders, the Agent and the Security Agent.

“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount from time to time agreed (whether or not subject to satisfaction of conditions precedent and whether or not utilised) to be made available by that Ancillary Lender under an Ancillary Facility and authorised under Clause 7 (Ancillary Facilities), to the extent not cancelled or reduced under this Agreement.

“Ancillary Facility” means an ancillary facility made available by an Ancillary Lender in accordance with Clause 7 (Ancillary Facilities).

“Ancillary Facility Document” means a document setting out the terms of an Ancillary Facility.

“Ancillary Facility Request” means a notice substantially in the form set out in Part III of Schedule 3 (Requests).

“Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 7 (Ancillary Facilities).

“Ancillary Outstandings” means, at any time and in relation to an Ancillary Facility, the aggregate (calculated in the Base Currency) of the following amounts outstanding at that time under that Ancillary Facility:

(a)                                  all amounts of (or equivalent to) principal then outstanding under any overdraft, cheque clearing, automatic payment, cash pooling, ordinary, bilateral local loan or other current

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

account facility after deducting any credit balance which the Ancillary Lender may have set off against that principal;

(b)                                  the maximum potential liability under all guarantees, bonds and letters of credit issued under that Ancillary Facility;

(c)                                   in relation to any derivative transaction entered into for protection against or benefit from fluctuation in any rate or price, the marked to market value of the Ancillary Lender’s exposure under that transaction; and

(d)                                  in relation to any other Ancillary Facility, such other amount as fairly represents the aggregate exposure of the Ancillary Lender under that Ancillary Facility,

in each case determined by the relevant Ancillary Lender in accordance with its usual practice at that time for calculating its exposure under similar facilities or transactions (acting reasonably and after consultation with the Agent).

For the purposes of this definition:

(i)                                      in relation to any utilisation denominated in the Base Currency, the amount of that utilisation (determined as described in paragraphs (a) to (d) above) shall be used; and

(ii)                                   in relation to any utilisation not denominated in the Base Currency, the equivalent (calculated as specified in the relevant Ancillary Facility Document or, if not so specified, as the relevant Ancillary Lender may specify, in each case in accordance with its usual practice at that time for calculating that equivalent (acting reasonably and after consultation with the Agent)) in the Base Currency of the amount of that utilisation (determined as described in paragraphs (a) to (d) above) shall be used.

“Applicable Accounting Principles” means GAAP and practices and financial reference periods used in the Original Financial Statements.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 8 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, aquacultural licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(i)                                      in relation to Facility A, the period from and including the date of this Agreement to the date which is 20 Business Days from the date of this Agreement;

(ii)                                   in relation to Facility B, the period from and including the date of this Agreement to and including the Business Day one month before the Termination Date; and

(iii)                                in relation to Facility C, the period from and including the date of this Agreement to and including the Business Day one month before the Termination Date.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Available Ancillary Commitment” means, in relation to an Ancillary Facility, an Ancillary Lender’s Ancillary Commitment less the Ancillary Outstandings in relation to that Ancillary Facility.

“Available Commitment” means (subject to Clause 7.11 (Affiliates of Lenders as Ancillary Lenders), in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)                                  the Base Currency Amount of its participation in any outstanding Loans under that Facility;

(a)                                  in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date; and

(b)                                  in the case of Facility B and/or Facility C only, the Base Currency Amount of its Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available under Facility B or Facility C respectively on or before the proposed Utilisation Date of that Facility, other than, in relation to any proposed Utilisation under Facility B or Facility C only, that Lender’s participation in any Facility B Loans or Facility C Loans (as applicable) that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Base Currency” means:

(i)                                      in respect of Facility A and Facility B, euro; and

(ii)                                   in respect of Facility C, USD.

“Base Currency Amount” means:

(i)                                      in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request); and

(ii)                                   in relation to an Ancillary Commitment, the amount specified in the notice delivered to the Agent by the Company pursuant to paragraph (a) of Clause 7.3 (Request for Ancillary Facilities),

adjusted to reflect any repayment, prepayment, consolidation or division of the Loan or (as the case may be) cancellation or reduction of the Ancillary Commitment.

“Base Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Base Reference Banks:

(i)                                      in relation to EURIBOR, as the rate at which the relevant Base Reference Bank could borrow funds in the European interbank market; or

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(ii)                                   in relation to LIBOR, as the rate at which the relevant Base Reference Bank could borrow funds in the London interbank market; or

(iii)                                in relation to NIBOR, as the rate at which the relevant Base Reference Bank could borrow funds in the Oslo interbank market,

in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Base Reference Banks” means:

(i)                                      in relation to EURIBOR, the principal office in Utrecht of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., the principal Oslo offices of DNB Bank ASA and Nordea Bank Norge ASA and the principal office in Amsterdam of ABN AMRO Bank N.V.;

(ii)                                   in relation to LIBOR, the principal London offices of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., DNB Bank ASA and Nordea Bank Finland Plc and the principal Amsterdam office of ABN AMRO Bank N.V.; and

(iii)                                in relation to NIBOR, the principal Oslo offices of DNB Bank ASA and Nordea Bank Norge ASA, the principal London offices of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., and the principal Amsterdam office of ABN AMRO Bank N.V., or such other banks as may be appointed by the Agent in consultation with the Company.

“Borrower” means a Facility A Borrower, Facility B Borrower or a Facility C Borrower, unless it has ceased to be a Borrower in accordance with Clause 26 (Changes to the Obligors).

“Break Costs” means the amount (if any) by which:

(i)                                      the interest, excluding the Margin, which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(ii)                                   the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam, London and Oslo and:

(a)                                  (in relation to any date for payment or purchase of euro) any TARGET Day; or

(b)                                  (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; and

in any case shall not include 24 December.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Charged Assets” means the assets over which Security is expressed to be created pursuant to any Security Document.

“Chargor” means any person expressed to create Security pursuant to any Security Document.

“Chilean Guarantor” means a Guarantor incorporated in the Republic of Chile.

“Commencement Date” has the meaning given to it in Clause 7.3 (Request for Ancillary Facilities).

“Commitment” means a Facility A Commitment, Facility B Commitment, Facility C Commitment or an Ancillary Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 11 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Company, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)                                  any member of the Group or any of its advisers; or

(b)                                  another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)                                      is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 37 (Confidentiality); or

(iii)                                is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisors; or

(iv)                               is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 12 (Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent.

“Debt” means any Senior Debt or Hedging Debt.

“Default” means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)                                  which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)                                  which has otherwise rescinded or repudiated a Finance Document; or

(c)                                   with respect to which a Finance Party Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)                                      its failure to pay is caused by:

(A)                            administrative or technical error; or

(B)                            a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)                                   the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Discharge Date” means the date on which the Security Agent is satisfied that all Senior Debt and Hedging Debt has been fully and irrevocably paid or discharged and all commitments of the Finance Parties and the Hedging Banks in respect of the Senior Debt or, as the case may be, the Hedging Debt have expired or been cancelled.

“Disruption Event” means either or both of:

(a)                                  a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                  the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                  from performing its payment obligations under the Finance Documents; or

(ii)                               from communicating with other Parties in accordance with the terms of the Finance Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dutch Borrower” means any Additional Borrower incorporated in the Netherlands.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Dutch Financial Supervision Act” means the Dutch Financial Supervision Act (Wet op het financieel toezicht) dated 28 September 2006 published in the Dutch government gazette nr. 475 on 31 October 2006, as amended from time to time.

“Dutch Guarantor” means any Guarantor incorporated in the Netherlands.

“Dutch Obligor” means a Dutch Borrower or a Dutch Guarantor.

“EBITDA” has the meaning given to it in Clause 22.5 (Definitions).

“Early Termination Date” means an Early Termination Date as defined in the relevant Hedging Document or Long Term Hedging Document resulting from:

(a)                                  a Termination Event as defined in that Hedging Document or Long Term Hedging Document; or

(b)                                  when an Obligor is the Defaulting Party as defined in that Hedging Document or Long Term Hedging Document, an Event of Default as defined in that Hedging Document or Long Term Hedging Document.

“Enforcement Action” means:

(a)                                  in relation to any Debt or Long Term Hedging Debt, any action of any kind to:

(i)                                  demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any of that Debt or Long Term Hedging Debt;

(ii)                               recover all or any of that Debt or Long Term Hedging Debt (including by exercising any set-off, save as required by law);

(iii)                            exercise or enforce any right against any surety or any other right under any other document, agreement or instrument in relation to (or given in support of) all or any of that Debt or Long Term Hedging Debt (including under the Security Documents);

(iv)                           petition for (or take or support any other step which may lead to) an Insolvency Event in relation to any Obligor; or

(v)                              start any legal proceedings against any Obligor; and

(c)                                   in relation to any Hedging Debt or Long Term Hedging Debt, any action of any kind to declare an Early Termination Date under any Hedging Document or Long Term Hedging Document or demand payment of any amount which would become payable following an Early Termination Date.

“Environment” means living organisms including the ecological systems of which they form part and the following media:

(a)                                  air (including air within natural or man-made structures, whether above or below ground);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                                  water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)                                   land (including land under water).

“Environmental Law” means all laws and regulations of any relevant jurisdiction which:

(a)                                  have as a purpose or effect the protection of, and/or prevention of harm or damage to, the Environment;

(b)                                  provide remedies or compensation for harm or damage to the Environment; or

(c)                                   relate to Hazardous Substances or health and safety matters.

“Environmental Licence” means any Authorisation required at any time under Environmental Law.

“EURIBOR” means, in relation to any Loan in euro:

(a)                                  the applicable Screen Rate; or

(b)                                  (if no Screen Rate is available for the Interest Period of that Loan) the Base Reference Bank Rate,

as of the Specified Time on the Quotation Day for euro and for a period comparable to the Interest Period of that Loan.

“Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default).

“Facility” means Facility A, Facility B or Facility C.

“Facility A” means the term loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

“Facility A Borrower” means the Original Facility A Borrower.

“Facility A Commitment” means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility A Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase);

(b)                                  in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Lender” means:

(a)                                  any Original Facility A Lender; and

(b)                                  any bank, financial institution, trust, fund or other entity which has become a Facility A Lender in accordance with Clause 25 (Changes to the Finance Parties),

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

which in each case has not ceased to be a Facility A Lender in accordance with this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility A Repayment Date” means each date specified in Clause 8.1 (Repayment of Facility A Loans) for the payment of a Facility A Repayment Instalment.

“Facility A Repayment Instalment” means each instalment for repayment of the Facility A Loan specified in Clause 8.1 (Repayment of Facility A Loans).

“Facility B” means the revolving loan facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities), part of which may be designated as Ancillary Facilities in accordance with Clause 7 (Ancillary Facilities).

“Facility B Borrower” means:

(a)                                  any Original Facility B Borrower; and

(b)                                  any Additional Borrower under Facility B.

“Facility B Commitment” means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility B Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement, increased pursuant to Clause 2.2 (Accordion feature — Increase of Facility B) or assumed by it in accordance with Clause 2.3 (Increase); and

(b)                                  in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement, increased pursuant to Clause 2.2 (Accordion feature — Increase of Facility B) or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Lender” means:

(a)                                  any Original Facility B Lender; and

(b)                                  any bank, financial institution, trust, fund or other entity which has become a Facility B Lender in accordance with Clause 25 (Changes to the Finance Parties),

which in each case has not ceased to be a Facility B Lender in accordance with the terms of this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility C” means the revolving loan facility made available under this Agreement as described in paragraph (c) of Clause 2.1 (The Facilities), part of which may be designated as Ancillary Facilities in accordance with Clause 7 (Ancillary Facilities).

“Facility C Borrower” means any Additional Borrower under Facility C.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Facility C Commitment” means:

(a)                                  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility C Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and

(b)                                  in relation to any other Lender, the amount in the Base Currency of any Facility C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility C Lender” means:

(a)                                  any Original Facility C Lender; and

(b)                                  any bank, financial institution, trust, fund or other entity which has become a Facility C Lender in accordance with Clause 25 (Changes to the Finance Parties),

which in each case has not ceased to be a Facility C Lender in accordance with this Agreement.

“Facility C Loan” means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between, as the case may be, the Arranger and the Company, the Agent and the Company or the Security Agent and the Company setting out any of the fees referred to in paragraph (e) of Clause 2.3 (Increase), Clause 13 (Fees) or under any other Finance Document.

“Finance Document” means this Agreement, any Ancillary Facility Document, each Fee Letter, any Hedging Document, the Hedging Letter, any Long Term Hedging Document, any Accession Deed, any Resignation Letter, any Security Document and any other document designated as such by the Agent and the Company provided that where the term “Finance Document” is used in, and construed for the purposes of, this Agreement, a Hedging Document or Long Term Hedging Document shall be a Finance Document only for the purposes of:

(a)                                  the definition of “Material Adverse Effect”;

(b)                                  the definition of “Security Document”;

(c)                                   paragraph (a)(iv) of Clause 1.2 (Construction);

(d)                                  (in the case of a Hedging Document only) Clause 19 (Guarantee and Indemnity);

(e)                                   Clause 20 (Representations);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(f)                                    Clause 24 (Events of Default) (other than Clause 24.11 (Repudiation) and Clause 24.14 (Acceleration));

(g)                                   Clause 27.16 (Credit appraisal by the Secured Parties); and

(h)                                  Clause 29.7 (Parallel Debt).

“Finance Party” means the Agent, an Ancillary Lender (including any Affiliate of a Lender which is an Ancillary Lender), the Arranger, the Bookrunner, a Lender or the Security Agent.

“Finance Party Insolvency Event” means any event described in Clause 24.6 (Insolvency) or Clause 24.7 (Insolvency proceedings).

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                  moneys borrowed and debit balances at banks or other financial institutions;

(b)                                  any acceptance under any acceptance credit or bill discounting facility or dematerialised equivalent;

(c)                                   any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument, including for the avoidance of doubt in respect of a convertible bond, any amount raised pursuant to such convertible bond to the extent it has not been converted into equity;

(d)                                  the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)                                   receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis) that meet any requirement for de-recognition under the Applicable Accounting Principles;

(f)                                    any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)                                   any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                  any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Group relating to any post-retirement benefit scheme;

(i)                                      any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Applicable Accounting Principles); and

(j)                                     the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above and provided that any of the items referred to in

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

this definition of Financial Indebtedness, including this paragraph (j), shall only be counted once for this purpose.

“Financial Projections” means the financial statements including the KPMG report dated 20 January 2010, hereunder the bank case, outlining the financial projections of the Group for the period up to 2014 prepared by the Company in connection with a meeting dated 4 February 2010, or any updated financial projections provided at the request of the Agent.

“Further Lender Accordion Amount” has the meaning given to that terms in paragraph (h) of Clause 2.2 (Accordion feature — Increase of Facility B).

“GAAP” means:

(a)                                  in relation to the consolidated financial statements of the Group, generally accepted accounting principles, standards and practices in Norway, including IFRS; and

(b)                                  in relation to any member of the Group, generally accepted accounting principles, standards and practices in its jurisdiction, including IFRS when adopted.

“Gearing Ratio” has the meaning given to it in Clause 22.5 (Definitions).

“Group” means the Company and its Subsidiaries for the time being.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 26 (Changes to the Obligors).

“Hazardous Substance” means any waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment or a nuisance to any person or that may make the use or ownership of any affected land or property more costly.

“Hedging Bank” means a Lender (or an Affiliate of a Lender) which has become a party to this Agreement as a Hedging Bank in accordance with Clause 25.12 (Accession of Hedging Banks) and which has not ceased to be a Hedging Bank in accordance with this Agreement.

“Hedging Bank Accession Deed” means a document substantially in the form set out in Schedule 17 (Form of Hedging Bank Accession Deed).

“Hedging Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any Obligor to any Hedging Bank under or in connection with any Hedging Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) together with any related Additional Debt.

“Hedging Documents” means the documents entered into between a member of the Group and a Hedging Bank for the purpose of implementing the hedging strategy required by the Hedging Letter and approved by the Security Agent under Clause 25.12 (Accession of Hedging Banks) and, for the avoidance of doubt, including any documents or confirmations entered into between a member of the Group and a Hedging Bank prior to the date of the relevant Hedging Bank Accession Deed and subsequently agreed by the relevant Hedging Bank to be governed by, or referring to, a new ISDA master agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Hedging Letter” means a letter entered into within three months after the first Utilisation (as amended from time to time with the approval of all the Lenders), between the Arranger and the Company, setting out the interest rate and/or currency hedging strategy agreed in relation to the Facilities in connection with Clause 23.19 (Hedging).

“Hedging Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any Hedging Bank under or in connection with any Hedging Debt.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means International Financial Reporting Standards issued and/or adopted by the International Accounting Standards Board.

“Impaired Agent” means the Agent at any time when:

(a)                                  it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                  the Agent otherwise rescinds or repudiates a Finance Document;

(c)                                   (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)                                  A Finance Party Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)                                      its failure to pay is caused by:

(A)                            administrative or technical error; or

(B)                            a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)                                   the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 21 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in paragraph 2.3(a) of Clause 2.3 (Increase).

“Information Package” means the KPMG report dated 20 January 2010 and Financial Projections in the bank case presented by the Company in a meeting dated 4 February 2010.

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)                                  is dissolved (other than pursuant to a consolidation, amalgamation or merger);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                                  becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)                                   makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)                                  institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)                                   has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)                                        results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)                                     is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)                                    has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)                                   seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)                                  has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)                                      causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)                                     takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means all trade marks, service marks, trade names, domain names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, topography rights, database rights, rights in confidential information and know-how, and any associated or similar rights anywhere in the world, which it now or in the future owns or (to the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

extent of its interest) in which it now or in the future has an interest (in each case whether registered or unregistered and including any related licences and sub-licences of the same granted by it or to it, applications and rights to apply for the same).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

“Irish 1963 Act” means the Companies Act 1963 (Ireland).

“Irish 1990 Act” means the Companies Act 1990 (Ireland).

“Irish Amendment Act 1990” means the Companies (Amendment) Act 1900 (Ireland).

“Lender” means:

(a)                                  a Facility A Lender, a Facility B Lender or a Facility C Lender; and

(b)                                  any bank, financial institution, trust, fund or other entity which has become a party as a Lender in accordance with Clause 2.3 (Increase) or Clause 25 (Changes to the Finance Parties).

“Lender Accordion Amount” has the meaning given to that term in paragraph (a) of Clause 2.2 (Accordion feature — Increase in Facility B).

“LIBOR” means, in relation to any Loan:

(a)                                  the applicable Screen Rate; or

(b)                                  (if no Screen Rate is available for the currency or Interest Period of that Loan) the Base Reference Bank Rate,

as of the Specified Time on the Quotation Day for the currency of that Loan and a period comparable to the Interest Period of that Loan.

“LMA” means the Loan Market Association.

“Loan” means a Facility A Loan, a Facility B Loan or a Facility C Loan.

“Long Term Hedging Bank” means a Lender which has become a party to this Agreement as a Long Term Hedging Bank in accordance with Clause 25.13 (Accession of Long Term Hedging Banks) and which has not ceased to be a Long Term Hedging Bank in accordance with this Agreement.

“Long Term Hedging Bank Accession Deed” means a document substantially in the form set out in Schedule 18 (Form of Long Term Hedging Bank Accession Deed).

“Long Term Hedging Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any Obligor to any Long Term Hedging Bank under or in connection with any Long Term Hedging Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Long Term Hedging Documents” means the documents entered into between a member of the Group and a Long Term Hedging Bank, for the purpose of implementing the long term hedging strategy permitted under 23.19 (Hedging) and required by the Hedging Letter and approved by the Security Agent under Clause 25.13 (Accession of Long Term Hedging Banks).

“Long Term Hedging Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any Long Term Hedging Bank under or in connection with any Long Term Hedging Debt.

“Long Term Hedging Security Documents” means the share pledges over each of Marine Harvest Holding AS and Marine Harvest N.V. and ranking junior to the existing Security Documents in place in respect of such shares at the time the relevant Long Term Hedging Security Documents are entered into.

“Majority Facility A Lenders” means, at any time, a Facility A Lender or Facility A Lenders whose Available Commitments under Facility A and participations in the Facility A Loans then outstanding aggregate more than 66 2/3 per cent. of the Available Facility under Facility A and the Facility A Loans then outstanding.

“Majority Facility B Lenders” means, at any time, a Facility B Lender or Facility B Lenders whose Available Commitments under Facility B and participations in the Facility B Loans then outstanding aggregate more than 66 2/3 per cent. of the Available Facility under Facility B and the Facility B Loans then outstanding.

“Majority Facility C Lenders” means, at any time, a Facility C Lender or Facility C Lenders whose Available Commitments under Facility C and participations in the Facility C Loans then outstanding aggregate more than 66 2/3 per cent. of the Available Facility under Facility C and the Facility C Loans then outstanding.

“Majority Lenders” means:

(a)                                  in relation to any matter relating to enforcement or release of the Security created by the Security Documents:

(i)                                        if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction); or

(ii)                                     at any other time, a Lender, Lenders or Hedging Banks whose participations in the Loans then outstanding and any amounts outstanding under the Hedging Documents aggregate more than 66 2/3 per cent. of all the Loans and amounts under the Hedging Documents then outstanding; and

(b)                                  in relation to any other matter:

(i)                                        if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction); or

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(ii)                                     at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3 per cent. of all the Loans then outstanding.

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

“Margin” means, in relation to each Facility, in relation to a particular Interest Period, the rate per annum determined by reference to the Gearing Ratio as shown in the most recent Compliance Certificate received by the Agent, in accordance with the following table:

Gearing Ratio	Margin (per cent. p.a.)
Equal to or lower than [***]	[***]
Higher than [***], but lower than or equal to [***]	[***]
Higher than [***], but lower than or equal to [***]	[***]
Higher than [***], but lower than or equal to [***]	[***]
Higher than [***], but lower than or equal to [***]	[***]

However:

(a)                                  from the date of this Agreement until the date which is five Business Days after the delivery of the first Compliance Certificate for the quarter ending 30 June 2010 in accordance with Clause 21.2 (Compliance Certificate), the Margin will be [***] per cent. per annum from which date the Margin shall be adjusted to the appropriate rate in accordance with the above table;

(b)                                  any adjustment in the Margin shall take effect from the date falling five Business Days after receipt by the Agent of a Compliance Certificate showing that an adjustment to the Margin is appropriate in accordance with the above table (and the financial statements with which that Compliance Certificate is required by this Agreement to be delivered) in accordance with Clause 21.2 (Compliance Certificate);

(c)                                   if the Margin for a Utilisation is reduced for any period but the annual audited financial statements of the Group (and the Compliance Certificate with which they are required by this Agreement to be delivered) subsequently received by the Agent do not confirm the basis for that reduction, that reduction shall be reversed with retrospective effect; and

(d)                                  while an Event of Default is continuing the Margin will revert to [***] per cent. per annum.

“Marine Harvest N.V.” means Marine Harvest N.V., a company duly organised under the laws of the Netherlands, registered under registration number 32105246.

“Material Adverse Effect” means a material adverse effect on or material adverse change in:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(a)                                  the financial condition or business of the Company or the consolidated financial condition or business of the Group taken as a whole;

(b)                                  the ability of any Obligor to perform and comply with its obligations under any Finance Document;

(c)                                   the validity, legality or enforceability of any Finance Document; or

(d)                                  the validity, legality or enforceability of any Security expressed to be created pursuant to any Security Document or on the priority and ranking of any of that Security.

“Material Subsidiary” means:

(a)                                  each Obligor;

(b)                                  any wholly-owned member of the Group that holds shares in an Obligor;

(c)                                   a Subsidiary of the Company the gross assets or turnover (excluding intra-group items) of which (unconsolidated where that Subsidiary itself has Subsidiaries) as at the date as at which its latest financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate account for 5 per cent. or more of the consolidated gross assets or turnover (excluding intra-group items) of the Group as calculated by reference to the latest audited consolidated financial statements of the Group; or

(d)                                  a Subsidiary of the Company to which it has been transferred (whether in a single transaction or a series of transactions (whether related or not)) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transaction(s) was a Material Subsidiary.

For the purposes of this definition:

(i)                                      if a Subsidiary becomes a Material Subsidiary under paragraph (d) above, the Material Subsidiary by which the relevant transfer was made shall, subject to paragraph (a), (b) or (c) above, cease to be a Material Subsidiary; and

(ii)                                   if a Subsidiary is acquired by the Company after the end of the financial period to which the latest audited consolidated financial statements of the Group relate, those financial statements shall be adjusted as if that Subsidiary had been shown in them by reference to its then latest audited financial statements until audited consolidated financial statements of the Group for the financial period in which the acquisition is made have been prepared.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                  subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                                  if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                   if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“NIBOR” means, in relation to any Loan in NOK:

(a)                                  the applicable Screen Rate; or

(c)                                   (if no Screen Rate is available for the Interest Period of that Loan) the Base Reference Bank Rate,

as of the Specified Time on the Quotation Day for NOK and a period comparable to the Interest Period of that Loan.

“Obligor” means a Borrower or a Guarantor.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Facility A Borrower” means the Borrower listed in Schedule 1Part I of Schedule 1 (The original Parties) as the Facility A Borrower.

“Original Facility A Lender” means a Lender listed in Part II of Schedule 1 (The original Parties) as having a Facility A Commitment.

“Original Facility B Borrower” means a Borrower listed in Schedule 1Part I of Schedule 1 (The original Parties) as a Facility B Borrower.

“Original Facility B Lender” means a Lender listed in Part II of Schedule 1 (The original Parties) as having a Facility B Commitment.

“Original Facility C Borrower” means a Borrower listed in Schedule 1Part I of Schedule 1 (The original Parties) as a Facility C Borrower.

“Original Facility C Lender” means a Lender listed in Part II of Schedule 1 (The original Parties) as having a Facility C Commitment.

“Original Financial Statements” means the audited consolidated financial statements of the Group for the financial year ended 2009.

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Perfection Requirements” means the making of the appropriate registrations, filings or notifications of the Security Documents as specifically contemplated by any legal opinion

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 26 (Changes to the Obligors).

“Permitted Acquisition” has the meaning given to that term in paragraph (b) of Clause 23.13 (Acquisitions and investments).

“Permitted Existing Financial Indebtedness” means the existing debt of the Group as at the date of this Agreement permitted to be retained as set out in Schedule 15 (Permitted Existing Financial Indebtedness and Security).

“Prepayment Account” means such account of the Company with the Agent as the Agent may designate for this purpose.

“Professional Market Party” means a professional market party (professionele marktpartij) within the meaning of the Dutch Financial Supervision Act.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)                                  (if the currency is euro) two TARGET Days before the first day of that period;

(b)                                  (if the currency is Sterling) the first day of that period; or

(c)                                   (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations for that currency and period would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Relevant Period” has the meaning given to it in Clause 22 (Financial covenants).

“Repeating Representations” means each of the representations set out in Clauses 20.1 (Status), 20.2 (Binding obligations), 20.3 (Non-conflict with other obligations), 20.4 (Power and authority), 20.6 (Governing law and enforcement), 20.9 (No default), 20.11 (Financial statements) and 20.12 (Pari passu ranking).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Reservations” means any general principles of law limiting the obligations of any Obligor which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 26 (Changes to the Obligors).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Resignation Letter” means a letter substantially in the form set out in Schedule 19 (Form of Resignation Letter).

“Request” has the meaning given to that term in paragraph (b) of Clause 2.2 (Accordion feature — Increase of Facility B)

“Requested Increase Amount” has the meaning given to that term in paragraph (b) of Clause 2.2 (Accordion feature — Increase of Facility B)

“Rollover Loan” means one or more Facility B Loans or Facility C Loans:

(a)                                  made or to be made on the same day that one or more maturing Facility B Loans or Facility C Loans (as applicable) is or are due to be repaid;

(b)                                  the aggregate amount of which is equal to or less than the maturing Facility B Loan(s) or Facility C Loan(s) (as applicable) (unless it is more than the maturing Facility B Loan(s) or Facility C Loan(s) (as applicable) solely because it arose as a result of the operation of Clause 6.2 (Unavailability of a currency));

(c)                                   in the same currency as the maturing Facility B Loan(s) or Facility C Loan(s) (as applicable) (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)                                  made or to be made to the same Borrower for the purpose of refinancing the maturing Facility B Loan(s) or Facility C Loan(s) (as applicable).

“Screen Rate” means:

(a)                                  in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period;

(b)                                  in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period; and

(c)                                   in relation to NIBOR, the percentage rate per annum,

displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

“Secured Party” means a Finance Party or a Hedging Bank or, in the case of the Long Term Hedging Security Documents only, a Finance Party, a Hedging Bank or (other than for the purpose of Clause 19 (Guarantee and Indemnity)) a Long Term Hedging Bank.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Document” means any security document that may at any time be given as security for any of the Debt pursuant to or in connection with any Finance Document, Hedging Document or Long Term Hedging Document, including, without limitation, the Security Documents listed in paragraph 2 of Part I of Schedule 2 (Conditions precedent).

“Security Property” has the meaning given to it in Schedule 10 (Security agency provisions).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods) in relation to Facility A.

“Senior Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any Obligor to any Finance Party under or in connection with any Senior Finance Document (whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise), together with any related Additional Debt but excluding any Hedging Debt or Long Term Hedging Debt.

“Senior Finance Documents” means the Finance Documents other than the Hedging Documents and the Long Term Hedging Documents.

“Guaranteed Finance Party” means a Finance Party or a Hedging Bank.

“Senior Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any Finance Party under or in connection with any Senior Debt.

“Separate Loan” has the meaning given to that term in Clause 8.2 (Repayment of Facility B Loans and Facility C Loans).

“Specified Time” means a time determined in accordance with Schedule 14 (Timetables).

“Subsidiary” means, in relation to any company, corporation or other legal entity (a “holding company”), a company, corporation or other legal entity:

(a)                                  which is controlled, directly or indirectly, by the holding company;

(b)                                  more than half the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or

(c)                                   which is a subsidiary of another Subsidiary of the holding company,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to determine the composition of the majority of its board of directors or equivalent body.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means, in respect of each Facility, 31 January 2015.

“Total Ancillary Commitments” means the aggregate of the Ancillary Commitments.

“Total Facility B Ancillary Limit” means €100,000,000.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Total Facility C Ancillary Limit” means USD 66,000,000.

“Total Commitments” means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments, the Total Facility C Commitments and the Total Ancillary Commitments, being €600,000,000 at 4 May 2010, and, following any increase in the Facility B Commitment of a Lender pursuant to Clause 2.2 (Accordion feature — Increase of Facility B), shall at no time exceed €775,000,000.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being €183,000,000 at the date of this Agreement.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being €337,000,000 at 4 May 2010 and, following any increase in the Facility B Commitment of a Lender pursuant to Clause 2.2 (Accordion feature — Increase of Facility B), shall at no time exceed €512,000,000.

“Total Facility C Commitments” means the aggregate of the Facility C Commitments, being USD 105,600,000 as at the date of this Agreement.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)                                  the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                  the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Utilisation” means a Loan (but not a utilisation of an Ancillary Facility).

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2                         Construction

(a)                           Unless a contrary indication appears, any reference in this Agreement to:

(i)                                      the “Agent”, any “Ancillary Lender”, the “Arranger”, the “Bookrunner”, any “Finance Party”, any “Hedging Bank”, any “Lender”, any “Long Term Hedging Bank”, any “Obligor”, any “Party”, any “Secured Party” or the “Security Agent” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(ii)                                   “assets” includes present and future properties, revenues and rights of every description;

(iii)                                a Borrower providing “cash cover” for a letter of credit, bank guarantee or other contingent liability under an Ancillary Facility means a Borrower paying an amount in the currency of the letter of credit, bank guarantee or, as the case may be, contingent liability under the Ancillary Facility to an interest-bearing account in the name of the Borrower and the following conditions are met:

(A)                            the account is with the Security Agent or relevant Ancillary Lender for which that cash cover is to be provided;

(B)                            withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that letter of credit, bank guarantee or other contingent liability under that Ancillary Facility until no amount is or may be outstanding under that letter of credit, bank guarantee or contingent liability under that Ancillary Facility; and

(C)                            if the Security Agent or Ancillary Lender requires, the Borrower has executed a security document over that account, in form and substance satisfactory to the Security Agent or the Ancillary Lender with which that account is held, creating a first ranking security interest over that account;

(iv)                               a “Finance Document”, “Hedging Document”, “Long Term Hedging Document” or any other agreement or instrument is a reference to that Finance Document, Hedging Document, Long Term Hedging Document or other agreement or instrument as amended or novated;

(v)                                  “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)                               a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(vii)                            a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(viii)                         a provision of law is a reference to that provision as amended or re-enacted;

(ix)                               a time of day is a reference to London time;

(x)                                  a Borrower “repaying” or “prepaying” Ancillary Outstandings means:

(A)                            that Borrower providing cash cover for the Ancillary Outstandings;

(B)                            the maximum amount payable under the Ancillary Facility being reduced in accordance with its terms; or

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(C)                            the Ancillary Lender being satisfied that it has no further liability under that Ancillary Facility,

and the amount by which Ancillary Outstandings are, repaid or prepaid under sub-paragraphs (xi)(A) and (xi)(B) above is the amount of the relevant cash cover or reduction;

(xi)                               the “equivalent” in any currency (the “first currency”) of any amount in another currency (the “second currency”) shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at the Agent’s spot rate of exchange for the purchase of the first currency with the second currency in the London foreign exchange market at or about 11:00 a.m. on a particular day (or at or about such time and on such date as the Agent may from time to time reasonably determine to be appropriate in the circumstances); and

(xii)                            “guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness.

(b)                           Section, Clause and Schedule headings are for ease of reference only.

(c)                            Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                           A Default or an Event of Default is “continuing” if it has not been remedied or waived.

(e)                            In this Agreement, where it relates to a Dutch entity, a reference to:

(i)                                      a winding-up, administration or dissolution includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(ii)                                   a moratorium includes surséance van betaling and granted a moratorium includes surséance verleend;

(iii)                                insolvency includes a bankruptcy and moratorium;

(iv)                               a trustee in bankruptcy includes a curator;

(v)                                  an administrator includes a bewindvoerder;

(vi)                               “security right” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijke zekerheid);

(vii)                            an attachment includes a beslag; and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(viii)                         a subsidiary includes a dochtermaatschappij as defined in Article 2:24a of the Dutch Civil Code.

(f)                             In this Agreement, where it relates to an Irish entity, a reference to “examiner” and “examinership” shall have the meanings ascribed to such terms in the Irish Amendment Act 1990.

1.3                         Third Party Rights

(a)                           A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)                           Notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.4                         Currency Symbols and Definitions

(a)                           “€” and “euro” mean the single currency unit of the Participating Member States;

(b)                           “NOK” means the lawful currency for the time being of the Kingdom of Norway;

(c)                            “USD” and “$” mean the lawful currency for the time being of the United States of America;

(d)                           “Sterling” means the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland; and

(e)                            “CAD” means the lawful currency for the time being of Canada.

(f)                             “CLP” means the lawful currency for the time being of Chile.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SECTION 2

THE FACILITIES

2.                                THE FACILITIES

2.1                         The Facilities

Subject to the terms of this Agreement:

(a)                                  the Facility A Lenders make available to the Facility A Borrower a euro term loan facility in an aggregate amount equal to the Total Facility A Commitments;

(b)                                  the Facility B Lenders make available to the Facility B Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Facility B Commitments (part of which may, from time to time and in an aggregate amount at any time up to the Total Facility B Ancillary Limit, be designated an Ancillary Facility); and

(c)                                   the Facility C Lenders make available to the Facility C Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Facility C Commitments (part of which may, from time to time and in an aggregate amount at any time up to the Total Facility C Ancillary Limit, be designated an Ancillary Facility).

2.2                         Accordion feature — Increase of Facility B

(a)                           In this Clause 2.2:

“Accordion Amount” means the aggregate amount of any increase in the Facility B Commitments pursuant to Clause 2.2 (Accordion feature — Increase of Facility B); and

“Lender Accordion Amount” means, in relation to a Lender, an amount which bears the same proportion to the Accordion Amount as that Lender’s Commitment bears to the Total Commitments.

“Lender Increase Amount” means the amount by which each Lender agrees to increase its Facility B Commitments as requested by the Company pursuant to paragraph (f) of Clause 2.2 (Accordion feature — Increase of Facility B).

(b)                          So long as no Default has occurred and is continuing and subject to the provisions of this Clause 2.2, the Company may:

(i)                                      on one occasion;

(ii)                                   at any time prior to the fourth anniversary of this Agreement; and

(iii)                                on not less than 42 days’ written notice to the Agent,

request in writing to the Agent (a “Request”) an increase in the Facility B Commitment by an additional amount not exceeding €175,000,000, such additional amount being subject to the consent of the Majority Lenders.

(c)                            The Request shall set out:

(i)                                      the amount of the increase of Facility B Commitments being requested (the “Requested Increase Amount”);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(ii)                                   the date on which such Accordion Amount is requested to become effective which must be a date within the Availability Period for Facility B falling at least 42 days after the date of the Request; and

(iii)                                details of the purpose for which the Accordion Amount will be used, provided always that the purpose of any Loan must be to finance a Permitted Acquisition.

(d)                           The Agent shall promptly provide a copy of the Request to each Lender upon receipt thereof.

(e)                            The Lenders shall, on receipt of a Request, consult with the Company on the terms on which Facility B will be increased pursuant to this Clause 2.2.

(f)                             Each Lender shall have the right, for a period of 21 days following receipt of the Request by the Agent, to confirm by written notice to the Company and the Agent whether it consents to the Request, and whether it intends, having obtained all credit or other relevant internal approvals, to increase its Facility B Commitment in accordance with Clause 25.10 (Accordion Increase), by a principal amount equal to its Lender Accordion Amount.

(g)                            No Lender (or any successor thereto) shall have any obligations to increase its Facility B Commitment or incur any other obligations under this Agreement or any other Finance Document in relation to the Request.

(h)                           If any Lender does not elect to increase its Facility B Commitment pursuant to the Request, the Company may simultaneously request:

(i)                                      that each Lender participating in the Accordion Amount further increases its Facility B Commitment in addition to its Lender Accordion Amount (the amount by which each Lender agrees to increase its Lender Accordion Amount being the “Further Lender Accordion Amount”), and if an existing Lender agrees to further increase its Facility B Commitment it shall do so in accordance with Clause 25.10 (Accordion Increase); and

(ii)                                   that another bank or financial institution participates in the Accordion Amount (an “Acceding Lender Accordion Amount”) provided that, where one or more of the existing Lenders is increasing its Facility B Commitment under this Clause 2.2, this shall be on the same terms as agreed to increase Facility B pursuant to paragraph (e) above, in which case such bank or financial institution shall become an Acceding Lender in accordance with Clause 25.11 (Acceding Lender), in each case subject to paragraphs (i), (j) and (k) below.

(i)                               Where the sum of the Further Lender Accordion Amounts and the Lender Increase Amounts are sufficient to meet or exceed the Requested Increase Amount, the Further Lender Accordion Amounts shall be added to the Lender Increase Amounts until the Requested Increase Amount is reached (and if there is more than one Lender that wishes to participate in a Further Lender Accordion Amount, such Lenders shall, unless otherwise agreed, participate pro rata in the unsubscribed amount of the Requested Increase Amount).

(j)                              Where the sum of the Further Lender Accordion Amounts is, when added to the Lender Increase Amounts, not sufficient to meet the Requested Increase Amount, the Acceding Lender Accordion

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Amounts shall, at the Company’s discretion, be added to the Lender Increase Amounts and the Further Lender Accordion Amounts until the Requested Increase Amount is reached.

(k)                           An increase in the aggregate amount of the Facility B Commitments pursuant to this Clause (which may not exceed the Requested Increase Amount) shall become effective upon execution by the Agent of:

(i)                                      an Accordion Increase Certificate signed by the Company and by the relevant Lender whose Facility B Commitment is to be increased; and/or

(ii)                                   an Accordion Lender Accession Agreement signed by the Acceding Lender,

following which the Facility B Commitments shall automatically be increased by the Accordion Amount, being the aggregate of the amounts specified in each Accordion Increase Certificate and Accordion Lender Accession Agreement, and Schedule 1 (The Original Parties) shall automatically be deemed to be amended to reflect the Total Commitments of all Lenders after giving effect to the addition of such Accordion Amount.

2.3                         Increase

(a)                           The Company may by giving prior notice to the Agent by no later than the date falling five Business Days after the effective date of a cancellation of:

(i)                                      the Available Commitments of a Defaulting Lender in accordance with Clause 9.14 (Right of cancellation in relation to a Defaulting Lender); or

(ii)                                   the Commitments of a Lender in accordance with Clause 9.1 (Illegality),

request that the Total Commitments be increased (and the Total Commitments under that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(iii)                                the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the Company (each of which shall not be a member of the Group and which is further acceptable to the Agent (acting reasonably)) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(iv)                               each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(v)                                  each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vi)                               the Commitments of the other Lenders shall continue in full force and effect; and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(vii)                            any increase in the Total Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)                           An increase in the Total Commitments will only be effective on:

(i)                                      the execution by the Agent of an Increase Confirmation from the relevant Increase Lender;

(ii)                                   in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Company and the Increase Lender.

(c)                            Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)                           Unless the Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Company shall, on the date upon which the increase takes effect, promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.3.

(e)                            The Company shall pay to the Increase Lender a fee in the amount and at the times as may be agreed between the Company and the Increase Lender in a Fee Letter.

(f)                             Clause 25.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(i)                                      an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)                                   the “New Lender” were references to that “Increase Lender”; and

(iii)                                a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.4                         Finance Parties’ rights and obligations

(a)                           The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                          The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(c)                            A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.5                         Obligors’ agent

(a)                           Each Obligor (other than the Company) irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)                                      the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give and receive all notices, consents and instructions (including Utilisation Requests), to agree, accept and execute on its behalf all documents in connection with the Finance Documents (including amendments and variations of and consents under any Finance Document) and to execute any new Finance Document and to take such other action as may be necessary or desirable under or in connection with the Finance Documents; and

(ii)                                   each Secured Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company.

(b)                          Each Obligor (other than the Company) confirms that:

(i)                                      it will be bound by any action taken by the Company under or in connection with the Finance Documents; and

(ii)                                   each Secured Party may rely on any action purported to be taken by the Company on behalf of that Obligor.

2.6                         Acts of the Company

(a)                           The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:

(i)                                      any actual or purported irregularity in any act done, or failure to act, by the Company;

(ii)                                   the Company acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

(iii)                                any actual or purported failure by, or inability of, the Company to inform any Obligor of receipt by it of any notification under the Finance Documents.

(b)                           In the event of any conflict between any notices or other communications of the Company and any other Obligor, those of the Company shall prevail.

3.                                PURPOSE

3.1                         Purpose

(a)                           The Facility A Borrower shall apply all amounts borrowed by it under Facility A towards refinancing the original part-financing of the Acquisition, being the term facilities under the 2006 Facility Agreement.

(b)                           Each Facility B Borrower shall apply all amounts borrowed by it under Facility B, other than amounts available to the Company pursuant to Clause 2.2 (Accordion feature — Increase of Facility B) to finance the general corporate purposes of the Group and to refinance existing

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

interest-bearing debt of the Group and in the case of Chilean Facility B Borrowers, to finance direct exports of such Facility B Borrowers. The Company shall apply all amounts made available under Facility B pursuant to Clause 2.2 (Accordion feature — Increase of Facility B) for the general corporate purposes of the Group and, for the avoidance of doubt, not for any Permitted Acquisition).

(c)                            Each Facility C Borrower shall apply all amounts borrowed by it under Facility C to finance the general corporate purposes of the Group and to refinance existing interest-bearing debt of the Group and in the case of Chilean Facility C Borrowers, to finance direct exports of such Facility C Borrowers.

(d)                           No amount borrowed under Facility B or Facility C shall be applied for any purpose for which amounts borrowed under Facility A may be applied.

3.2                         Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                CONDITIONS OF UTILISATION

4.1                         Initial conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if, on or before the Utilisation Date for that Utilisation, the Agent has received all of the documents and other evidence listed in Part I (Conditions precedent to signing)  and Part II (Conditions precedent to first Utilisation) of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent, acting reasonably. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2                         Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)                                      in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(ii)                                   the Repeating Representations are true.

4.3                        Conditions relating to Optional Currencies

(a)                           A currency will constitute an Optional Currency in relation to a Facility B Loan if it is USD, NOK, CAD or Sterling only or in relation to a Facility C Loan if it is euro, NOK, CAD or Sterling only, or if:

(i)                                      it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(ii)                                   it has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request or Selection Notice for that Loan.

(b)                           If by the Specified Time the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will notify the Lenders of that request by the Specified Time. Based on any responses received by the Agent by the Specified Time, the Agent will confirm to the Company by the Specified Time:

(i)                                      whether or not the Lenders have granted their approval; and

(ii)                                   if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4                         Maximum number of Loans

(a)                           A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)                                      more than five Facility A Loans would be outstanding;

(ii)                                   more than 10 Facility B Loans with an Interest Period of one month would be outstanding or, in any case, more than 20 Facility B Loans would be outstanding; or

(iii)                                more than two Facility C Loans with an Interest Period of one month would be outstanding or, in any case, more than five Facility C Loans would be outstanding.

(b)                           A Borrower may not request that a Facility A Loan, be divided if, as a result of the proposed division, more than five Facility A Loans would be outstanding.

(c)                            Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(d)                           Any Separate Loan shall not be taken into account in this Clause 4.4.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SECTION 3

UTILISATION

5.                                UTILISATION

5.1                         Delivery of a Utilisation Request

A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2                         Completion of a Utilisation Request

(a)                           Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                      it identifies the Facility to be utilised;

(ii)                                   it identifies the relevant Borrower;

(iii)                                the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iv)                               the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(v)                                  the proposed Interest Period complies with Clause 11 (Interest Periods); and

(vi)                               it specifies the account and bank (which must be in the principal financial centre of the country of the currency of the Utilisation or, in the case of euro, the principal financial centre of a Participating Member State in which banks are open for general business on that day or London or any other principal financial centre agreed between the Company and the Agent, acting reasonably) to which the proceeds of the Utilisation are to be credited.

(b)                           Only one Loan may be requested in each Utilisation Request.

5.3                         Currency and amount

(a)                           The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)                          The amount of the proposed Loan must be:

(i)                                      for Facility A, a minimum of €50,000,000 and integral multiples of €5,000,000 or, if less, the Available Facility;

(ii)                                   for Facility B, subject to paragraph (c) below, if the currency selected is the Base Currency, a minimum of €5,000,000 and integral multiples of €500,000 or the equivalent in any Optional Currency, as selected, or if less, the Available Facility;

(iii)                                for Facility C, subject to paragraph (c) below, if the currency selected is the Base Currency, a minimum of USD 5,000,000 and integral multiples of USD 500,000 or the equivalent in any Optional Currency, as selected, or if less, the Available Facility;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(iv)                               if the currency selected is an Optional Currency pursuant to paragraph 4.3(a)(i) and paragraph 4.3(a)(ii) of Clause 4.3 (Conditions relating to Optional Currencies), the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to paragraph 4.3(b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(v)                                  in any event such that its Base Currency Amount is less than or equal to the Available Facility.

(c)                            In the case of Facility B and Facility C, taking into account the proposed Facility B Loan or proposed Facility C Loan, the aggregate amounts in the Base Currency of Facility B Loans or Facility C Loans with an Interest Period of one month that are outstanding shall not exceed 50 per cent. of the Total Facility B Commitments or 50 per cent. of the Total Facility C Commitments respectively.

5.4                         Lenders’ participation

(a)                           If the conditions set out in this Agreement have been met, and subject to Clause 8.2 (Repayment of Facility B Loans and Facility C Loans), each Lender participating in a Facility shall make its participation in each Loan under that Facility available by the Utilisation Date through its Facility Office under that Facility.

(b)                           The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)                            The Agent shall notify each Lender participating in a Facility of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation under that Facility and, if different, the amount of that participation to be made available in cash, in each case by the Specified Time.

5.5                         Cancellation of Commitment

(a)                           The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A.

(b)                           The Facility B Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B.

(c)                            The Facility C Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility C.

6.                                OPTIONAL CURRENCIES

6.1                         Selection of currency

A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Facility B Loan or Facility C Loan in a Utilisation Request.

6.2                         Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)                                  a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                                  a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3                         Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

7.                                ANCILLARY FACILITIES

7.1                         Establishment of Ancillary Facilities

One or more Ancillary Facilities may from time to time be established in favour of one or more Facility B Borrowers and Facility C Borrowers, in each case, which are also a Guarantor, in accordance with this Clause 7 by designating all or part of the Facility B Commitment or Facility C Commitment of a Lender as an Ancillary Commitment.

7.2                         Types of Ancillary Facility

Each Ancillary Facility may comprise any of the following (or any combination of the following):

(a)                                  overdraft, cheque clearing, automatic payment or other current account facilities;

(b)                                  guarantee, bonding or documentary or standby letter of credit facilities;

(c)                                   derivatives facilities for protection against or benefit from fluctuation in any rate or price in the ordinary course of trade (and not for speculative purposes);

(d)                                  international or domestic cash pooling facilities;

(e)                                   ordinary, bilateral local loan facilities; and

(f)                                    such other facilities as may be required and as the Agent and the relevant Ancillary Lender may agree.

7.3                         Request for Ancillary Facilities

(a)                           The Company may, at any time, request the establishment of an Ancillary Facility by delivery to the Agent of a duly completed Ancillary Facility Request.

(b)                           An Ancillary Facility Request relating to a proposed Ancillary Facility will not be regarded as duly completed unless it identifies:

(i)                                      the Facility under which it is to be designated an Ancillary Facility (which must be Facility B or Facility C);

(ii)                                   the Facility B Borrower(s) or the Facility C Borrower(s) under that Ancillary Facility as the case may be;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(iii)                                the Ancillary Lender (which must be a Facility B Lender or a Facility C Lender) which is to make available that Ancillary Facility under Facility B or Facility C respectively;

(iv)                               the type or types of facility to comprise that Ancillary Facility (which must comply with Clause 7.2 (Types of Ancillary Facility));

(v)                                  the date (the “Commencement Date”) on which that Ancillary Facility is to become available (which must be a date on which the Facility B or, as the case may be, Facility C is available to be drawn and must not be less than 10 Business Days after the date on which the Agent receives the Ancillary Facility Request);

(vi)                               the expiry date of that Ancillary Facility (which must fall on or before the Termination Date);

(vii)                            the amount of the Ancillary Commitment (which must be denominated in the Base Currency) which is to apply to that Ancillary Facility;

(viii)                         the currency or currencies (which must comply with paragraph (c) below) in which utilisations under that Ancillary Facility may be requested;

(ix)                               the margin, commitment fee and other fees payable in respect of that Ancillary Facility which in respect of Margin shall not exceed the Margin payable under Facility B or Facility C as the case may be; and

(x)                                  such other details in relation to that Ancillary Facility as the Agent may reasonably require.

(c)                            An Ancillary Facility shall only be available for utilisation in the Base Currency or a currency which:

(i)                                      is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the date for utilisation of that Ancillary Facility; and

(ii)                                   has been approved by the Agent (acting on the instructions of the Facility B Lenders or Facility C Lenders as the case may be) on or prior to receipt by the Agent of the Ancillary Facility Request for that Ancillary Facility.

(d)                           The Agent shall, promptly after receipt by it of an Ancillary Facility Request, notify each Facility B Lender or Facility C Lender, as the case may, be of that Ancillary Facility Request.

7.4                         Grant of Ancillary Facility

The relevant Facility B Lender or Facility C Lender identified in a duly completed Ancillary Facility Request shall become an Ancillary Lender authorised to make the proposed Ancillary Facility available with effect from the proposed Commencement Date, if the following conditions are fulfilled:

(a)                                  the proposed Ancillary Commitment under that Ancillary Facility is equal to or less than the Available Commitment of that Lender under the relevant Facility on that Commencement Date;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                                  the proposed Ancillary Commitment under that Ancillary Facility will not, when aggregated with the Ancillary Commitments under all other Ancillary Facilities designated under Facility B or Facility C, as the case may be in effect on that Commencement Date, exceed the Total Facility B Ancillary Limit or the Total Facility C Ancillary Limit; and

(c)                                   the proposed Ancillary Lender has notified the Agent by that Commencement Date that it agrees to make available that Ancillary Facility.

7.5                         Adjustments to Facility B Commitment or Facility C Commitment

(a)                           The Facility B Commitment or Facility C Commitment as the case may be of a Lender which is an Ancillary Lender shall (except for the purposes of determining the Majority Lenders and of Clause 9.12 (Right of replacement or repayment and cancellation in relation to a single Lender) be reduced by the amount of its Ancillary Commitments under Facility B and/or Facility C respectively.

(b)                           If and to the extent that:

(i)                                      any Ancillary Facility expires, or is cancelled (in whole or in part) in accordance with Clause 7.8 (Voluntary cancellation of Ancillary Facilities); and

(ii)                                   no amount is or may be payable to or by the Ancillary Lender in respect of that Ancillary Facility (or the relevant part of it),

the Facility B Commitment or Facility C Commitment of the relevant Lender will immediately be increased by an amount equal to the amount of the Ancillary Commitment of that Ancillary Facility (or, if less, that part of it which has expired or been cancelled).

7.6                         Terms of Ancillary Facilities

(a)                           The terms applicable to each Ancillary Facility shall be as agreed between the relevant Ancillary Lender and the relevant Borrower (as set out in the applicable Ancillary Facility Document), provided that:

(i)                                      those terms shall be consistent with this Clause 2.2 and the details set out in the Ancillary Facility Request;

(ii)                                   utilisations under an Ancillary Facility shall be used only for the general corporate purposes of the Group or, in respect of Chilean Borrowers, to finance direct exports of members of the Group incorporated in Chile;

(iii)                                the rate of interest, fees and other remuneration in respect of the Ancillary Facility shall be based upon the normal market rates and terms from time to time of that Ancillary Lender provided that the Margin shall not exceed the Margin payable under Facility B or Facility C as the case may be; and

(iv)                               cancellation, termination or enforcement of the Ancillary Facility shall only occur as described in Clause 7.8 (Voluntary cancellation of Ancillary Facilities), Clause 9 (Prepayment and cancellation) or Clause 24.14 (Acceleration).

(b)                           Any material variation to any Ancillary Facility (including any proposed increase or reduction in the Ancillary Commitment) shall be in accordance with and subject to this Clause 7.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(c)                            In the case of any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (i) Clause 33.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts (if applicable); and (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

7.7                         Limits on Ancillary Facilities

The Company shall ensure that:

(a)                                  the aggregate of all Ancillary Commitments in respect of Ancillary Facilities under Facility B does not at any time exceed the Total Facility B Ancillary Limit;

(b)                                  the aggregate of all Ancillary Commitments in respect of Ancillary Facilities under Facility C does not at any time exceed the Total Facility C Ancillary Limit; and

(c)                                   the Ancillary Outstandings under any Ancillary Facility do not at any time exceed the Ancillary Commitment under that Ancillary Facility.

7.8                         Voluntary cancellation of Ancillary Facilities

The Company may, if it gives the Agent and the relevant Ancillary Lender not less than 10 Business Days’ prior notice, cancel the whole or any part of the Ancillary Commitment under an Ancillary Facility.

7.9                         Notice in respect of Ancillary Facilities

(a)                           Each Ancillary Lender shall promptly notify the Agent of:

(i)                                      the establishment by it of any Ancillary Facility and the applicable Commencement Date;

(ii)                                   the amount of any Ancillary Facility which is cancelled or expires and the date of any such cancellation or expiry; and

(iii)                                any other information relating to any Ancillary Facility provided by it as the Agent may request, including the Ancillary Outstandings from time to time.

(b)                           The Agent may assume, unless it has received notice to the contrary in its capacity as agent for the Lenders, that no Ancillary Facility has expired or been cancelled in whole or part.

(c)                            Each Obligor consents to all information described in paragraph (a) above being disclosed to the Finance Parties.

7.10                  Ancillary Outstandings

The relevant Borrower under an Ancillary Facility shall repay or pay on the due date each amount payable under that Ancillary Facility.

7.11                  Affiliates of Lenders as Ancillary Lenders

(a)                           Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Facility B Commitment and/or Facility C Commitment is the amount set out opposite the relevant Lender’s

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

name in Part II of Schedule 1  (The Original Parties) and/or the amount of any Facility B Commitment and/or Facility C Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement. For the purposes of calculating the Lender’s Available Commitment with respect to Facility B and/or Facility C, the Lender’s Commitment shall be reduced to the extent of the aggregate of the Ancillary Commitments of its Affiliates under the relevant Facility.

(b)                           The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Agent pursuant to paragraph (b) of Clause 7.3 (Request for Ancillary Facilities).

(c)                            If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (as defined in Clause 25 (Changes to the Finance Parties), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(d)                           Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

8.                                REPAYMENT

8.1                         Repayment of Facility A Loans

(a)                           The Facility A Loans outstanding at the end of the Availability Period for Facility A shall be repaid on the following dates in the following amounts:

Facility A Repayment Date (months after the Original Signing Date)	Facility A Repayment Instalment (EUR)
6	16,000,000
12	16,000,000
18	16,000,000
24	0
30	0
36	16,000,000
42	16,000,000
48	16,000,000
54	16,000,000
Termination Date for Facility A	71,000,000

(b)                           No Borrower may reborrow any part of Facility A which is repaid.

8.2                         Repayment of Facility B Loans and Facility C Loans

(a)                           Subject to paragraph (c) below, each Borrower which has drawn a Facility B Loan or a Facility C Loan shall repay that Loan on the last day of that Loan’s Interest Period.

(b)                           Without prejudice to each Borrower’s obligation under paragraph (a) above, if one or more Facility B Loans or Facility C Loans are to be made available to a Borrower:

(i)                                      on the same day that a maturing Facility B Loan or Facility C Loan is due to be repaid by that Borrower;

(ii)                                   in the same currency as the maturing Facility B Loan or Facility C Loan; and

(iii)                                in whole or in part for the purpose of refinancing the maturing Facility B Loan or Facility C Loan;

the aggregate amount of the new Facility B Loans or Facility C Loans shall be treated as if applied in or towards repayment of the maturing Facility B Loan or Facility C Loan so that:

(A)                            if the amount of the maturing Facility B Loan or Facility C Loan exceeds the aggregate amount of the new Facility B Loans or Facility C Loans:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(1)                              the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(2)                              each Lender’s participation (if any) in the new Facility B Loans or Facility C Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Facility B Loan or Facility C Loan and that Lender will not be required to make its participation in the new Facility B Loans or Facility C Loans available in cash; and

(B)                            if the amount of the maturing Facility B Loan or Facility C Loan is equal to or less than the aggregate amount of the new Facility B Loans or Facility C Loans:

(1)                              the relevant Borrower will not be required to make any payment in cash; and

(2)                              each Lender will be required to make its participation in the new Facility B Loans or Facility C Loans available in cash only to the extent that its participation (if any) in the new Facility B Loans or Facility C Loans exceeds that Lender’s participation (if any) in the maturing Facility B Loan or Facility C Loan and the remainder of that Lender’s participation in the new Facility B Loans or Facility C Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Facility B Loan or Facility C Loan.

(c)                            At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Facility B Loans or Facility C Loans then outstanding will be automatically extended to the Termination Date in relation to Facility B or Facility C and will be treated as separate Facility B Loans or Facility C Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

(d)                           A Borrower to whom a Facility B Loan or Facility C Loan is outstanding may prepay that Loan by giving five Business Days’ prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)                            Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Defaulting Lender on the last day of each Interest Period of that Loan.

(f)                             The terms of this Agreement relating to Facility B Loans and/or Facility C Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

(g)                            On the Termination Date, each Borrower under Facility B or Facility C shall repay all amounts (if any) owing or outstanding under that Facility B or Facility C together with accrued interest.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

8.3                         Repayment of Ancillary Facilities

On the Termination Date, each Borrower under an Ancillary Facility shall repay all amounts (if any) owing or outstanding under that Ancillary Facility.

9.                                PREPAYMENT AND CANCELLATION

9.1                         Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender or an Ancillary Lender to perform any of its obligations as contemplated by this Agreement or, in the case of an Ancillary Lender, any Ancillary Facility Document or to fund or maintain its participation in any Utilisation or, in the case of an Ancillary Lender, any utilisation under any Ancillary Facility:

(a)                                  that Lender or, as the case may be, that Ancillary Lender shall promptly notify the Agent upon becoming aware of that event;

(b)                                  upon the Agent notifying the Company:

(i)                                  the Commitment of that Lender or, as the case may be, the commitment of that Ancillary Lender under that Ancillary Facility will be immediately cancelled; and/or

(ii)                               that Ancillary Lender shall not be obliged to issue any guarantee, bond or letter of credit under that Ancillary Facility;

(c)                                   the Company shall ensure that the relevant Borrower shall use its best endeavours to procure the release of each outstanding letter of credit and bank guarantee;

(d)                                  each Borrower shall:

(i)                                  repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law); and/or

(ii)                               repay each amount payable or, as the case may be, provide full cash cover in respect of each contingent liability under each Ancillary Facility of that Ancillary Lender on the next due date occurring after the Agent has notified the Company or, if earlier, the date specified by the Ancillary Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

9.2                         Change of control

(a)                           If:

(i)                                      the Company ceases to be a publicly listed company with the Oslo Stock Exchange (or any such other reputable exchange); or

(ii)                                   if any person or group of persons acting in concert (other than John Fredriksen and/or any entity controlled by John Fredriksen) gains control of the Company,

then:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(iii)                                the Company shall promptly notify the Agent upon becoming aware of that event;

(iv)                               a Lender shall not be obliged to fund a Utilisation or a utilisation of an Ancillary Facility (except for a Rollover Loan); and

(v)                                  the Agent shall, by not less than 90 days’ notice to the Company, (except, in the case of paragraphs (i) and (ii) above, if the Majority Lenders have consented to the new shareholder(s) gaining control of the Company, such consent not to be unreasonably withheld), cancel the Total Commitments and declare all outstanding Loans and Ancillary Outstandings, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)                           For the purpose of paragraph (a) above, “control” means having (i) 50 per cent. or more of the voting rights on the shares issued in the capital of the Company, or (ii) having the right to appoint or remove a majority of the Company’s board of directors or (iii) pursuant to an agreement or otherwise, controlling 50 per cent. or more of the voting rights in the Company.

(c)                            For the purpose of paragraph (a) above, “acting in concert” means a group of persons who pursuant to an agreement or understanding (whether formal or informal) actively co-operate through the acquisition by any of them, either directly or indirectly, of shares in the Company with a view to obtaining or consolidating control of the Company.

9.3                         Mandatory prepayment from Net Sale Proceeds

(a)                           In this Clause 9.3:

“Net Sale Proceeds” means the cash or cash equivalent proceeds (including, when received, the cash or cash equivalent proceeds of any deferred consideration, whether by way of adjustment to the purchase price or otherwise) received by a member of the Group in connection with the sale, transfer or other disposal by any member of the Group of an asset (other than in the ordinary course of trading) after deducting:

(i)                                      reasonable fees and reasonable transaction costs properly incurred in connection with that sale, transfer or disposal; and

(ii)                                   Taxes paid or reasonably estimated by the Company to be payable (as certified by the Company to the Agent) as a result of that sale, transfer or disposal.

(b)                           The Company shall ensure that any Net Sale Proceeds are paid into the Prepayment Account for application in accordance with Clause 9.7 (Application of Net Sale Proceeds and Insurance Proceeds).

(c)                            Paragraph (b) above does not apply to Net Sale Proceeds:

(i)                                      up to an aggregate amount of [***] in any financial year; or

(ii)                                   arising from the sale of fixed assets where such Net Sale Proceeds have within 12 months of the disposal of the fixed assets been applied towards the purchase of other fixed assets for use in the Group’s business.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

9.4                         Mandatory prepayment from Insurance Proceeds

In this Clause 9.4:

“Insurance Proceeds” means:

(i)                                      proceeds exceeding [***] or its equivalent in another currency or currencies in respect of any individual claim or related claims received by any member of the Group under or pursuant to any insurance policy or captive insurance arrangement against loss or destruction (or equivalent) after the date of this Agreement; but

(ii)                                   excluding any proceeds in respect of any individual claim or related claims received by any member of the Group under or pursuant to any insurance policy or captive insurance arrangement against loss resulting from business interruption after the date of this Agreement.

(b)                           The Company shall ensure that all Insurance Proceeds are paid into the Prepayment Account for application in accordance with Clause 9.7 (Application of Net Sale Proceeds and Insurance Proceeds).

(c)                            Paragraph (b) above does not apply to any Insurance Proceeds to the extent that such Insurance Proceeds have within six months of receipt been applied to replace, repair or reinstate the asset(s) to which those Insurance Proceeds relate.

9.5                         Capital Market Issue Proceeds

(a)                           In this Clause 9.5 “Capital Market Issue Proceeds” means [***] of any cash or cash equivalent proceeds received by a member of the Group from the issuance of a convertible or regular bond, as permitted by paragraph (b)(vi) of Clause 23.4 (Financial Indebtedness) after deducting (if applicable):

(i)                                      reasonable transaction costs incurred in connection with the issuance of the convertible or regular bond ;

(ii)                                   reasonable transaction costs incurred in connection with the Permitted Acquisition;

(iii)                                proceeds used to fund the purchase price of a Permitted Acquisition;

(iv)                               in relation to such Permitted Acquisition proceeds applied in reducing the indebtedness of the target as contractually required by the relevant acquisition documents or this Agreement; and

(v)                                  proceeds applied for the purpose of funding the working capital requirements in relation to such Permitted Acquisition.

(b)                           The Company shall ensure that any Capital Market Issue Proceeds are paid into the Prepayment Account for application in accordance with Clause 9.8 (Application of Capital Market Issue Proceeds).

9.6                         Prepayment Account

(a)                           In this Clause 9.6:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“Proceeds” means Net Sale Proceeds, Insurance Proceeds and/or Capital Market Issue Proceeds.

(b)                           The Company shall ensure that all Proceeds (or an equal amount) are paid directly into (or as soon as practicable after receipt are transferred into) the Prepayment Account other than:

(i)                                      any Net Sale Proceeds falling within paragraph (c) of Clause 9.3 (Mandatory prepayment from Net Sale Proceeds); and

(ii)                                   any Insurance Proceeds falling within paragraph (c) of Clause 9.4 (Mandatory prepayment from Insurance Proceeds).

The Proceeds referred to in paragraphs (i) and (ii) above shall be immediately paid into the Prepayment Account if they are not applied for the purposes, and within the time, permitted by the relevant clause.

(c)                            Within five Business Days after the date (the “Receipt Date”) on which any such Proceeds have been received by any member of the Group (or have become Proceeds), the Company shall notify the Agent of the Receipt Date and of the amount in euro equal or equivalent to those Proceeds and the proposed date of prepayment of those proceeds (the “Prepayment Date”) must be at least five Business Days after the date of that Notice.

(d)                           No amount may be withdrawn or transferred from the Prepayment Account except:

(i)                                      to make the prepayments required under Clause 9.8 (Application of Proceeds) or as otherwise permitted under this Agreement; or

(ii)                                   with the prior consent of all the Lenders.

9.7                         Application of Net Sale Proceeds and Insurance Proceeds

(a)                           Net Sale Proceeds and Insurance Proceeds paid into the Prepayment Account pursuant to Clause 9.6 (Prepayment Account) shall, subject to any other instruction of the Majority Lenders, be applied in the following order, in each case until the relevant Utilisations or other liabilities have been satisfied in full:

(i)                                      first, in prepayment of the Facility A Loans;

(ii)                                   second, in prepayment and permanent reduction pro rata of Facility B Loans and Facility C Loans and loans outstanding under the Ancillary Facilities;

(iii)                                third: in cancellation pro rata of any Available Commitment under Facility B and Facility C and release to the Company of the corresponding amount of cash from the Prepayment Account;

(iv)                               fourth, in prepayment and permanent reduction pro rata of any contingent liability under any Ancillary Facility; and

(v)                                  fifth, in cancellation pro rata of any Available Ancillary Commitment under Facility B and Facility C.

(b)                           Any Proceeds to be applied in prepayment of any Facility A Loan under paragraph (i) above shall be applied on the earlier of the Prepayment Date and the last day of the Interest Period relating

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

to that Loan to the extent not prohibited by reason of any applicable financial assistance laws or other legal impediment, provided that in such case the Company shall use its reasonable endeavours, and shall procure that any other member of the Group uses its reasonable endeavours, to overcome any such impediment, failing which, such amount shall be applied in accordance with the order set out in paragraphs (ii) - (v) above.

(c)                            Any prepayment of Facility A Loans under this Clause 9.7 shall satisfy the obligations under Clause 8.1 (Repayment of Facility A Loans) in inverse chronological order.

(d)                           No Borrower may reborrow any part of a Facility which is prepaid pursuant to paragraphs (a)(i) and/or (a)(ii) above, and in the relevant Facility shall be cancelled to that extent.

9.8                         Application of Capital Market Issue Proceeds

(a)                           Any Capital Market Issue Proceeds paid into the Prepayment Account pursuant to Clause 9.6 (Prepayment Account) shall be applied as follows, in each case until all Utilisations or other liabilities have been satisfied in full:

(i)                                      first:

(A)                        subject to paragraph (e) below, 50 per cent. of the Capital Market Issue Proceeds in prepayment of Facility A Loans and in prepayment and permanent reduction of Facility B Loans or Facility C Loans; and

(B)                        50 per cent. of the Capital Market Issue Proceeds, in prepayment and permanent reduction of Facility B Loans and Facility C Loans and loans outstanding under the Ancillary Facilities;

(ii)                                   second, in cancellation pro rata of any Available Commitment under Facility B and Facility C and release to the Company of the corresponding amount of cash from the Prepayment Account;

(iii)                                third, in prepayment and permanent reduction pro rata of any contingent liability under any Ancillary Facility; and

(iv)                               fourth, in cancellation pro rata of any Available Ancillary Commitment under Facility B and Facility C.

(b)                           Any Proceeds to be applied in prepayment of any Facility A Loan under paragraph (a)(i)(A) above shall be applied on the earlier of the Prepayment Date and the last day of the interest Period relating to that Loan to the extent not prohibited by reason of any applicable financial assistance laws or other legal impediment, provided that in such case the Company shall use its reasonable endeavours, and shall procure that any other member of the Group uses its reasonable endeavours, to overcome any such impediment, failing which, such amount shall be applied in accordance with paragraph (a)(i)(B) above.

(c)                            Any prepayment of Facility A Loans under this Clause 9.8 shall satisfy the obligations under Clause 8.1 (Repayment of Facility A Loans) in the order specified by the Borrowers or, in the absence of any such specification in inverse chronological order.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(d)                           Any amount prepaid under this Clause 9.8 shall not be made available for re-borrowing and the relevant Facility shall be cancelled to that extent.

(e)                            The Borrower shall apply the amount described in paragraph (a)(i) above against the Facility A Loans, Facility B Loans and/or Facility C Loans as the Borrower may select in respect of application against the Facilities and repayment instalments.

9.9                         Voluntary cancellation

The Company may, if it gives the Agent not less than 10 Business Days’ (or such shorter period as the Majority Facility B Lenders or Majority Facility C Lenders may agree) prior notice, cancel the whole or any part (being in the case of Facility B a minimum amount of €5,000,000 and in integral multiples of €500,000 and in the case of Facility C, USD5,000,000 and integral multiples of USD500,000) of an Available Facility. Any cancellation under this Clause 9.9 shall reduce the Commitments of the Lenders rateably under that Facility.

9.10                  Voluntary prepayment of a Facility A Loan

(a)                           A Borrower to which a Facility A Loan, has been made may, if it gives the Agent not less than 10 Business Days’ (or such shorter period as the Majority Facility A Lenders may agree) prior notice, prepay the whole or any part of any Facility A Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Facility A Loan by a minimum amount of €5,000,000 and in integral multiples of €500,000).

(b)                           A Facility A Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Facility is zero).

(c)                            Any prepayment made under this Clause 9.10 shall be applied in prepayment of Facility A Repayment Instalments in chronological order.

9.11                  Voluntary prepayment of Facility B Loans and Facility C Loans

The Borrower to which a Facility B Loan or Facility C Loan has been made may, if it gives the Agent not less than 10 Business Days’ (or such shorter period as the Majority Facility B Lenders or the Majority Facility C Lenders (as applicable) may agree) prior notice, prepay the whole or any part of a Facility B Loan or Facility C Loan, as applicable, (but, if in part, being an amount that reduces the Base Currency Amount of the Facility B Loan or Facility C Loan by a minimum amount of €5,000,000 and in integral multiples of €500,000).

9.12                  Right of replacement or repayment and cancellation in relation to a single Lender

(a)                           If:

(i)                                      any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up); or

(ii)                                   any Lender claims indemnification from the Company under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs),

the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment and Ancillary Commitment, if any, of that Lender and its intention to procure the repayment of that Lender’s

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)                           On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment and Ancillary Commitment, if any, of that Lender shall immediately be reduced to zero.

(c)                            On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan on utilisation of any Ancillary Facility is outstanding shall repay that Lender’s participation in that Loan or utilisation of Ancillary Facility granted by that Lender or, as the case may be, provide full cash cover in respect of a contingent liability under an Ancillary Facility.

(d)                           The Company may, in the circumstances set out in paragraph (a) above, on five Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 25 (Changes to the Finance Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 25 (Changes to the Finance Parties) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 25.8 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)                            The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)                                      the Company shall have no right to replace the Agent;

(ii)                                   neither the Agent nor any Lender shall have any obligation to find a replacement Lender; and

(iii)                                in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

9.13                  Restrictions

(a)                           Any notice of cancellation or prepayment given by any Party under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                           Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                            No Borrower may reborrow any part of Facility A which is prepaid.

(d)                           Unless a contrary indication appears in this Agreement (including, for the avoidance of doubt, under Clause 9.7 (Application of Net Sale Proceeds and Insurance Proceeds), and Clause 9.8

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(Application of Capital Market Issue Proceeds), any part of Facility B or Facility C which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(e)                            The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)                             Subject to Clause 2.3 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)                            If the Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(h)                           If all or part of a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the Base Currency Amount of the amount of the Loan which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph (h) shall reduce the Commitments of the Lenders rateably under that Facility.

9.14                  Right of cancellation in relation to a Defaulting Lender

(a)                           If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)                           On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)                            The Agent shall, as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

9.15                  Effect of cancellation and prepayment on scheduled repayments

If any of the Facility A Loans are prepaid in accordance with Clause 9.12 (Right of replacement or repayment and cancellation in relation to a single Lender) or Clause 9.1 (Illegality) then the amount of the repayment instalment for each repayment date as set out in Clause 8.1 (Repayment of Facility A Loans) falling after that prepayment will reduce pro rata by the amount of the Facility A Loan prepaid.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SECTION 5

COSTS OF UTILISATION

10.                         INTEREST

10.1                  Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                  Margin;

(b)                                  LIBOR or, in relation to any Loan in euro, EURIBOR or, in relation to any Loan in NOK, NIBOR; and

(c)                                   Mandatory Cost, if any.

10.2                  Payment of interest

(a)                           The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

(b)                           If the circumstances contemplated in paragraph (c) of the definition of Margin apply, the Company shall promptly pay to the Agent any amount necessary to put the Agent and Lenders in the position they would have been in had the appropriate rate of the Margin applied during that period.

10.3                  Default interest

(a)                           If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 2 per cent. and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)                           If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                      the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                   the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 2 per cent. and the rate which would have applied if the overdue amount had not become due.

(c)                            Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

10.4                  Notification of rates of interest

The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

11.                         INTEREST PERIODS

11.1                  Selection of Interest Periods

(a)                           A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)                           Each Selection Notice for a Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Company on behalf of a Borrower) to which that Facility A Loan was made not later than the Specified Time.

(c)                            If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 11.2 (Changes to Interest Periods), be three Months.

(d)                           Subject to this Clause 11, a Borrower (or the Company) may select an Interest Period of three or six Months for a Facility A Loan or an Interest Period of one, three or six Months for a Facility B Loan or a Facility C Loan, or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders participating in the relevant Loan). In addition a Borrower (or the Company on its behalf) may select an Interest Period of less than one Month (in relation to Facility A), if necessary to ensure that there are sufficient Facility A Loans (with an aggregate Base Currency Amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a Facility A Repayment Date for the Borrowers to make the Repayment Instalment due on that date.

(e)                            An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)                             Each Interest Period for a Facility A Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)                            Each Facility B Loan and Facility C Loan has one Interest Period only.

11.2                  Changes to Interest Periods

(a)                           Prior to determining the interest rate for a Facility A Loan, the Agent may shorten an Interest Period for any Facility A Loan to ensure that there are sufficient Facility A Loans with an Interest Period ending on a Facility A Repayment Date for the Facility A Borrower to make the Repayment Instalment due on that Facility A Repayment Date.

(b)                           If the Agent makes any of the changes to an Interest Period referred to in this Clause 11.2, it shall promptly notify the Company and the Lenders.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

11.3                  Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.4                  Consolidation and division of Facility A Loans

(a)                           Subject to paragraph (b) below, if two or more Interest Periods:

(i)                                      relate to Facility A Loans made to the same Borrower; and

(ii)                                   end on the same date,

those Facility A Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Facility A Loan on the last day of the Interest Period.

(b)                           Subject to Clause 4.4 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Facility A Loan be divided into two or more Facility A Loans that Facility A Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the Base Currency Amount of the Facility A Loan immediately before its division.

12.                         CHANGES TO THE CALCULATION OF INTEREST

12.1                  Absence of quotations

Subject to Clause 12.2 (Market disruption):

(a)                                  if EURIBOR, LIBOR or NIBOR, as applicable, is to be determined by reference to the Base Reference Banks but a Base Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR, LIBOR or NIBOR shall be determined on the basis of the quotations of the remaining Base Reference Banks; or

(b)                                  if Clause 12.3 (Alternative Reference Bank Rate) applies but an Alternative Reference Bank does not supply a quotation before close of business in London on the date falling one Business Day after the Quotation Day for that Loan, the applicable Alternative Reference Bank Rate shall be determined on the basis of the quotations of the remaining Alternative Reference Banks.

12.2                  Market disruption

(a)                           If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                      the Margin;

(ii)                                   the Alternative Reference Bank Rate or (if an Alternative Market Disruption Event has occurred with respect to that Loan for the relevant Interest Period of that Loan)] the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling two Business Days after the Quotation Day (or, if earlier, on

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

the date falling two Business Days prior to the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)                                the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)                           If:

(i)                                      the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above is less than the Alternative Reference Bank Rate; or

(ii)                                   a Lender has not notified the Agent of a percentage rate per annum pursuant to paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Alternative Reference Bank Rate.

(c)                            In this Agreement:

“Alternative Market Disruption Event” means:

(i)                                      before close of business in London on the date falling one Business Day after the Quotation Day for the relevant Interest Period of the Loan, none or only one of the Alternative Reference Banks supplies a rate to the Agent to determine the Alternative Reference Bank Rate for the relevant Interest Period of the Loan; or

(ii)                                   before close of business in London on the date falling two Business Days after the Quotation Day for the relevant Interest Period of the Loan, the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of the Alternative Reference Bank Rate; and

“Market Disruption Event” means:

(iii)                                at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Base Reference Banks supplies a rate to the Agent to determine EURIBOR, LIBOR or NIBOR, as applicable, for the relevant currency and Interest Period; or

(iv)                               before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR, LIBOR or NIBOR, as applicable.

12.3                  Alternative Reference Bank Rate

(a)                           If a Market Disruption Event occurs, the Agent shall as soon as is practicable request each of the Alternative Reference Banks to supply to it the rate at which that Alternative Reference Bank could have borrowed funds in the relevant currency and for the relevant period in the London

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

interbank market or, in relation to a Loan in euro, the European interbank market or in relation to a Loan in NOK, the Oslo interbank market at or about 11:00 a.m. or, in relation to a Loan in euro or NOK, at or about 11:00 a.m. (Brussels time) on the Quotation Day for the Interest Period of that Loan, were it to have done so by asking for and then accepting interbank offers for deposits in reasonable market size in the currency of that Loan and for a period comparable to the Interest Period of that Loan.

(b)                           As soon as is practicable after receipt of the rates supplied by the Alternative Reference Banks, the Agent will notify the Company and the Lenders of the arithmetic mean of the rates supplied to it in accordance with paragraph (a) above (rounded upwards to four decimal places) (the “Alternative Reference Bank Rate”).

12.4                  Alternative basis of interest or funding

(a)                           If an Alternative Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                           Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

12.5                  Break Costs

(a)                           Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                           Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.                         FEES

13.1                  Commitment fee

(a)                           The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of [***] per cent. of the applicable Margin for each Facility per annum on that Lender’s Available Commitment for each Facility from the earlier of (i) the date of first Utilisation and (ii) 26 May 2010, up to and including the last day of the Availability Period as applicable to each Facility.

(b)                           The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)                            No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

13.2                  Arrangement and Participation Fee

The Company shall pay to the Agent (for the Arranger) arrangement and participation fees in the amounts and at the times agreed in a Fee Letter.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

13.3                  Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13.4                  Ancillary Facility fees

The Company or the relevant Borrower shall pay to the relevant Ancillary Lender the Ancillary Facility fee(s), including the Ancillary Facility commitment fee(s), in the amount(s) and at the times agreed in the relevant Ancillary Facility Document.

13.5                  Security agency fee

The Company shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

14.                         TAX GROSS-UP AND INDEMNITIES

14.1                  Definitions

(a)                           In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

“Treaty Lender” means, in respect of a jurisdiction, a Lender entitled under the provisions of a double taxation treaty to receive payments of interest from a person resident in that jurisdiction without a Tax Deduction (subject to the completion of any necessary procedural formalities).

(b)                           Unless a contrary indication appears, in this Clause 14 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

14.2                  Tax gross-up

(a)                           Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                           The Company shall, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)                            If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                           An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed on a payment of interest on a Loan, if on the date on which the payment falls due, the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(e)                            If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)                             Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)                            A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

14.3                  Tax indemnity

(a)                           The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                           Paragraph (a) above shall not apply:

(i)                                      with respect to any Tax assessed on a Finance Party:

(A)                            under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                            under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                                   to the extent a loss, liability or cost:

(A)                            is compensated for by an increased payment under Clause 14.2 (Tax gross-up); or

(B)                            would have been compensated for by an increased payment under Clause 14.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 14.2 (Tax gross-up) applied.

(c)                            A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)                           A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Agent.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

14.4                  Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                                  a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)                                  that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5                  Lender Status Confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, whether it is a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Clause 14.5 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Treaty Lender until such time as it notifies the Agent it is a Treaty Lender (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate, Assignment Agreement or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 14.5.

14.6                  Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.7                  Value added tax

(a)                           All amounts set out, or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)                           If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(c)                            Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)                           Any reference in this Clause 14.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

15.                         INCREASED COSTS

15.1                  Increased Costs

(a)                           Subject to Clause 15.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)                           In this Agreement,

“Basel III” means:

(i)                                      the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)                                   the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)                                any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Increased Costs” means:

(i)                                      a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                   an additional or increased cost; or

(iii)                                a reduction of any amount due and payable under any Finance Document,

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2                  Increased Cost claims

(a)                           A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)                           Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

15.3                  Exceptions

(a)                           Clause 15.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)                                      attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                   compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied);

(iii)                                compensated for by the payment of the Mandatory Cost;

(iv)                               attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)                                  attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) (but excluding any amendment arising out of Basel III) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)                           In this Clause 15.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 14.1 (Definitions).

16.                         OTHER INDEMNITIES

16.1                  Currency indemnity

(a)                           If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                      making or filing a claim or proof against that Obligor;

(ii)                                   obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                           Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2                  Other indemnities

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)                                  the occurrence of any Event of Default;

(b)                                  a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(c)                                   funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)                                  a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

16.3                  Indemnity to the Agent and the Security Agent

The Company shall promptly indemnify the Agent and the Security Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)                                  investigating any event which it reasonably believes is a Default; or

(b)                                  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

17.                         MITIGATION BY THE LENDERS

17.1                  Mitigation

(a)                           Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                           Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

17.2                  Limitation of liability

(a)                           The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b)                           A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18.                         COSTS AND EXPENSES

18.1                  Transaction expenses

The Company shall promptly on demand pay the Agent, the Security Agent, the Arranger and the Bookrunner the amount of all costs and expenses (including internal and external legal fees, travel and printing expenses) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of:

(a)                                  this Agreement and any other documents referred to in this Agreement; and

(b)                                  any other Finance Documents executed after the date of this Agreement.

18.2                  Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.10 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

18.3                  Enforcement costs

The Company shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

18.4                  Security Agent expenses

The Company shall promptly on demand pay the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the administration or release of any Security created pursuant to any Security Document.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SECTION 7

GUARANTEE

19.                         GUARANTEE AND INDEMNITY

19.1                  Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)                                  guarantees to each Guaranteed Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)                                  undertakes with each Guaranteed Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                   agrees with each Guaranteed Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee.

19.2                  Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3                  Reinstatement

If any discharge release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, examinership, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4                  Waiver of defences

The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Guaranteed Finance Party) including:

(a)                                  any time, waiver or consent granted to, or composition with, any Obligor or other person;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                                  the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                   the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                                   any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security, including without limitation any change in the purpose of, any extension of or any increase in, or change to any facility or the addition of any new facility made available under any Finance Document or other document or security;

(f)                                    any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)                                   any insolvency, examinership or similar proceedings; or

(h)                                  anything which would not have released or reduced the liability of the Guarantor had it been a principal debtor of the Lender instead of a guarantor.

19.5                  Immediate recourse

Each Guarantor waives any right it may have of first requiring any Guaranteed Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6                  Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Guaranteed Finance Party (or any trustee or agent on its behalf) may:

(a)                                  refrain from applying or enforcing any other moneys, security or rights held or received by that Guaranteed Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                                  hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 19.

19.7                  Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent or, as the case may be, the Security Agent otherwise directs, no Guarantor will exercise any rights which it may

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19:

(a)                                  to be indemnified by an Obligor;

(b)                                  to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)                                   to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Guaranteed Finance Party;

(d)                                  to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 19.1 (Guarantee and indemnity);

(e)                                   to exercise any right of set-off against any Obligor; and/or

(f)                                    to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 30 (Payment mechanics).

19.8                  Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)                                  that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)                                  each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

19.9                  Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Guaranteed Finance Party.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

19.10           Limitation on guarantees by Norwegian Guarantors

Without limiting the generality of the foregoing, the obligations and liabilities of any Guarantor incorporated in Norway (other than the Company), in its capacity as a Guarantor under this Clause 19 or as provider of Security under or pursuant to any Security Document, shall be deemed to have been given only to the extent that such guarantee or providing of Security does not violate Section 8-10 of the Norwegian Limited Companies Act (lov av 13. juni 1997 nr 44 om aksjeselskaper - the “Act”) (as amended).

19.11           Limitations on guarantees by Dutch Guarantors

The guarantee of any Dutch Guarantor shall be deemed to have been given only to the extent that such guarantee does not violate the prohibition on financial assistance contained in Sections 2:98c and 2:207c of the Dutch Civil Code (Burgerlijk Wetboek).

19.12           Limitations on guarantees by Belgian Guarantors

The obligations of any Guarantor which is incorporated and existing under the laws of Belgium (a “Belgian Guarantor”), in its capacity as a Guarantor under this Clause 19, shall not include any liability which would constitute an illegal financial assistance (as determined in Article 629 of the Belgian Companies Code) and shall be limited, at any time, to a maximum aggregate amount equal to the greater of:

(a)                                  an amount equal to 90 per cent. of that Belgian Guarantor’s net assets (as determined in accordance with the Belgian Companies Code and accounting principles generally accepted in Belgium) as shown by its most recent audited annual financial statements at the time the relevant demand is made or, where such annual financial statements are older than three months, on the date on which the relevant demand is made, by audited interim accounts not older than three months; or

(b)                                  the aggregate of (i) the outstanding principal amounts borrowed by that Belgian Guarantor under any Finance Documents and (ii) (excluding amounts already included under (i) above and without double counting) any outstanding intra-group loans, advances or facilities made to the Belgian Guarantor and its Subsidiaries by any other member of the Group directly and/or indirectly using all or part of the proceeds under any Finance Documents (whether or not such intra-group loan is retained by the relevant Belgian Guarantor or the relevant Subsidiary for its own purposes or on-lent) at the time the relevant demand is made.

19.13           Limitations on guarantees by Guarantors incorporated in Delaware, or any other state of the United States

The obligations guaranteed under this Agreement by any Additional Guarantor incorporated in Delaware, or any other state of the United States, as applicable, shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of that Additional Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for a equitable contribution among that Additional Guarantor and any other Guarantor, result in the obligations in respect of which this Agreement relates in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

19.14           Limitations on guarantees by Guarantors incorporated in England and Wales, Scotland or Northern Ireland

The obligation and liabilities of any Guarantor which is incorporated and existing under the laws of England and Wales, Scotland or Northern Ireland in its capacity as Guarantor under this Clause 19 shall not apply to any liability to the extent it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.

19.15           Limitation in relation to Additional Guarantors

The guarantee of any Additional Guarantor is subject to any limitations relating to that Additional Guarantor set out in any relevant Accession Deed.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.                         REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party on the dates set out in Clause 20.24 (Times when representations made) (in the case of any Obligor other than the Company, only in relation to itself and, to the extent expressed to be applicable to them, its Subsidiaries (if any)).

20.1                  Status

(a)                           It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                           It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

20.2                  Binding obligations

The obligations expressed to be assumed by it in each Finance Document to which they are a party are legal, valid, binding and enforceable, subject to:

(a)                                  any applicable Reservations; or

(b)                                  in the case of any Security Document, any applicable Perfection Requirements and the requirements specified at the end of Clause 20.5 (Validity and admissibility in evidence).

20.3                  Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)                                  any law or regulation applicable to it;

(b)                                  its or any of its Subsidiaries’ constitutional documents; or

(c)                                   any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets,

nor (except as provided in any Security Document) result in the existence of, or oblige it to create, any Security over any of its assets.

20.4                  Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

20.5                  Validity and admissibility in evidence

All Authorisations required or desirable:

(a)                                  to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                                  to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, subject to any applicable Reservations;

(c)                                   to enable it to create the Security to be created by it pursuant to any Security Document and to ensure that such Security has the priority and ranking it is expressed to have; and

(d)                                  to enable it to carry on its business as it is being conducted from time to time if failure to obtain, comply with or maintain any such Authorisation would reasonably be expected to have a Material Adverse Effect, have been obtained or effected and are in full force and effect save for complying with any applicable Perfection Requirements will have been obtained or effected and will be in full force and effect before the first Utilisation Request.

20.6                  Governing law and enforcement

Subject to any applicable Reservations:

(a)                                  the choice of law specified in each Finance Document as the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation; and

(b)                                  any judgment obtained in England in relation to a Finance Document (or in the jurisdiction of the governing law of that Finance Document) will be recognised and enforced in its jurisdiction of incorporation and, in relation to a Finance Document governed by a law other than English law, in the jurisdiction of the governing law of that Finance Document.

20.7                  Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document; except for the withholding tax applicable in the Republic of Chile in the amount of 35 per cent., or a lower rate withholding tax if a double tax treaty applies, that may be payable on any payment of interest made by a Chilean Guarantor under the Security Documents to a Lender not domiciled or resident in Chile.

20.8                  No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, save in each case for complying with any applicable Perfection Requirements.

20.9                  No default

(a)                          No Default is continuing or might reasonably be expected to result from the making of any Utilisation, or the entry into, performance of, or transactions contemplated by, any Finance Document.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                           No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

20.10           Information Package

(a)                           Any factual information in the Information Package was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)                           Any financial projections in the Information Package have been prepared on the basis of recent historical information and on the basis of reasonable assumptions at the time of such preparation.

(c)                            Any expressions of opinion or intention provided by or on behalf of any member of the Group in connection with any Finance Document, including any expressions of opinion or intention in the Information Package, were made after due and careful consideration and based on reasonable grounds.

(d)                           So far as it is aware after due and careful review and enquiries, nothing has occurred or been omitted from the Information Package and no information has been given or withheld that results in:

(i)                                      any factual information in the Information Package being untrue or misleading in any material respect;

(ii)                                   any financial projection or expression of opinion or intention in the Information Package being untrue or misleading in any material respect; or

(iii)                                any assumption or ground on which any financial projection or expression of opinion or intention in the Information Package is based being unreasonable.

(e)                            So far as it is aware after due and careful review and enquiries, it has made full disclosure of all material facts in relation to the Group to the Arranger.

(f)                             There is no matter disclosed in any disclosure document which has made or would reasonably be expected to make any of the factual information, financial projections or expressions of opinion or intention in the Information Package untrue or misleading in any material respect.

20.11           Financial statements

(a)                           Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)                           Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Company) as at the end of and for the relevant financial year.

(c)                           There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since the date of the most recent financial statements provided in accordance with this Agreement.

20.12           Pari passu ranking

(a)                           Subject to any applicable Perfection Requirements, each Security Document creates (or, once entered into, will create) in favour of the Security Agent for the benefit of the Secured Parties the Security which it is expressed to create with the ranking and priority it is expressed to have.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                           Without limiting paragraph (a) above, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(c)                            The constitutional documents of any member of the Group and the Shareholders’ Agreement do not and would not restrict or inhibit in any manner any transfer of any shares of any member of the Group which are expressed to be (or are required by this Agreement to be or become) subject to any Security under any Security Document.

20.13           No proceedings pending or threatened

(a)                           No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

(b)                           No labour disputes which would reasonably be expected to have a Material Adverse Effect have been started or (to the best of its knowledge and belief) threatened against it or any of its Subsidiaries, nor are there any circumstances likely to give rise to any such disputes.

20.14           Title

It has good and marketable title to the assets subject to the Security created by it pursuant to any Security Document, free from all Security except the Security created pursuant to, or permitted by, the Finance Documents.

20.15           Assets

It and each of its Subsidiaries has good and marketable title to, or valid leases or licences of, or is otherwise entitled to use (in each case, on arm’s length terms), all material assets necessary for the conduct of its business as it is being, and is proposed to be, conducted.

20.16           Environmental laws and licences

It and each of its Subsidiaries has:

(a)                                  complied with all Environmental Laws to which it may be subject;

(b)                                  obtained all Environmental Licences required or desirable in connection with its business; and

(c)                                   complied with the terms of those Environmental Licences,

in each case where failure to do so might have a Material Adverse Effect.

20.17          Environmental releases

No:

(a)                                  property currently or previously owned, leased, occupied or controlled by it or any of its Subsidiaries (including any offsite waste management or disposal location utilised by it or any of its Subsidiaries) is contaminated with any Hazardous Substance; and

(b)                                  discharge, release, leaching, migration or escape of any Hazardous Substance into the Environment has occurred or is occurring on, under or from that property,

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

in each case in circumstances where this might have a Material Adverse Effect.

20.18           Dutch Obligors

No works council (ondernemingsraad) has the right to give advice in relation to the entry into and performance of this Agreement.

20.19           Irish Obligors

(a)                           It will not by executing the Finance Documents to which it is party or any of them and/or complying with its obligations thereunder including but not limited to its obligations under Clause 19 (Guarantee and Indemnity) of this Agreement be providing unlawful financial assistance as prohibited by section 60(1) of the Irish 1963 Act.

(b)                           It will not by executing the Finance Documents to which it is party or any of them and/or complying with its obligations thereunder including but not limited to its obligations under Clause 19 (Guarantee and Indemnity) of this Agreement be providing a loan or quasi-loan or credit transaction or a guarantee or security granted in connection with a loan or quasi-loan or credit transaction to or for the benefit of its own directors or the directors of its holding company (or any person connected to such persons) as prohibited by section 31 of the Irish 1990 Act because the provisions of section 35 of the Irish 1990 Act apply.

20.20           No immunity

In any proceedings taken in the jurisdiction of incorporation of an Obligor in relation to the Finance Documents to which it is a party, such Obligor shall not be entitled to claim for itself or any of its assets, immunity from suit, execution, attachment or other legal process.

20.21           No breach of law

It has not (and none of its Subsidiaries has) breached any law or regulation which breach has, or would reasonably be expected to have, a Material Adverse Effect.

20.22           Intellectual Property

(a)                           Each member of the Group owns or has licensed to it on arm’s length terms all material Intellectual Property for the conduct of its business as it is being, and is proposed to be, conducted except to the extent disclosed in writing to the Agent prior to the date of this Agreement.

(b)                           Each member of the Group has taken all necessary action (including payments of fees) to safeguard, maintain in full force and effect and preserve its ability to enforce all such Intellectual Property.

(c)                            No member of the Group has infringed any material Intellectual Property of any third party in any material respect except to the extent disclosed in writing to the Agent prior to the date of this Agreement.

(d)                          There has been no material infringement or threatened or suspected infringement of or challenge to the validity of any Intellectual Property owned by or licensed to any member of the Group.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(e)                            No disclosure has been or will be made of any material trade secret which is Intellectual Property and is owned by or licensed to any member of the Group other than under enforceable confidentiality undertakings.

20.23           Solvency

(a)                           No Obligor is insolvent or unable to pay its debts (including subordinated and contingent debts), nor could it be deemed by a court to be unable to pay its debts within the meaning of:

(i)                                      (in the case of a company incorporated in England or Wales) Section 123(1)(e) or 123(2) of the Insolvency Act 1986; or

(ii)                                   (in the case of any other company) the law of the jurisdiction in which it is incorporated,

nor, in any such case, will it become so in consequence of entering into any Finance Document and/or performing any transaction contemplated by any Finance Document.

(b)                           No Obligor has taken any corporate action nor have any legal proceedings or other procedure or step been taken, started or threatened in relation to anything referred to in Clause 24.7 (Insolvency proceedings).

20.24           Times when representations made

(a)                           The representations and warranties set out in this Clause 20 are made by each Original Obligor on the date of this Agreement.

(b)                           The Repeating Representations (and, in the case of sub-paragraph (ii) below, the representations and warranties set out in Clause 20.5 (Validity and admissibility in evidence) and Clause 20.8(No filing or stamp taxes)) are deemed to be made by each Obligor on:

(i)                                      the date of each Utilisation Request and the first day of each Interest Period; and

(ii)                                   in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor,

in each case by reference to the facts and circumstances then existing.

21.                         INFORMATION UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1                  Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)                                  as soon as the same become available, but in any event within 120 days after the end of each of its financial years its audited consolidated financial statements for the Group for that financial year; and

(b)                                  as soon as the same become available, but in any event within 60 days after the end of each of its Accounting Quarters the Group’s consolidated financial statements for that Accounting Quarter;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(c)                                   as soon as the same become available, but in any event within 30 days after the end of each month the Group’s consolidated financial statements for that month, together with management commentary and a three month rolling liquidity forecast for the Group.

21.2                  Compliance Certificate

(a)                           The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 21.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial covenants) as at the date as at which those financial statements were drawn up.

(b)                           Each Compliance Certificate shall be signed by the Chief Financial Officer of the Company or two directors of the Company and, if required to be delivered with the financial statements delivered pursuant to paragraph (a) of Clause 21.1 (Financial statements), shall be reported on by the Company’s auditors in the form agreed by the Company and all the Lenders before the date of this Agreement.

21.3                  Requirements as to financial statements

(a)                           Each set of financial statements delivered by the Company pursuant to Clause 21.1 (Financial statements) shall be certified by the Chief Financial Officer of the Company or two directors of the Company as fairly representing its consolidated financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up.

(b)                           The Company shall procure that each set of financial statements delivered pursuant to Clause 21.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements of the Company unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

(i)                                      a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements of the Company were prepared; and

(ii)                                   sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Company’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(c)                            Subject to paragraph (b) above, the Company may, on giving notice to the Agent, change on one occasion only the reporting currency in the financial statements delivered pursuant to Clause 21.1 (Financial statements) from NOK to euro.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(d)                           If the Company notifies the Agent of a change in accordance with paragraph (b) above, the Company and the Agent shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which are necessary as a result of the change. To the extent practicable these amendments will be such as to ensure that the change does not result in any material alteration in the commercial effect of the obligations in this Agreement. If any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

21.4                  Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)                                  all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)                                  promptly upon becoming aware of them, the details of any litigation, arbitration, administrative proceedings or labour dispute which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)                                   at the same time as they are dispatched, copies of all documents dispatched by the Company to its shareholders, in their capacity as shareholders generally (or any class of them) or its creditors generally (or any class of them);

(d)                                  with each set of financial statements delivered pursuant to paragraph (a) of Clause 21.1 (Financial statements) a list of Material Subsidiaries as at the last date of the financial year to which those statements relate; and

(e)                                   promptly, such further information regarding the financial condition, business and operations of any member of the Group, or in respect of the Charged Assets, as any Finance Party (through the Agent) may reasonably request.

21.5                  Notification of default

(a)                           Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                           Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.6                  Presentations

(a)                           The directors and the chief financial officer of the Company shall give a presentation in each financial year to the Lenders, within 30 days after the Company has delivered its financial statements pursuant to paragraph (a) of Clause 21.1 (Financial statements), about the business, financial performance and prospects of the Group, and such other matters as any Finance Party (through the Agent) may reasonably request.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                           If requested by the Agent, the directors and the chief financial officer of the Company shall give a presentation to the Lenders, at such time and place as the Agent may reasonably request, about the business, financial performance and prospects of the Group, and such other matters as any Finance Party (through the Agent) may reasonably request. The Agent may not request more than two presentations in any financial year under this paragraph (b), unless a Default is continuing.

21.7                  Use of websites

(a)                           The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the “Designated Website”) if:

(i)                                      the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                   both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                                the information is in a format previously agreed between the Company and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)                           The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)                            The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)                                      the Designated Website cannot be accessed due to technical failure;

(ii)                                   the password specifications for the Designated Website change;

(iii)                                any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                               any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                  the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(d)                           Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within 10 Business Days.

21.8                  “Know your customer” checks

(a)                           If:

(i)                                      the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                                   any change in the status of an Obligor after the date of this Agreement; or

(iii)                                a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                           Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)                            The Company shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 26 (Changes to the Obligors).

(d)                           Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

22.                        FINANCIAL COVENANTS

22.1                 Financial condition

The Company shall ensure that:

(a)                                  the Gearing Ratio for each Relevant Period ending on a Relevant Date during the applicable period specified in the table below shall not exceed the ratio set out opposite that applicable period in the table below (as shown in the Compliance Certificate delivered under Clause 21.2 (Compliance Certificate) in respect of that relevant period):

Applicable period	Gearing Ratio

Date of this Agreement to the first anniversary of the date of this Agreement	3:50:1

The first anniversary of the date of this Agreement to second anniversary of the date of this Agreement	3:50:1

Second anniversary of the date of this Agreement to third anniversary of the date of this Agreement	3:25:1

Third anniversary of the date of this Agreement to the fourth anniversary of this Agreement	3:25:1

From the fourth anniversary of the date of this Agreement	3:00:1

(b)                                  the Equity Ratio shall not at any time be less than the percentage specified in the table below during the applicable period specified in the table below:

Applicable period	Equity Ratio

From the date of this Agreement	40 per cent.

22.2                  Financial covenant calculations

(a)                           EBITDA, Total Debt Costs and Net Interest Bearing Debt, shall be calculated and interpreted on a consolidated basis in accordance with the Applicable Accounting Principles and shall be expressed in NOK or, pursuant to paragraph (c) of Clause 21.3 (Requirements as to Financial Statements), euro.

(b)                           Capital Expenditure, EBITDA, and Total Debt Costs shall be determined (except as needed to reflect the terms of this Clause 22) from the financial statements of the Group and Compliance Certificates delivered under Clause 21.1 (Financial statements) and Clause 21.2 (Compliance Certificate).

(c)                            For the purpose of this Clause 22, no item shall be included or excluded more than once in any calculation.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(d)                           For the avoidance of doubt, to the extent a convertible bond has not been converted into equity, it shall be regarded as Financial Indebtedness of the Group for the purpose of calculating Net Interest Bearing Debt.

22.3                  Auditors’ confirmation of EBITDA calculation - pro forma historical figures

(a)                           The Agent (at the request of the Majority Lenders and in consultation with the Company) may instruct auditors to confirm the calculation of the Group’s exceptional items and non-recurring items as referred to in paragraph (f) of the definition of EBITA in Clause 22.5 (Definitions).

(b)                           The Company shall assist any auditor instructed pursuant to paragraph (a) above in promptly providing any information reasonably requested and required for the purposes of confirming the calculation of the Group’s exceptional items and non-recurring items as referred to in paragraph (f) of the definition of EBITA in Clause 22.5 (Definitions).

22.4                  If the Company or a member of the Group acquires or disposes of its interest in a Subsidiary, a business or assets, the EBITDA calculation for the relevant period shall be based on pro forma historical figures for the acquired or divested Subsidiary, business or assets.

22.5                  Definitions

In this Clause 22:

“Cash” means any credit balance on any deposit, savings, current or other account, and any cash in hand, which is:

(a)                                  freely withdrawable on demand;

(b)                                  not subject to any Security (other than pursuant to any Security Document);

(c)                                   denominated and payable in freely transferable and freely convertible currency; and

(d)                                  capable of being remitted to an Obligor in Norway.

“Cash Equivalent Investments” means:

(a)                                  securities with a maturity of less than 12 months from the date of acquisition issued or fully guaranteed or fully insured by the Government of the United States or any member state of the European Union, Norway or Canada which is rated at least A-1 by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc.;

(b)                                  commercial paper or other debt securities issued by an issuer rated at least A-1 by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc. and with a maturity of less than 12 months; and

(c)                                   certificates of deposit or time deposits of any commercial bank (which has outstanding debt securities rated as referred to in paragraph (b) above) and with a maturity of less than three months, in each case not subject to any Security (other than pursuant to any Security Document), denominated and payable in freely transferable and freely convertible currency and the proceeds of which are capable of being remitted to an Obligor in Norway.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

“EBIT” means in relation to any Relevant Period, the consolidated earnings before interest expenses and taxes of the Group required by IFRS to be shown in the latest financial statements of the Group for that Relevant Period delivered under Clause 21.1 (Financial Statements).

“EBITDA” means, in relation to any Relevant Period, the EBIT of the Group for that Relevant Period:

(a)                                  after adding back all amounts provided for depreciation and amortisation for that Relevant Period;

(b)                                  after adding back or deducting (as the case may be) the Fair Value adjustment to be made in accordance with IFRS (IAS 41) (“Fair value adjustment biological assets”) and the Onerous Contract provisions to be made in accordance with IFRS (IAS 37) (“Onerous contracts provision”);

(c)                                   after adding back or deducting (as the case may be) the fair value adjustment of foreign exchange hedging instruments;

(d)                                  [***];

(e)                                   [***];

but excluding:

(f)                                    profit attributable to minority interests;

(g)                                   exceptional items or non-recurring items provided that, for the purposes of calculating the Gearing Ratio pursuant to paragraph (a) of Clause 22.1 (Financial Condition), the net adjustments for exceptional items and non-recurring items originating during or at any time after the Accounting Quarter ending 31 March 2010, shall not exceed a maximum amount of NOK [***] per Accounting Quarter, and the aggregate amount of adjustments for such exceptional items and non-recurring items shall not exceed NOK [***] in any Relevant Period);

(h)                                  any profit or loss arising on the disposal of fixed or intangible assets;

(i)                                      amounts written off the value of fixed or intangible asset investments (but including the amounts of any reversal of previous write-offs); and

(j)                                     income from participating interests in associated undertakings and income from any other fixed asset investment.

“Equity Ratio” means the ratio of Total Equity to Total Assets.

“Gearing Ratio” means the ratio of Net Interest Bearing Debt to EBITDA.

“Net Interest Bearing Debt” means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the interest-bearing Financial Indebtedness of members of the Group,

(i)                                      including any convertible bonds issued prior to, or after the date of this Agreement to the extent such bonds have not been converted to shareholders equity;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(ii)                                   after deducting the amount of any unamortised set-up expenses of the Company’s financing arrangements required by the Applicable Accounting Principles to be classified as negative interest bearing debt; and

(iii)                                excluding any indebtedness referred to in paragraph (g) of the definition of Financial Indebtedness and any guarantee or indemnity in respect of that indebtedness,

and provided that any Financial Indebtedness referred to in paragraph (i) or (j) of the definition of Financial Indebtedness shall only be counted once for this purpose), less Cash or Cash Equivalent Investments.

For this purpose, any amount outstanding or repayable in a currency other than euro shall on that day be taken into account in its euro equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Group been prepared as at that day in accordance with the GAAP applicable to the Original Financial Statements of the Company.

“Relevant Date” means the last day of any Accounting Quarter.

“Relevant Period” means each period of four consecutive Accounting Quarters ending on a Relevant Date.

“Total Assets” means the total book value of the Group’s assets, as reflected in its most recent consolidated balance sheet.

“Total Equity” means the consolidated shareholders’ equity of the Group, including subordinated loans, as reflected in its most recent consolidated balance sheet.

23.                         GENERAL UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1                  Authorisations

(a)                           Each Obligor shall (and the Company shall ensure that each other member of the Group will) promptly obtain, comply with and do all that is necessary to maintain in full force and effect (and supply certified copies to the Agent of) any Authorisation required under any applicable law or regulation of a Relevant Jurisdiction to:

(i)                                      enable it to perform its obligations under the Finance Documents;

(ii)                                   ensure the legality, validity, enforceability or admissibility in evidence in the Relevant Jurisdictions of any Finance Document; and

(iii)                                enable it to carry on its business as it is being conducted from time to time if failure to obtain, comply with or maintain any such Authorisation would reasonably be expected to have a Material Adverse Effect.

(b)                          The Company shall ensure that the Perfection Requirements are complied with promptly and in any event before the earlier of (i) the date which is 60 days after signing of the relevant Finance Document or Security Document or (ii) the final date on which it is necessary to carry out any

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

such Perfection Requirement in order to achieve the relevant perfection, protection or priority of any Security Document.

23.2                  Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would reasonably be expected to have a Material Adverse Effect.

23.3                  Negative pledge

In this Clause 23.3 “Quasi-Security” means an arrangement or transaction described in paragraph (b) below:

(a)                                  No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                                  No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)                                  sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                               sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                            enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                           enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                   Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security listed below:

(i)                                  any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii)                               any lien arising by operation of law and in the ordinary course of business;

(iii)                            any Security or Quasi-Security arising under the General Terms and Conditions (Algemene Bankvoorwaarden) or the equivalent in any jurisdiction of banking or financing institutions (other than under any provision which allows for such banking or financial institutions to call for Security or Quasi-Security to be provided in terms set out in or substantially equivalent to those set out in Article 20 of the General Terms and Conditions applicable to Dutch banks)

(iv)                           any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(A)                            the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(B)                            the principal amount secured has not increased in contemplation of or since the acquisition of that company;

(C)                            the benefit of the Security or Quasi-Security is not transferred to any other person other than a person who receives a corresponding transfer of the indebtedness secured thereby; and

(D)                            the Security or Quasi-Security is removed or discharged within six months of that company becoming a member of the Group;

(v)                              the Security or Quasi-Security created pursuant to any Security Document;

(vi)                           any Security or Quasi-Security over any Obligor’s or other member of the Group’s assets existing on the date of this Agreement, in respect of Permitted Existing Financial Indebtedness, as set out in Schedule 15 (Permitted Existing Financial Indebtedness and Security) provided that the principal amount secured by such Security or Quasi-Security shall not be increased; or

(vii)                        any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than as permitted under paragraphs (i) to (vi) above) does not at any time exceed [***] (or its equivalent in another currency or currencies).

23.4                  Financial Indebtedness

(a)                           No Obligor shall (and the Company shall ensure that no other member of the Group will) incur (or agree to incur) or have outstanding any Financial Indebtedness.

(b)                           Paragraph (a) above does not apply to:

(i)                                      Financial Indebtedness referred to in paragraph (b) of Clause 23.6 (Loans and guarantees);

(ii)                                   Financial Indebtedness arising under the Finance Documents;

(iii)                               any Financial Indebtedness of a company which becomes a member of the Group after the date of this Agreement, where the Financial Indebtedness is incurred prior to the date on which that company becomes a member of the Group if:

(A)                            the Financial Indebtedness was not incurred in contemplation of the acquisition of that company;

(B)                            the Financial Indebtedness is repaid, prepaid or cancelled in full within [***] of that company becoming a member of the Group;

(iv)                               any Financial Indebtedness permitted under Clause 23.19 (Hedging);

(v)                                  any Financial Indebtedness to the extent covered by a guarantee, bond or letter of credit issued under an Ancillary Facility;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(vi)                               Permitted Existing Financial Indebtedness;

(vii)                            Financial Indebtedness arising from the issuance or issuances of one or more convertible or regular bonds with an aggregate maximum subscription amount not exceeding EUR [***] provided that:

(A)                            any such bond issued is unsecured;

(B)                            any such bond ranks pari passu with, or subordinated to the Facilities; and

(C)                            the proceeds are applied in accordance with Clause 9.5 (Capital Market Issue Proceeds) and Clause 9.8 (Application of Capital Market Issue Proceeds); and

(viii)                         any Financial Indebtedness (other than falling within paragraph (g) of the definition of Financial Indebtedness) provided that any Financial Indebtedness referred to in paragraphs (h) or (j) of the definition of Financial Indebtedness shall only be counted once for this purpose) not falling within paragraphs (i) to (vi) above, the aggregate outstanding principal amount of which across the Group does not at any time exceed [***] (or its equivalent in another currency or currencies).

23.5                  Disposals

(a)                           No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b)                           Paragraph (a) above does not apply to any sale, lease, transfer or other disposal of an asset (other than a Charged Asset):

(i)                                      made in the ordinary course of trading of the disposing entity;

(ii)                                   of assets in exchange for other assets comparable or superior as to type, value and quality;

(iii)                                from a member of the Group to another member of the Group;

(iv)                               made on arm’s length terms and for fair market value where the consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal other than any permitted under paragraphs (i) to (iii) above) does not exceed [***] per cent. of the consolidated total assets of the Group (or its equivalent in another currency or currencies) in any calendar year; or

(v)                                  with the prior written consent of the Majority Lenders.

(c)                            Paragraph (a) above does not apply to any sale, lease, transfer or other disposal in the ordinary course of trading of the disposing entity of any Charged Asset subject only to a floating charge before the floating charge crystallises or the security created pursuant to the Security Documents has become enforceable.

23.6                  Loans and guarantees

(a)                           No Obligor shall (and the Company shall ensure that no other member of the Group will):

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(i)                                      make any loan, or provide any form of credit or financial accommodation, to any other person; or

(ii)                                   give or issue any guarantee, indemnity, bond or letter of credit to or for the benefit of, or in respect of liabilities or obligations of, any other person or voluntarily assume any liability (whether actual or contingent) of any other person,

(together, “Financial Support”).

(b)                           Paragraph (a) above does not apply to:

(i)                                      loans, guarantees, indemnities under or expressly permitted by the Finance Documents;

(ii)                                   Financial Support made, granted or given in the ordinary course of business;

(iii)                                Financial Support made, granted or given by any member of the Group to or for the benefit of any member of the Group;

(iv)                               Financial Support made or to be made in connection with any credit facility made available for members of the Group through any cash management arrangements or any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances; or

(v)                                  Financial Support not falling within paragraphs (i) to (iv) above, the aggregate outstanding principal amount of which across the Group does not at any time exceed [***] (or its equivalent in another currency or currencies).

23.7                  Pari passu

Each Obligor shall ensure that its obligations under the Finance Documents rank at all times at least pari passu in right of priority and payment with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

23.8                  Merger

(a)                           No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)                           Paragraph (a) above does not apply to:

(i)                                      a solvent reorganisation within the Group;

(ii)                                   any merger, consolidation or other reorganisation in which the Company or any of its Subsidiaries is the surviving entity and which will not have a Material Adverse Effect on the ability of the Company or its Subsidiaries to perform its obligations under this Agreement; or

(iii)                                any other merger, consolidation or reorganisation to which the Majority Lenders have given their prior written consent (which shall not be unreasonably withheld or delayed).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

23.9                  Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group or the Obligors taken as a whole from that carried on at the date of this Agreement without the prior written consent of the Majority Lenders.

23.10           Insurance

Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain adequate insurances or captive insurance arrangements on and in relation to its business and assets with financially sound and reputable underwriters, insurance companies or funds against liabilities, casualties and contingencies, and to the extent, usually insured against by prudent companies located in the same or a similar location and carrying on a similar business.

23.11           Environmental undertakings

Each Obligor shall (and the Company shall ensure that each other member of the Group will):

(a)                                  comply with all Environmental Laws to which it may be subject;

(b)                                  obtain all Environmental Licences required or desirable in connection with its business; and

(c)                                   comply with the terms of all those Environmental Licences,

in each case where failure to do so might have a Material Adverse Effect.

23.12           Environmental claims

Each Obligor shall (and the Company shall ensure that each other member of the Group will) promptly notify the Agent of any claim, notice or other communication received by it in respect of any actual or alleged breach of or liability under Environmental Law which, if substantiated, might have a Material Adverse Effect.

23.13           Acquisitions and investments

(a)                           No Obligor shall (and the Company shall ensure that no other member of the Group will) invest in or acquire any business or going concern, or the whole or substantially the whole of the assets or business of any person, or any assets that constitute a division or operating unit of the business of any person.

(b)                           Paragraph (a) above does not apply to acquisitions related to the core business of the group:

(i)                                      where the enterprise value of such acquisition when aggregated with the enterprise value of other acquisitions in that calendar year does not exceed an aggregate of €150,000,000; or

(ii)                                   which has the prior written consent of the Majority Lenders such consent not to be unreasonably withheld or delayed,

such acquisitions being “Permitted Acquisitions”.

23.14           Security and guarantees

(a)                           The Company and the Companies listed in Part III (First Phase Accession Companies) of Schedule 1 shall provide the security listed in paragraph 1 of Part II of Schedule 2 (Conditions

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

precedent to first Utilisation) as Security in favour of the Secured Parties to secure all of the obligations of the Obligors under the Finance Documents.

(b)                           Each relevant Additional Obligor shall provide the security listed in Part IV (Security schedule) of Schedule 2 (Conditions precedent) as required to be effective on or before 30 June 2010 as Security in favour of the Secured Parties to secure all of the obligations of the Obligors under the Finance Documents.

(c)                            The Company shall:

(i)                                      promptly notify the Agent if, on or after the date of this Agreement:

(A)                            any new member of the Group is incorporated; or

(B)                            any member of the Group becomes a Material Subsidiary; and

(ii)                                   within 14 days of request by the Agent, ensure that the relevant member of the Group will:

(A)                            become an Additional Guarantor; and

(B)                            execute (or, as the case may be, procure the execution of) Security Document(s), in form and substance satisfactory to the Security Agent, in respect of that member of the Group, its business or its assets in favour of the Secured Parties to secure all of the obligations of the Obligors under the Secured Documents.

(d)                           Each Obligor shall (and the Company shall ensure that each other member of the Group will), at its own expense, promptly take all such action as the Agent or the Security Agent may reasonably require:

(i)                                      for the purpose of perfecting or protecting any of the Secured Parties’ rights under, and preserving the Security intended to be created or evidenced by, any of the Finance Documents; and

(ii)                                   for the purpose of facilitating the realisation of any of that Security,

including the execution of any transfer, conveyance, assignment or assurance of any asset and the giving of any notice, order or direction and the making of any registration which the Agent or the Security Agent may reasonably require.

(e)                            No Obligor shall (and the Company shall ensure that no other member of the Group will) do, or consent to the doing of, anything which might prejudice the validity, enforceability or priority of any of the Security created pursuant to the Security Documents.

(f)                             The Company shall ensure that, subject to paragraph (g) below, prior to first Utilisation the Group companies listed in Part III of Schedule 1 (First Phase Accession Companies) will accede to this Agreement in accordance with Clause 26.4 (Additional Guarantors).

(g)                            Upon accession of the Group companies listed in Part III of Schedule 1 (First Phase Accession Companies) the Company shall ensure that:

(i)                                      the aggregate of the unconsolidated gross assets (excluding any intragroup items) of the Guarantors (without double counting and excluding any interests in Subsidiaries of

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

any member of the Group) exceeds [***] per cent. of the consolidated gross assets of the Group; and

(ii)                                   subject to the increase provided for in paragraph (h) below, the aggregate of the unconsolidated turnover of the Guarantors (without double counting and excluding any dividends or other distributions from Subsidiaries of any member of the Group) exceeds [***] per cent. of the consolidated turnover of the Group.

(h)                           The Company shall ensure that on 30 June 2010 and at all times thereafter, the aggregate of the unconsolidated turnover of the Guarantors (without double counting and excluding any dividends or other distributions from Subsidiaries of any member of the Group) exceeds [***] per cent. of the consolidated turnover of the Group.

(i)                               The aggregate of the unconsolidated gross assets and unconsolidated turnover of the Guarantors, and the consolidated gross assets and consolidated turnover of the Group shall be in each case calculated by reference to the then most recent annual unconsolidated financial statements of each Guarantor and the then most recent annual audited consolidated financial statements of the Group or until such time as annual audited consolidated financial statements of the Group are available, the pro-forma financial statements of the Group. The Company shall provide a certificate evidencing compliance with paragraphs (g) and (h) above upon the request of the Agent, acting reasonably.

(j)                              The Company shall not be required to meet the requirements of this Clause 23.14 to the extent that:

(i)                                      it would breach any legal or regulatory requirement beyond the control of any member of the Group and which impediment cannot be avoided or removed by taking reasonable steps; or

(ii)                                   to the extent it would expose the directors of that Obligor to a material risk of personal liability.

The Company shall use reasonable endeavours to ensure that the members of the Group do all that is necessary in order to overcome such impediment and to comply with this Clause 23.14.

(k)                           No Obligor shall (and the Company shall ensure that no other member of the Group will) do, or consent to the doing of, anything which might prejudice the validity, enforceability or priority of any of the Security created pursuant to the Security Documents.

23.15           Intercompany Debt

(a)                           The Company shall:

(i)                                      prior to first Utilisation and on a six monthly basis thereafter, or

(ii)                                   promptly on the reasonable request of the Agent,

deliver to the Agent a certificate (the “Intercompany Debt Certificate”) signed by the Chief Financial Officer of the Company or two directors of the Company setting out the details of any Financial Indebtedness exceeding €15,000,000 between any members of the Group.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                           Where any such Financial Indebtedness is not already secured by a Security Document, the Company shall procure that each member of the Group which is or becomes a creditor in respect of such Financial Indebtedness shall, within 15 Business Days of delivering the Intercompany Debt Certificate, provide security in favour of the Security Agent over its claim in respect of such Financial Indebtedness.

23.16           Intellectual Property

Each Obligor shall (and the Company shall ensure that each other member of the Group will):

(a)                                  take all reasonable action to obtain, safeguard, maintain in full force and effect and preserve its ability to enforce all Intellectual Property necessary for the conduct of its business as conducted from time to time, and not discontinue the use of any such Intellectual Property, including:

(i)                                  paying all applicable renewal fees, licence fees and other outgoings; and

(ii)                               performing and complying with all material laws and material obligations to which it is subject as registered proprietor, beneficial owner, user, licensor or licensee of any such necessary Intellectual Property;

(b)                                  promptly notify the Agent of any material infringement or threatened or suspected material infringement of or any challenge to the validity of any such necessary Intellectual Property owned by or licensed to it which may come to its notice and supply the Agent (if requested) with all information in its possession relating thereto;

(c)                                   take all reasonable and necessary steps (including the institution of legal proceedings) to prevent third parties infringing any such necessary Intellectual Property; and

(d)                                  take all reasonable and necessary steps (including legal proceedings) to enforce the confidentiality of and prevent any improper use of any material trade secret which is Intellectual Property.

23.17           Financial assistance

The Company shall ensure that all payments between members of the Group, and any Security created pursuant to any Secured Document by any member of the Group, are made or created in compliance with any applicable law or regulation in any relevant jurisdiction concerning financial assistance by a company for the acquisition of or subscription for shares or concerning the protection of shareholders’ capital.

23.18           Ancillary Banking Business

(a)                           The Company shall, and shall procure that members of the Group will, subject to paragraph (b) below, use, on a preferred but not exclusive basis, the financial services of the Lenders such as cash management services, guarantees services and foreign exchange and derivative transactions.

(b)                           The lenders shall provide the financial services described in paragraph (a) above based on competitive market conditions.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

23.19           Hedging

(a)                           The Company shall ensure that the hedging required by the Hedging Letter is effected within 3 Months after the first Utilisation under the Facilities (and is maintained in effect) in accordance with the terms of the Hedging Letter.

(b)                           At or before the time that any member of the Group enters into any (i) Hedging Document with a Hedging Bank or (ii) Long Term Hedging Document with a Long Term Hedging Bank, the Company shall ensure that the counterparty accedes as a Hedging Bank or Long Term Hedging Bank (as the case may be) to this Agreement.

(c)                            No Obligor shall (and the Company shall ensure that no other member of the Group will) enter (or agree to enter) into any derivative transaction other than:

(i)                                      any derivative transaction required by the Hedging Letter and documented by a Hedging Document and any replacement or extension thereof (on similar terms and up to the maximum amount of the Financial Indebtedness under the Finance Documents); or

(ii)                                   any derivative transaction to hedge actual or projected interest, forward or currency exposures arising in the ordinary course of trading of a member of the Group and not for speculative purposes.

(d)                           Each Obligor shall observe the provisions of Schedule 16 (Hedging) and shall not undertake any action which would result in any Secured Party breaching its obligations under Schedule 16 (Hedging).

(e)                            All Hedging Documents and Long Term Hedging Documents shall be entered into by a member of the Group that is also a Borrower.

24.                         EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 24 is an Event of Default save for Clause 24.14 (Acceleration).

24.1                  Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                  its failure to pay is caused by:

(i)                                  administrative or technical error; or

(ii)                               a Disruption Event; and

(b)                                  payment is made within three Business Days of its due date.

24.2                 Financial covenants

Any requirement of Clause 22 (Financial covenants) is not satisfied.

24.3                  Other obligations

(a)                           Any person (other than a Secured Party) does not comply with paragraph (a)(iii) of Clause 23.1 (Authorisations), Clause 23.3 (Negative pledge), Clause 23.7 (Pari passu), paragraphs (b) and (c) of Clause 23.14 (Guarantee and Security) or Clause 23.19 (Hedging).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                           Any Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment), Clause 24.2 (Financial covenants) and paragraph (a) above) unless the failure to comply is capable of remedy and is remedied within 30 days of the Agent giving notice to the Company or the Company becoming aware of the failure to comply.

24.4                  Misrepresentation

(a)                           Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)                           No Event of Default under paragraph (a) above will occur if the misrepresentation or misstatement, in the opinion of the Majority Lenders, is capable of remedy and is remedied within 30 days of the Agent giving notice to the Company or the Company becoming aware of the misrepresentation or misstatement.

24.5                  Cross default

(a)                           Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                           Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                            Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)                           Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                            No Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than [***] (or its equivalent in any other currency or currencies).

24.6                  Insolvency

(a)                           A member of the Group becomes insolvent (or for the purpose of any applicable law is deemed to be insolvent), is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                           A moratorium is declared in respect of any indebtedness of any member of the Group.

(c)                            Any Dutch Obligor or Material Subsidiary incorporated in the Netherlands gives notice under section 36(2) of the Dutch 1990 Tax Collection Act (Invorderingswet 1990).

24.7                  Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(a)                                  the suspension of payments including emergency regulations (noodregeling), a moratorium of any indebtedness or the winding-up, examinership, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(b)                                  a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(c)                                   the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), examiner, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(d)                                  enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction, provided that it shall not be an Event of Default under this Clause 24.7 if a petition is presented for the winding up or any analogous procedure in any jurisdiction of any member of the Group that is (A) frivolous or vexatious, (B) being contested in good faith by appropriate means diligently pursued with a reasonable prospect of success and (C) stayed, withdrawn or discharged within five Business Days of being presented.

24.8                  Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (including by way of executory attachment (executioriaal beslag) or interlocutory attachment (conservatoir beslag)) affects the whole or any substantial part of the assets of a member of the Group and is not discharged within five Business Days.

24.9                  Ownership of the Obligors

An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company.

24.10           Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

24.11           Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

24.12           Security

Any Security Document is not in full force and effect or does not create in favour of the Security Agent for the benefit of the Secured Parties the Security which it is expressed to create with the ranking and priority it is expressed to have, provided that no Event of Default shall occur under this Clause 24.12 if:

(a)                                  the affected Security Document or Security Documents in aggregate is or are not, in the reasonable opinion of the Agent, material in the context of the overall security for the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Facilities and the defect or defects is or are remedied within five Business Days of notice to that effect from the Agent to the Company; or

(b)                                  the circumstances referred to above in this Clause 24.12 arise by reason of the transfer of rights and obligations from a Lender to a New Lender in accordance with Clause 25 (Changes to the Finance Parties), and the defect or defects is or are remedied within five Business Days’ notice to that effect from the Agent to the Company).

24.13           Material adverse change

The Majority Lenders determine that a Material Adverse Effect exists, has occurred or might occur or an amendment or change occurs in respect of any licence which negatively impacts on the business of the Company and/or the Group taken as a whole which the Majority Lenders determine has or is likely to have a Material Adverse Effect.

24.14           Acceleration

(a)                           On the occurrence of an Event of Default which is continuing, the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(i)                                      cancel the Total Commitments whereupon they shall immediately be cancelled; and

(ii)                                   declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and

(iii)                                declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

(b)                           Promptly after being notified by the Agent of the Acceleration Date, each Ancillary Lender shall by notice to the Company:

(i)                                  cancel its Ancillary Commitment whereupon it shall immediately be cancelled;

(ii)                               declare that all or the corresponding part of the utilisations under any Ancillary Facility provided by that Ancillary Lender, together with accrued interest, full cash cover in respect of all or the corresponding part of the contingent liabilities of that Lender under that Ancillary Facility, and all or the corresponding part of all other amounts accrued or outstanding in respect of that Ancillary Facility be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)                            declare that all or the corresponding part of the utilisations under any Ancillary Facility provided by that Ancillary Lender, together with accrued interest, full cash cover in respect of all or the corresponding part of the contingent liabilities of that Lender under that Ancillary Facility, and all or the corresponding part of all other amounts accrued or outstanding in respect of that Ancillary Facility be payable upon demand, whereupon they shall immediately become payable on demand by that Ancillary Lender (on the instructions of the Agent, if so directed by the Majority Lenders).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(iv)                           No Ancillary Lender may cancel the whole or any part of its Ancillary Commitment, declare that all or part of the utilisations under an Ancillary Facility provided by that Ancillary Lender be immediately due and payable or require the payment of cash cover in respect of all or any part of any contingent liabilities of that Lender under an Ancillary Facility unless the Agent has delivered a notice to the Company pursuant to paragraph (b) of this Clause 24.14.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SECTION 9

CHANGES TO PARTIES

25.                         CHANGES TO THE FINANCE PARTIES

25.1                  Assignments and transfers by the Lenders

Subject to this Clause 25, a Lender (the “Existing Lender”) may:

(a)                                  assign any of its rights; or

(b)                                  transfer by novation any of its rights and obligations

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, provided that the value of the rights assigned or transferred is at least €50,000 (or its equivalent in other currencies) or the assignee or transferee otherwise qualifies as a Professional Market Party (the “New Lender”).

25.2                  Conditions of assignment or transfer

(a)                           The consent of the Company is required for an assignment or transfer by an Existing Lender, unless:

(i)                                      the assignment or transfer is to another Lender or an Affiliate of a Lender; or

(ii)                                   an Event of Default is continuing.

(b)                           The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)                            The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d)                           An assignment will only be effective on:

(i)                                      receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)                                   performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(e)                            A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(f)                             If:

(i)                                      a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                   as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(g)                            Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

25.3                  Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of €1,500.

25.4                  Limitation of responsibility of Existing Lenders

(a)                           Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                      the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                   the financial condition of any Obligor;

(iii)                                the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                               the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                           Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                      has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(ii)                                   will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                            Nothing in any Finance Document obliges an Existing Lender to:

(i)                                      accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

(ii)                                   support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5                  Procedure for transfer

(a)                           Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                           The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                            Subject to Clause 25.8 (Pro rata interest settlement), on the Transfer Date:

(i)                                      to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                   each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                                the Agent, the Arranger, the Security Agent, the New Lender, the other Lenders and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Agent, any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(iv)                               the New Lender shall become a Party as a “Lender”.

25.6                  Procedure for assignment

(a)                           Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                           The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                            Subject to Clause 25.8 (Pro rata interest settlement), on the Transfer Date:

(i)                                      the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                   the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)                                the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.(1)

(d)                           Lenders may utilise procedures other than those set out in this Clause 25.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 25.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 25.2 (Conditions of assignment or transfer).

25.7                  Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                  any charge, assignment or other Security to secure obligations to a federal reserve or central bank: and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                                  in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                  release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)                               require any payments to be made by an Obligor other than or in excess of. or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

25.8                  Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 25.5 (Procedure for transfer) or any assignment pursuant to Clause 25.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)                                  any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or. if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)                                  the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)                                  when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)                               the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 25.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

25.9                  Copy of Transfer Certificate or Assignment Agreement to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

25.10          Accordion Increase

(a)                           A Lender may increase its Commitment (as requested by the Company), for the purposes of Clause 2.2 (Accordion feature — Increase of Facility B) by delivering a Accordion Increase Certificate in accordance with this Clause provided that no Lender may increase its Commitment if such increase, when aggregated with any additional Commitment provided by an Acceding

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Lender in accordance with Clause 25.11 (Acceding Lenders) below, would cause the Total Commitments to exceed, in aggregate, €175,000,000 more than the Total Commitments as at the effective date of any such increase.

(b)                           Any person specified in paragraph (a) above shall increase their Commitment if the Agent countersigns a Accordion Increase Certificate duly completed and signed on behalf of that person.

(c)                            On the date that the Agent executes each Accordion Increase Certificate, the Agent, the Arrangers, the Lender party to that Accordion Increase Certificate, the other Lenders and the Obligors shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had that Lender been an Original Lender with the Commitment (as the case may be) specified by it in that Accordion Increase Certificate.

25.11           Acceding Lender

(a)                           The Company may, for the purposes of and subject to the terms of Clause 2.2 (Accordion feature — Increase of Facility B), request that a bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets becomes a party to this Agreement as a Lender (an “Acceding Lender”), provided that:

(i)                                      such Acceding Lender is acceptable to the Agent acting reasonably and the Company;

(ii)                                   the Commitment assumed by such Acceding Lender shall be additional to, and not in replacement of, the Total Commitments as at the time immediately prior to such Acceding Lender becoming a party to this Agreement; and

(iii)                                the Total Commitments (including, for the avoidance of doubt, any additional Commitment provided by an existing Lender in accordance with Clause 25.10 (Accordion Increase) above) shall not exceed, in aggregate, €175,000,000 more than the Total Commitments as at the date of this Agreement.

(b)                           Subject to paragraph (a) above, each of the Parties hereby agree that an Acceding Lender shall become a party to this Agreement as a “Lender” upon the execution and delivery by such Acceding Lender to the Agent of an Accordion Lender Accession Agreement and upon the countersignature by the Agent of each such document. Each Party (other than the Agent) hereby irrevocably authorises the Agent to execute an Accordion Lender Accession Agreement for this purpose.

(c)                            The Agent shall, subject to paragraph (d) below, within three Business Days after receipt by it of a duly completed Accordion Lender Accession Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Accordion Lender Accession Agreement.

(d)                           The Agent shall only be obliged to execute an Accordion Lender Accession Agreement delivered to it by an Acceding Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such Acceding Lender.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(e)                            On the date that the Agent executes an Accordion Lender Accession Agreement:

(i)                                      the Agent, the Arrangers, the Acceding Lender party to that Accordion Increase Certificate, the other Lenders and the Obligors shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had that Acceding Lender been an Original Lender with the Commitment specified by it in that Accordion Lender Accession Agreement; and

(ii)                                   that Acceding Lender shall become a Party as a “Lender”.

25.12           Accession of Hedging Banks

(a)                           Each proposed Hedging Bank shall accede to this Agreement by delivery to the Security Agent of a duly completed and signed Hedging Bank Accession Deed and by the Security Agent executing that Hedging Bank Accession Deed.

(b)                           Where this Agreement or any other Finance Document imposes an obligation on a Hedging Bank and the relevant Hedging Bank is an Affiliate of a Lender and is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

(c)                            No person entering into any derivative transaction with any Obligor in connection with protection against or benefit from fluctuation in any rate or price will be entitled to share in any Security created by any Security Document in respect of any of the moneys, debts or liabilities arising under or in connection with that derivative transaction or benefit from the representations, warranties or undertakings of any Party under this Agreement unless and until the Security Agent has agreed in writing to that person becoming a Hedging Bank and to the derivative transactions and the Hedging Documents to be entered into by that person and that person has become a Hedging Bank by executing a Hedging Bank Accession Deed duly completed and signed on behalf of that person, and

(a)                                  that derivative transaction is permitted by this Agreement; and

(b)                                  the Hedging Documents relating to that derivative transaction comply with paragraph 3.1(c) of Schedule 16 (Hedging).

(d)                           Each Party (other than the relevant proposed Hedging Bank under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Hedging Bank Accession Deed which has been duly completed and signed on behalf of that proposed Hedging Bank.

(e)                            The Company shall procure that no Obligor shall enter into any Hedging Document unless and until the proposed Hedging Bank has become a Hedging Bank in accordance with paragraph (a) above.

(f)                             Each Hedging Bank agrees to be bound by, and comply with, the provisions set out in Schedule 16 (Hedging).

25.13          Accession of Long Term Hedging Banks

(a)                           Each proposed Long Term Hedging Bank shall accede to this Agreement by delivery to the Security Agent of a duly completed and signed Long Term Hedging Bank Accession Deed and by the Security Agent executing that Long Term Hedging Bank Accession Deed.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                           Where this Agreement or any other Finance Document imposes an obligation on a Long Term Hedging Bank and the relevant Long Term Hedging Bank is an Affiliate of a Lender and is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

(c)                            No person entering into any derivative transaction with any Obligor in connection with protection against or benefit from fluctuation in any rate or price will be entitled to share in any Security created by any Security Document in respect of any of the moneys, debts or liabilities arising under or in connection with that derivative transaction or benefit from the representations, warranties or undertakings of any Party under this Agreement unless and until the Security Agent has agreed in writing to that person becoming a Long Term Hedging Bank and to the derivative transactions and the Long Term Hedging Documents to be entered into by that person and that person has become a Long Term Hedging Bank by executing a Long Term Hedging Bank Accession Deed duly completed and signed on behalf of that person, and

(i)                                      that derivative transaction is permitted by this Agreement; and

(ii)                                   the Long Term Hedging Documents relating to that derivative transaction comply with paragraph 3.1(c) of Schedule 16 (Hedging).

(d)                           Each Party (other than the relevant proposed Long Term Hedging Bank under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Long Term Hedging Bank Accession Deed which has been duly completed and signed on behalf of that proposed Long Term Hedging Bank.

(e)                            The Company shall procure that no Obligor shall enter into any Long Term Hedging Document unless and until the proposed Long Term Hedging Bank has become a Long Term Hedging Bank in accordance with paragraph (a) above.

(f)                             Each Long Term Hedging Bank agrees to be bound by, and comply with, the provisions set out in Schedule 16(Hedging).

25.14           Assignments and transfers by Hedging Banks and Long Term Hedging Banks

(a)                           No Hedging Bank or Long Term Hedging Bank may assign any of its rights or transfer any of its rights or obligations under this Agreement to any person unless and until:

(i)                                      that Hedging Bank or Long Term Hedging Bank is permitted to, and at the same time does, assign or transfer its related rights and obligations under the Hedging Documents or Long Term Hedging Documents to that person; and

(ii)                                   the Security Agent executes a Hedging bank Accession Deed or Long Term Hedging Bank Accession Deed duly completed and signed on behalf of that person.

(b)                           Each Party (other than the relevant transferee under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Hedging Bank Accession Deed or Long Term Hedging Bank Accession Deed which has been duly completed and signed on behalf of that transferee.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

26.                         CHANGES TO THE OBLIGORS

26.1                  Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26.2                  Additional Borrowers

(a)                           Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 21.8 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)                                      all the Lenders approve the addition of that Subsidiary;

(ii)                                   the Company delivers to the Agent a duly completed and executed Accession Deed;

(iii)                                the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)                               the Agent has received all of the documents and other evidence listed in Part IV of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)                           The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

26.3                  Resignation of a Borrower

(a)                           The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)                           The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                      no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)                                   the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

26.4                  Additional Guarantors

(a)                          Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 21.8 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)                                      the Company delivers to the Agent a duly completed and executed Accession Deed; and

(ii)                                   the Agent has received all of the documents and other evidence listed in Part IV of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                           The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

26.5                  Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the Repeating Representations and each of the representations set out in Clauses 20.5 (Validity and admissibility in evidence), 20.7 (Deduction of Tax) and 20.8 (No filing or stamp taxes) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

26.6                  Resignation of a Guarantor

(a)                           The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)                           The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                      no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)                                   all the Lenders have consented to the Company’s request.

26.7                  Release of Obligors

(a)                           If an Obligor ceases to be a member of the Group in accordance with this Agreement, that Obligor shall cease to be an Obligor and shall be released from its rights and obligations under the Finance Documents or Security granted by that Obligor.

(b)                           The Security Agent shall, at the request and cost of the Company, execute such documents as may be required to release that Obligor pursuant to paragraph (a) above.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SECTION 10

THE FINANCE PARTIES

27.                         ROLE OF THE AGENT, THE SECURITY AGENT, THE ARRANGER AND THE BOOKRUNNER

27.1                  Appointment of the Agent and the Security Agent

(a)                           Each other Finance Party, each Hedging Bank and Long Term Hedging Bank appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)                           Each other Secured Party appoints the Security Agent to act as security trustee under and in connection with the Finance Documents in relation to any security interest which is expressed to be or is construed to be governed by English or Scottish law, or any other law which recognises the legal concept of a “trust”.

(c)                            Except as expressly provided in paragraph (b) and without limiting or affecting Clause 29.7 (Parallel Debt), each other Secured Party appoints the Security Agent to act as security trustee or agent under and in connection with the Finance Documents.

(d)                           Each other Finance Party authorises the Agent and each other Secured Party authorises the Security Agent, in each case to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2                  Duties of the Agent and the Security Agent

(a)                           Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)                           Without prejudice to Clause 25.9 (Copy of Transfer Certificate or Assignment Agreement to Company), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)                            Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)                          If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(e)                            If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(f)                             The Agent shall promptly send to the Security Agent such certification as the Security Agent may require pursuant to paragraph 7 (Basis of distribution) of Schedule 10 (Security agency provisions).

(g)                            The duties of the Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

27.3                  Role of the Arranger and the Bookrunner

Except as specifically provided in the Finance Documents, the Arranger and the Bookrunner have no obligations of any kind to any other Party under or in connection with any Finance Document.

27.4                  Role of the Security Agent

The Security Agent shall not be an agent or trustee of (except as expressly provided in any Finance Document) any Secured Party under or in connection with any Finance Document.

27.5                  No fiduciary duties

(a)                           Nothing in this Agreement constitutes the Agent, the Security Agent (except as expressly provided in any Finance Document), the Arranger or the Bookrunner as a trustee or fiduciary of any other person.

(b)                           Neither the Agent, the Arranger nor the Bookrunner shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

(c)                            The Security Agent (except as expressly provided in any Finance Document) shall not be bound to account to any Secured Party for any sum or the profit element of any sum received by it for its own account.

27.6                  Business with the Group

The Agent, the Security Agent, the Arranger and the Bookrunner may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.7                  Rights and discretions of the Agent and the Security Agent

(a)                           The Agent and the Security Agent may rely on:

(i)                                      any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                   any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                           The Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders or, as the case may be, as security agent or trustee for the Secured Parties) that:

(i)                                      no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment) or any failure by an Obligor to pay on the due date any amount payable pursuant to a Hedging Document or a Long Term Hedging Document at the place at and in the currency in which it is expressed to be payable);

(ii)                                   any right, power, authority or discretion vested in any Party or any group of Lenders or Secured Parties has not been exercised; and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(iii)                                any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                            Each of the Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                           Each of the Agent and the Security Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                            The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)                             Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.

(g)                            Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, the Security Agent, nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(h)                           The Agent may not, without the consent of the relevant Lender or Alternative Reference Bank disclose to any Finance Party any details of the rate notified to the Agent by any Lender or Alternative Reference Bank or the identity of any such Lender or Alternative Reference Bank for the purpose of paragraph (a)(ii) of Clause 12.2 (Market Disruption).

27.8                  Majority Lenders’ instructions

(a)                           Unless a contrary indication appears in a Finance Document, the Agent and the Security Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent or Security Agent (as the case may be) in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent, as the case may be) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)                           Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders to the Agent will be binding on all the Finance Parties and any instructions given by the Majority Lenders to the Security Agent will be binding on all the Secured Parties.

(c)                            Each of the Agent and the Security Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                           In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders and the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the Secured Parties.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(e)                            The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document nor is the Security Agent authorised to act on behalf of a Secured Party (without first obtaining that Secured Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.

27.9                  Responsibility for documentation

Neither the Agent, the Security Agent, the Arranger nor the Bookrunner is responsible for:

(a)                                  the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, the Arranger, the Bookrunner, an Obligor or any other person given in or in connection with any Finance Document or the Information Package;

(b)                                  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)                                   any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

27.10           Exclusion of liability

(a)                           Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 30.12 (Disruption to payment systems etc.)), neither the Agent nor the Security Agent will be liable including without limitation for negligence or any other category of liability whatsoever for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                           No Party (other than the Agent or the Security Agent) may take any proceedings against any officer, employee or agent of the Agent or the Security Agent in respect of any claim it might have against the Agent or the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or the Security Agent may rely on this Clause 27.10.

(c)                            Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)                           Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

27.11           Lenders’ indemnity to the Agent and Secured Parties’ indemnity to the Security Agent

(a)                           Subject to paragraph (b) below, each Lender shall (in proportion to its Available Commitments and its Available Ancillary Commitment and participations in the Utilisations and utilisations of the Ancillary Facilities then outstanding to the Available Facilities and all the Utilisations and utilisations of the Ancillary Facilities then outstanding) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)                           If the Available Facilities are then zero, each Lender’s indemnity under paragraph (a) above shall be in proportion to its Available Commitments to the Available Facilities immediately prior to their reduction to zero, unless there are then any Utilisations and utilisations of the Ancillary Facilities outstanding, in which case it shall be in proportion to its participations in the Utilisations and utilisations of the Ancillary Facilities then outstanding to all the Utilisations and utilisations of the Ancillary Facilities then outstanding.

(c)                            Each other Secured Party shall (in proportion to its share of the Debt then outstanding to all Debt then outstanding and/or available for drawing under the Finance Documents indemnify the Security Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Security Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Security Agent under the Finance Documents (unless it has been reimbursed by an Obligor pursuant to a Finance Document).

27.12           Resignation of the Agent or the Security Agent

(a)                           The Agent or the Security Agent may resign and appoint one of its Affiliates as successor by giving 30 days notice to the other Finance Parties (and, in the case of the Security Agent, the Hedging Banks and Long Term Hedging Banks) and the Company.

(b)                           Alternatively the Agent or the Security Agent may resign by giving notice to the other Finance Parties (and, in the case of the Security Agent, the Hedging Banks and Long Term Hedging Banks) and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent or, as the case may be, Security Agent.

(c)                            If the Majority Lenders have not appointed a successor Agent or, as the case may be, Security Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent or, as the case may be, the Security Agent (after consultation with the Company) may appoint a successor Agent or Security Agent.

(d)                           The retiring Agent or Security Agent shall, at its own cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Agent or Security Agent under the Finance Documents.

(e)                            The resignation notice of the Agent or the Security Agent shall only take effect upon the appointment of a successor.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(f)                             Upon the appointment of a successor, the retiring Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27. Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

(g)                            After consultation with the Company, the Majority Lenders may, by notice to the Agent or, as the case may be, the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent or, as the case may be, the Security Agent shall resign in accordance with paragraph (b) above.

27.13           Replacement of the Agent

(a)                           After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent.

(b)                           The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)                            The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)                           Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

27.14           Confidentiality

(a)                           The Agent (in acting as agent for the Finance Parties) or, as the case may be, the Security Agent (in acting as security trustee or security agent for the Secured Parties) shall be regarded as acting through its respective agency or security trustee division which in each case shall be treated as a separate entity from any other of its divisions or departments.

(b)                           If information is received by another division or department of the Agent or, as the case may be, the Security Agent, it may be treated as confidential to that division or department and the Agent or, as the case may be, the Security Agent shall not be deemed to have notice of it.

27.15           Relationship with the Lenders

(a)                           Subject to Clause 25.8 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)                                      entitled to or liable for any payment due under any Finance Document on that day; and

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(ii)                                   entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                           Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

(c)                            Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 32.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mall address, department and officer by that Lender for the purposes of Clause 32.2 (Addresses) and paragraph (a)(iii) of Clause 32.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

27.16           Credit appraisal by the Secured Parties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Agent, the Arranger and the Bookrunner, and each Secured Party confirms to the Security Agent, that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                  the financial condition, status and nature of each member of the Group;

(b)                                  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                   whether that Finance Party or Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                  the adequacy, accuracy and/or completeness of any other information provided by the Agent, the Security Agent, any Party or any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

27.17           Base Reference Banks and Alternative Reference Banks

If a Base Reference Bank or Alternative Reference Bank (or, if a Base Reference Bank or Alternative Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Base Reference Bank or Alternative Reference Bank.

27.18           Management time of the Agent and the Security Agent

Any amount payable to the Agent or the Security Agent under Clause 16.3 (Indemnity to the Agent and the Security Agent), Clause 18 (Costs and expenses) and Clause 27.11 (Lenders’ indemnity to the Agent and Secured Parties’ indemnity to the Security Agent) shall include the cost of utilising its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as it may notify to the Company and the Lenders, and is in addition to any fee paid or payable to it under Clause 13 (Fees).

27.19           Security Agency provisions

The provisions of Schedule 10 (Security agency provisions) shall bind each Party.

27.20           Deduction from amounts payable by the Agent or the Security Agent

If any Party owes an amount to the Agent or the Security Agent under the Finance Documents, the Agent or the Security Agent (as the case may be) may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or the Security Agent (as the case may be) would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, that Party shall be regarded as having received any amount so deducted.

28.                         CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                  interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                  oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                   oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.                         SHARING AMONG THE FINANCE PARTIES

29.1                  Payments to Finance Parties

Subject to paragraph (b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)                                  the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                                  the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                   the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

(d)                                  Paragraph (a) above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender.

29.2                  Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 30.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

29.3                  Recovering Finance Party’s rights

On a distribution by the Agent under Clause 29.2 (Redistribution of payments), of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

29.4                  Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                  each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)                                  as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

29.5                 Exceptions

(a)                           This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 29, have a valid and enforceable claim against the relevant Obligor.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                           A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                      it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                   that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

(c)                            This Clause 29:

(i)                                      shall not apply to any receipt or recovery by any Finance Party in its capacity as Ancillary Lender at any time prior the Acceleration Date nor to any receipt or recovery by an Ancillary Lender as a result of exercising its rights under any Ancillary Facility Documents, respectively, to combine accounts, set-off or net sums due and payable by and to it under those documents in its capacity as an Ancillary Lender, as the case may be, or as a result of exercising its rights under any charge over bank accounts granted to it under any such document (in each case, which the Ancillary Lender shall be entitled to do despite any charge over such bank accounts in favour of the Secured Parties); but

(ii)                                   shall apply to all other receipts or recoveries by Ancillary Lenders which arise following the Acceleration Date otherwise than as a result of a payment made in accordance with Clause 29.6 (Loss sharing) or Clause 30.6 (Partial payments).

29.6                  Loss sharing

The loss sharing provisions set out in paragraph 20.6 of Schedule 10 (Security agency provisions) shall apply.

29.7                  Parallel Debt

(a)                           Each Obligor hereby irrevocably and unconditionally undertakes to pay to the Security Agent amounts equal to any amounts owing from time to time by that Obligor to any Secured Party under any Finance Document as and when those amounts are due.

(b)                           Each Obligor and the Security Agent acknowledge that the obligations of each Obligor under paragraph (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Obligor to any Secured Party under any Finance Document (its “Corresponding Debt”) nor shall the amounts for which each Obligor is liable under paragraph (a) above (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

(i)                                      the Parallel Debt of each Obligor shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(ii)                                   the Corresponding Debt of each Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(iii)                                the amount of the Parallel Debt of an Obligor shall at all times be equal to the amount of its Corresponding Debt.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(c)                            For the purpose of this Clause 29.7, the Security Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The Security granted under the Finance Documents to the Security Agent to secure the Parallel Debt is granted to the Security Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

(d)                           All moneys received or recovered by the Security Agent pursuant to this Clause 29.7, and all amounts received or recovered by the Security Agent from or by the enforcement of any Security granted to secure the Parallel Debt, shall be applied in accordance with this Agreement.

(e)                            Without limiting or affecting the Security Agent’s rights against the Obligors (whether under this Clause 29.7 or under any other provision of the Finance Documents, each Obligor acknowledges that:

(i)                                      nothing in this Clause 29.7 shall impose any obligation on the Security Agent to advance any sum to any Obligor or otherwise under any Finance Document, except in its capacity as a Lender; and

(ii)                                   for the purpose of any vote taken under any Finance Document, the Security Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender, Hedging Bank or Long Term Hedging Bank.

29.8                  Hedging

Each Secured Party shall observe the provisions of Schedule 16 (Hedging).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SECTION 11

ADMINISTRATION

30.                         PAYMENT MECHANICS

30.1                  Payments to the Agent

(a)                           On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor (subject to Clause 30.11 (Payments to the Security Agent), or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                           Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

30.2                  Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor), Clause 30.4 (Clawback) and Clause 30.11 (Payments to the Security Agent), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

30.3                  Distributions to an Obligor

The Agent and the Security Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4                  Clawback

(a)                           Where a sum is to be paid to the Agent or the Security Agent under the Finance Documents for another Party, the Agent or, as the case may be, the Security Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                           If the Agent or the Security Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Agent or, as the case may be, the Security Agent together with interest on that amount from the date of payment to the date of receipt by the Agent or, as the case may be, the Security Agent, calculated by it to reflect its cost of funds.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

30.5                  Impaired Agent

(a)                           If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 30.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Finance Party Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)                           All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)                            A Party which has made a payment in accordance with this Clause 30.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)                           Promptly upon the appointment of a successor Agent in accordance with Clause 27.13 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 30.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 30.2 (Distributions by the Agent).

30.6                  Partial payments

(a)                           If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                      first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Agent or the Arranger under the Finance Documents;

(ii)                                   secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement or any Ancillary Facility Document;

(iii)                                thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement or any Ancillary Facility Document; and

(iv)                               fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents or any Ancillary Facility Document,

provided that the Agent shall not make any such payments to any Ancillary Lender prior to the Agent delivering a notice to the Company pursuant to paragraph (b) of Clause 24.14 (Acceleration) or any date on which the Facilities are cancelled under Clause 9.2 (Change of control).

(b)                           The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                            Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

30.7                  No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.8                  Business Days

(a)                           Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                           During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.9                  Currency of account

(a)                           Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                           A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)                            Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                           Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                            Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

30.10           Change of currency

(a)                           Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                      any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)                                   any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)                           If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

30.11           Payments to the Security Agent

Notwithstanding any other provision of any Finance Document, at any time after any Security created by or pursuant to any Security Document becomes enforceable, the Security Agent may require:

(a)                                  any Obligor to pay all sums due under any Finance Document; or

(b)                                  the Agent to pay all sums received or recovered from an Obligor under any Finance Document,

in each case as the Security Agent may direct for application in accordance with the terms of the Security Documents.

30.12           Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)                                  the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)                                  the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                   the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                  any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 36 (Amendments and Waivers);

(e)                                   the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation, for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.12; and

(f)                                    the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

31.                         SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.                         NOTICES

32.1                  Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

32.2                  Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)                                  in the case of the Company, those identified with its name below;

(b)                                  in the case of each Lender each Ancillary Lender or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)                                   in the case of the Agent and the Security Agent, those identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

32.3                  Delivery

(a)                           Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                      if by way of fax, when received in legible form; or

(ii)                                   if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post, postage prepaid, in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

(b)                           Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)                            All notices from or to an Obligor shall be sent through the Agent.

(d)                           Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

32.4                  Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 32.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

32.5                  Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

32.6                  Electronic communication

(a)                           Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(i)                                      agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                   notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                                notify each other of any change to their address or any other such information supplied by them.

(b)                           Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

32.7                  English language

(a)                           Any notice given under or in connection with any Finance Document must be in English.

(b)                           All other documents provided under or in connection with any Finance Document must be:

(i)                                      in English; or

(ii)                                   if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.                         CALCULATIONS AND CERTIFICATES

33.1                  Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2                  Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

33.3                  Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

34.                         PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.                         REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

36.                         AMENDMENTS AND WAIVERS

36.1                  Required consents

(a)                           Subject to Clause 36.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)                           The Agent may effect, on behalf of any Finance Party, Hedging Bank or Long Term Hedging Bank, any amendment or waiver permitted by this Clause 36.

36.2                  Exceptions

(a)                           An amendment or waiver that has the effect of changing or which relates to:

(i)                                      the definition of “Majority Lenders”, “Majority Facility A Lenders”, “Majority Facility B Lenders” and “Majority Facility C Lenders” in Clause 1.1 (Definitions);

(ii)                                   an extension to the date of payment of any amount under the Finance Documents;

(iii)                                a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)                               an increase in or an extension of any Commitment;

(v)                                  a change to the Borrowers or Guarantors other than in accordance with Clause 26 (Changes to the Obligors);

(vi)                               any provision which expressly requires the consent of all the Lenders;

(vii)                            paragraph (a) of Clause 2.3 (Finance Parties’ rights and obligations), Clause 25 (Changes to the Finance Parties), Clause 29 (Sharing among the Finance Parties) or this Clause 36;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(viii)                         the nature or scope of the guarantee and indemnity granted under Clause 19 (Guarantee and indemnity); or

(ix)                               the release of any Security created pursuant to any Security Document or of any Charged Assets (except as provided in any Security Document),

shall not be made without the prior consent of all the Lenders.

(b)                           An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent the Arranger or any Ancillary Lender (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent or, as the case may be, the Arranger.

(c)                            Except where the consent of all Lenders is required by any Finance Document, an amendment or waiver which relates solely to the rights or obligations of the Facility A Lenders shall not be effective without the consent of the Majority Facility A Lenders and shall not require the consent of any Facility B Lender or Facility C Lender.

(d)                           Except where the consent of all Lenders is required by any Finance Document, an amendment or waiver which relates solely to the rights and obligations of the Facility B Lenders shall not be effective without the consent of the Majority Facility B Lenders and shall not require the consent of any Facility A Lender or Facility C Lender.

(e)                            Except where the consent of all Lenders is required by any Finance Document, an amendment or waiver which relates solely to the rights and obligations of the Facility C Lenders shall not be effective without the consent of the Majority Facility C Lenders and shall not require the consent of any Facility A Lender or Facility B Lender.

36.3                  Disenfranchisement of Defaulting Lenders

(a)                           For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or aggregated Facility B Commitments or Facility C Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments.

(b)                           For the purposes of this Clause 36.3, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                      any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)                                   any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

36.4                  Replacement of a Defaulting Lender

(a)                           The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Agent and such Lender:

(i)                                      replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 25 (Changes to the Finance Parties) all (and not part only) of its rights and obligations under this Agreement;

(ii)                                   require such Lender to (and such Lender shall) transfer pursuant to Clause 25 (Changes to the Finance Parties) all (and not part only) of the undrawn Facility B Commitment and/or Facility C Commitment of the Lender; or

(iii)                                require such Lender to (and such Lender shall) transfer pursuant to Clause 25 (Changes to the Finance Parties) all (and not part only) of its rights and obligations in respect of Facility B or Facility C, to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Company, and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)                           Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 36 shall be subject to the following conditions:

(i)                                      the Company shall have no right to replace the Agent or Security Agent;

(ii)                                   neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)                                the transfer must take place no later than five days after the notice referred to in paragraph (a) above; and

(iv)                               in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

37.                         CONFIDENTIALITY

37.1                  Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 37.2 (Disclosure of Confidential Information) and Clause 37.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

37.2                  Disclosure of Confidential Information

Any Finance Party may disclose:

(a)                                  to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                  to any person:

(i)                                  to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                               with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)                            appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 27.15 (Relationship with the Lenders));

(iv)                           who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)                              to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                           to whom or for whose benefit that Finance Party charges, assigns or, otherwise creates Security or may do so) pursuant to Clause 25.7 (Security over Lenders’ rights);

(vii)                        to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(viii)                     who is a Party; or

(ix)                           with the consent of the Company,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                            in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                            in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                            in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)                                   to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

(d)                                  to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

37.3                  Disclosure to numbering service providers

(a)                           Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)                                      names of Obligors;

(ii)                                   country of domicile of Obligors;

(iii)                                place of incorporation of Obligors;

(iv)                               date of this Agreement;

(v)                                  the names of the Agent and the Arranger;

(vi)                               date of each amendment and restatement of this Agreement;

(vii)                            amount of Total Commitments;

(viii)                         currencies of the Facilities;

(ix)                               type of Facilities;

(x)                                  ranking of Facilities;

(xi)                               Termination Date for Facilities;

(xii)                            changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)                         such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                           The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                            Each Obligor represents that none of the information set out in paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)                           The Agent shall notify the Company and the other Finance Parties of:

(i)                                      the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)                                   the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

37.4                  Entire agreement

This Clause 37 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

37.5                  Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

37.6                  Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)                                  of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 37.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                  upon becoming aware that Confidential Information has been disclosed in breach of this Clause 37 (Confidentiality).

37.7                  Continuing obligations

The obligations in this Clause 37 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)                                  the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                  the date on which such Finance Party otherwise ceases to be a Finance Party.

38.                         COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

39.                         GOVERNING LAW

This Agreement is and any non-contractual obligations arising out of or in connection with it are, governed by English law.

40.                         ENFORCEMENT

40.1                  Jurisdiction

(a)                           The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)                           The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                            This Clause 40.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2                  Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)                                  irrevocably appoints WFW Legal Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                                  agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE ORIGINAL OBLIGORS

Name of Original Borrower	Jurisdiction of incorporation	Registration number (or equivalent, if any)
Facility A Borrower
Marine Harvest ASA	Norway	964118 191
Facility B Borrower
Marine Harvest ASA	Norway	964118 191
Facility C Borrower
Marine Harvest ASA	Norway	964118 191

Name of Original Guarantor	Jurisdiction of incorporation	Registration number (or equivalent, if any)
Marine Harvest ASA	Norway	964118 191

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

PART II

THE ORIGINAL LENDERS

Name of Original Lender	Facility A Commitment	Facility B Commitment	Facility C Commitment
	(€)	(€)	(USD)
DNB Bank ASA	59,475,000	109,525,000	34,320,000
Nordea Bank Norge ASA	59,475,000	109,525,000	34,320,000
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A	38,124,999	70,208,334	22,000,000
ABN AMRO Bank N.V. (formerly Fortis Bank (Nederland) N.V.)	25,924,999	47,741,667	14,960,000

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

PART III

FIRST PHASE ACCESSION COMPANIES

Company Name	Country of Incorporation
1. Marine Harvest Holding AS	Norway
2. Marine Harvest Norway AS	Norway
3. Sterling White Halibut AS	Norway
4. Marine Harvest Minority Holding AS	Norway
5. Marine Harvest (Scotland) Ltd	Scotland
6. Marine Harvest Canada Inc.	Canada
7. Marine Harvest North America Inc.	Canada
8. Marine Harvest International BV	Netherlands
9. Marine Harvest NV	Netherlands
10. Marine Harvest Holland BV	Netherlands
11. Marine Harvest Pieters NV	Belgium

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO SIGNING

1.                                The Company

(a)                           A copy of the constitutional documents of the Company (including its articles of association (vedtekter) and company certificate (firmaattest).

(b)                           A copy of a resolution of the board of directors of the Company:

(i)                                      approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                   authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                                authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or dispatched by it under or in connection with the Finance Documents to which it is a party.

(c)                            A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)                           A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

(e)                            A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                Financial information

Certified copies of:

(a)                                  the latest consolidated audited financial statements of the Group for the financial year ended 31 December 2009;

(b)                                  a copy of the Financial Projections; and

(c)                                   any other financial information as requested by the Agent.

3.                                Group structure chart

(a)                                  A copy of the Group structure chart.

(b)                                  A list of Material Subsidiaries as at the date of this Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

4.                                Finance Documents

Duly executed copies of:

(a)                                  this Agreement; and

(b)                                  each Fee Letter.

5.                                Other documents and evidence

(a)                           Evidence that the process agent referred to in Clause 40.2 (Service of process) has accepted its appointment.

(b)         Confirmation from the Company that relevant regulatory and governmental consents have been obtained and are effective as at the date of this Agreement where such consents are required.

(c)                            Evidence satisfactory to the Agent that each Lender has carried out and is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(d)                           A copy of a letter or an email from DNB Bank ASA as agent for the Company’s existing bank syndicate consenting to, or waiving any breach as a result of, the entering into of the Finance Documents.

(e)                            Any other authorisations or other document opinion or assurance required by the Agent.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

PART II

CONDITIONS PRECEDENT TO FIRST UTILISATION

1.                                The Obligors

(a)                           A copy of a resolution of the holders of the issued shares in the Company (and of its board of supervisory directors (if any)) approving its execution and the terms of, and the transactions contemplated by, the Finance Documents.

(b)                           The accession documents listed in Part III (Conditions Precedent to be delivered by an Additional Obligor) of this Schedule 2 (Conditions Precedent) for each Company listed in Part III (First Phase Accession Companies) of Schedule 1 (The Original Parties).

2.                                Security

(a)                           Duly executed, registered and/or filed Security Documents creating first ranking security in favour of the Secured Parties over all material present and future assets and undertakings of the Company and the Companies listed in Part III (First Phase Accession Companies) of Schedule 1 (The Original Parties), including:

(i)                                      shares;

(ii)            bank accounts, but only if secured by a floating charge given by any Obligor in the jurisdiction in which the account is held and, if required, allowing first ranking security over such account to an Ancillary Lender as part of a cash pooling arrangement;

(iii)           live fish stock;

(iv)                               accounts receivable;

(v)                                  inventory;

(vi)                               aquacultural licences;

(vii)         insurance policies;

(viii)        agricultural chattels relating to biomass;

(ix)                               inter-company receivables in respect of Financial Support, as defined in Clause 23.6 (Loans and guarantees),

in each case to the extent listed in Part IV of this Schedule 2 as required to be effective on the date of first Utilisation under this Agreement, together with, in each case, all other documentation required to perfect such Security as advised to the Security Agent by its legal advisers in each relevant jurisdiction.

(b)                           Written confirmation from the Lenders under the Existing Facility Agreement that all Security in relation to the Existing Facility Agreement is released.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

3.                                Legal opinions

(i)             A legal opinion of Linklaters, legal advisers to the Arranger, the Agent and the Security Agent in England and the Netherlands, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(ii)            A legal opinion of Thommessen Krefting Greve Lund AS, legal advisers to the Arranger, the Agent and the Security Agent in Norway, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(iii)           A legal opinion of counsel to the Arranger, the Agent and the Security Agent in the relevant jurisdiction, in connection with any security referred to above governed by the law of such jurisdiction.

4.                                Financial information

(a)                                  The interim financial statements in respect of the Accounting Quarter ending on 31 March 2010.

(b)                                  A certificate from the Company setting out the Gearing Ratio as at the date of the Agreement based on the quarterly statements for 31 March 2010.

5.                                Other documents and evidence

(a)                                  Evidence that all Financial Indebtedness of the Group other than the Permitted Existing Financial Indebtedness which is permitted to remain has been prepaid and/or cancelled in full.

(b)                                  Written confirmation from the Agent under the Existing Facility Agreement that all amounts outstanding under the Existing Facility Agreement will be repaid and cancelled.

(c)                                   Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 13 (Fees) and Clause 18 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(d)                                  Written confirmation from the company confirming that, after the accession of the Companies set out in Part III (First Phase Accession Companies) of Schedule 1 (The Original Parties), the aggregate of the unconsolidated total assets (excluding any intragroup items of the Guarantors (without double counting) and excluding any interests in subsidiaries of any member of the Group) exceeds [***] per cent of the consolidated total assets of the Group, and the aggregate of the unconsolidated turnover of the Guarantors (without double counting and excluding any dividends or other distributions from Subsidiaries of any member of the Group) exceeds [***] per cent. of the consolidated turnover of the Group.

(e)                                   Any other authorisations or other document opinion or assurance required by the Agent.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

PART III

CONDITIONS PRECEDENT REQUIRED TO BE

DELIVERED BY AN ADDITIONAL OBLIGOR

1.                                An Accession Deed, duly executed by the Additional Obligor and the Company.

2.                                A copy of the constitutional documents of the Additional Obligor (including, in relation to a Dutch Obligor, a recent extract from the Dutch trade register (handelsregister) relating to it).

3.                                A copy of a resolution of the board of directors of the Additional Obligor:

(a)                                  approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute the Accession Deed;

(b)                                  authorising a specified person or persons to execute the Accession Deed on its behalf; and

(c)                                   authorising a specified person or persons, on its behalf, to sign and/or dispatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or dispatched by it under or in connection with the Finance Documents.

4.                                A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.                                If the Additional Guarantor is incorporated in England and Wales or the Netherlands or if so required by the Agent, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party and in the case of an Obligor incorporated in the Netherlands, addressing conflicts of interest.

6.                                A certificate of the Additional Obligor (signed by an authorised officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7.                                A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Deed.

8.                                A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Deed or for the validity and enforceability of any Finance Document.

9.                                If available, the latest audited financial statements of the Additional Obligor.

10.                         A legal opinion of Linklaters, legal advisers to the Arranger and the Agent in England and Wales.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

11.                         In respect of an Additional Obligor incorporated in Norway, a legal opinion of Thommessen Krefting Greve Lund AS, legal advisers to the Arranger and the Agent in Norway.

12.                         If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

13.                         In the case of a Dutch Obligor, a concurring advice of any works council or union which has advisory rights in respect of the transactions contemplated in the Security Documents.

14.                         Except in respect of Additional Obligors acceding in accordance with paragraph (b), (c) or (d) of Clause 23.14 (Security and guarantees) in respect of which the security documents set out in Part II (Conditions Precedent to First Utilisation) or Part IV (Security Schedule) (as the case may be) of this Schedule 2 are required to be provided, in the case of each Additional Obligor, confirmation from the Security Agent that it has first ranking security in favour of the Secured Parties over all material present and future assets and undertakings of such Additional Obligor (reasonably required by the Agent), including:

(a)                                  shares held by such Obligor in its Subsidiaries;

(b)                                  bank accounts, but only if secured by a floating charge given by any Obligor in the jurisdiction in which the account is held and, if required, allowing first ranking security over such account to an Ancillary Lender as part of a cash pooling arrangement;

(c)                                   live fish stock;

(d)                                  accounts receivable;

(e)                                   inventory;

(f)                                    aquacultural licences;

(g)                                   insurance policies;

(h)                                  agricultural chattels relating to biomass;

(i)                                      inter-company receivables in respect of Financial Support, as defined in Clause 23.6 (Loans and guarantees),

together with, in each case, all other documentation required to perfect those Security Documents as advised to the Security Agent by its legal advisers in each relevant jurisdiction.

15.                         In respect of a Chilean Guarantor, a stand alone guarantee agreement in the form of a fianza y codeuda solidaria executed by public deed in Chile in accordance with Chilean law.

16.                        If the Additional Obligor is incorporated in England and Wales, Scotland or Northern Ireland evidence that the Additional Obligor had done all that is necessary, (including without limitation by re-registering as a private company) to comply with sections 677-683 of the Companies Act 2006 in order to enable that Additional Obligor or to enter into the Finance Documents and perform it’s obligations under the Finance Documents.

17.                         If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, Scotland or Northern Ireland such documentary evidence as legal counsel to the Agent may require, that

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

such Additional Obligor has complied with any law in its jurisdiction relating to financial assistance or analogous process.

18.                         Evidence satisfactory to the Agent that each Lender has carried out and is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.                         A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

20.                         If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 40.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

PART IV

SECURITY SCHEDULE

No.	Pledgor/Assignor	Security Asset	Governing law

SHARE PLEDGES

1.	Marine Harvest ASA	The shares in Marine Harvest Holding AS	Norwegian law

2.	Marine Harvest ASA	The shares in Marine Harvest Kritsen S.A.	French law

3.	Marine Harvest ASA	The shares in Marine Harvest N.V.	Dutch law

4.	Marine Harvest Holding AS	The shares in Marine Harvest USA Holding, LLC	Maine law, U.S.A.

5.	Marine Harvest Holding AS (99.96%) and Marine Harvest Minority Holding AS (0.04%)	The shares in Fjord Seafood Chile S.A.	Chilean law

6.	Marine Harvest Holding AS	The shares in Salmoamerica Corp.	Panamanian law

7.	Marine Harvest Holding AS	The shares in Marine Harvest Norway AS	Norwegian law

8.	Marine Harvest Norway AS	The shares in each of Imsland Smolt AS and Sterling White Halibut AS	Norwegian law

9.	Marine Harvest N.V.	The shares in Marine Harvest International B.V.	Dutch law

10.	Marine Harvest International B.V. and Marine Harvest Minority Holding AS (owns 1 share)	The shares in Marine Harvest Pieters N.V.	Belgian law

11.	Marine Harvest International B.V.	The shares in Marine Harvest North America Inc.	B.C. law, Canada

12.	Marine Harvest International B.V.	The shares in Marine Harvest Minority Holding AS	Norwegian law

13.	Marine Harvest International B.V.	The shares in Marine Harvest Holland B.V.	Dutch law

14.	Marine Harvest International B.V.	The shares in Marine Harvest (Scotland) Ltd.	Scots law

15.	Marine Harvest International B.V.	The shares in Comhlucht Iascaireachta Fanad Teoranta (trading as Marine Harvest Ireland)	Irish law

16.	Marine Harvest Holland B.V. (68.0359%), Marine Harvest Minority Holding AS (31.9412%) and Marine Harvest Canada Inc. (0.0228%)	The shares in Marine Harvest Chile S.A.	Chilean law

17.	Comhlucht Iascaireachta Fanad Teoranta	The shares in each of the following companies: - Fanad Pettigoe Teoranta - Bradan Proiseal Teoranta - Bradan Fanad Teoranta - Bradan (Maoil Rua) Teoranta	Irish law

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

No.	Pledgor/Assignor	Security Asset	Governing law

- Feirm Fanaige Oilean Chliara - Teoranta (Clare Island Ltd.) (92.03%)

18.	Comhlucht Iascaireachta Fanad Teoranta	The shares in Silver King Seafoods Ltd	Irish law

19.	Marine Harvest USA Holding, LLC	The shares in Marine Harvest USA, LLC

20.	Marine Harvest North America Inc.	The shares in Marine Harvest Canada Inc.	B.C. law, Canada

21.	Salmoamerica Corp.	The shares in Panamerica Int. Holding S.A., and Aquamerica Int. Holding	Panamanian law

22.	Fjord Seafood Chile S.A. (99.999%) and Marine Harvest Holding AS (0.001%)	The shares in Salmones Tecmar S.A.	Chilean law

23.	Fjord Seafood Chile S.A. (99.38%) and Cultivadora de Salmones Linao S.A. (0.62%)	The shares in Salmones Lican S.A.	Chilean law

24.	Aquamerica Int. Holding S.A. (50.00%) and Panamerica Int. Holding S.A. (50.00%)	The shares in Salmones Americanos S.A..	Chilean law

25.	Fjord Seafood Chile S.A. (99%) and Cultivadora de Salmones Linao S.A. (1%)	The shares in Procesadora de Productos Marinos Delifish S.A.	Chilean law

26.	Salmones Americanos Ltda. (99.7%) and Panamerica Int. Holding S.A. (0.3%)	The shares in Cultivadora de Salmones Linao S.A.	Chilean law

27.	Marine Harvest Chile S.A. (99.91%)and Marine Harvest Canada Inc. (0.09%)	The shares in Ocean Horizons Chile S.A.	Chilean law

LICENSES

28.	Marine Harvest Norway AS	Licenses (No: akvakulturtillatelse)	Norwegian law

29.	Imsland Smolt AS	Licenses (No: akvakulturtillatelse)	Norwegian law

30.	Sterling White Halibut AS	Licenses (No: akvakulturtillatelse)	Norwegian law

31.	Salmones Tecmar S.A.	Licenses	Chilean law

32.	Cultivadora de Salmones Linao S.A.	Licenses	Chilean law

33.	Marine Harvest Chile S.A.	Licenses	Chilean law

34.	Ocean Horizons Chile S.A.	Licences	Chilean law

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

No.	Pledgor/Assignor	Security Asset	Governing law

AGRICULTURAL INCL. BIOMASS

35.	Marine Harvest Norway AS	Operating assets (No: pant i landbruksløsøre)	Norwegian law

STOCK — INVENTORY (NORWAY ONLY)

36.	Marine Harvest Norway AS	Stock in trade (No: varelager)	Norwegian law

RECEIVABLES AND INTERCOMPANY LOANS(2)

37.	Marine Harvest ASA	Trade receivables (No: kundefordringer)	Norwegian law

38.	Marine Harvest ASA

All intercompany loans granted by it to Marine Harvest Norway AS, Marine Harvest Holding AS, Marine Harvest Japan Inc., Marine Harvest Kritsen SA, Marine Harvest Poland Sp.z.o.o, Marine Harvest Chile S.A., Marine Harvest International B.V.

Norwegian law

39.	Marine Harvest Holding AS	Trade receivables (No: kundefordringer)	Norwegian law

40.	Marine Harvest Holding AS	All intercompany loans to Marine Harvest ASA	Norwegian law

41.	Marine Harvest Norway AS	Trade receivables (No: kundefordringer)	Norwegian law

42.	Marine Harvest Minority Holding AS	All intercompany loans granted by it to Marine Harvest ASA	Norwegian law

43.	Marine Harvest Norway AS	All intercompany loans granted by it to Marine Harvest ASA	Norwegian law

44.	Marine Harvest Labrus AS	All intercompany loans granted by it to Marine Harvest ASA	Norwegian law

45.	Marine Harvest Pieters NV	Receivables, including insurances, bank accounts and intra-group claims	Belgian law

46.	Marine Harvest VAP Europe	All intercompany loans granted by it to Marine Harvest ASA

47.	Marine Harvest Canada Inc.	All intercompany loans granted by it to Marine Harvest ASA	B.C. law, Canada

(2) To be reviewed every six (6) months.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

No.	Pledgor/Assignor	Security Asset	Governing law

FLOATING CHARGES/ ASSIGNMENT OF INSURANCES

48.	Marine Harvest ASA	Insurances	Norwegian law

49.	Marine Harvest Holding AS	Insurances	Norwegian law

50.	Marine Harvest Norway AS	Insurances	Dutch law / Norwegian law

51.	Comhlucht Iascaireachta Fanad Teoranta	Insurances	Irish law

52.	Marine Harvest Pieters N.V.	Business Pledge	Belgian law

53.	Marine Harvest (Scotland) Ltd.	Bond and floating charge of all assets. Assignation of insurances	Scots law

54.	Marine Harvest USA Holding, LLC	Security agreement covering all assets	Maine law, U.S.A.

55.	Marine Harvest USA, LLC	Security agreement covering all assets	Florida law, U.S.A.

56.	Marine Harvest North America Inc.	General security agreement covering all assets (including insurances)	B.C. law, Canada

57.	Marine Harvest Canada Inc.	General security agreement covering all assets (including insurances)	B.C. law, Canada

58.	Cultivadora de Salmones Linao S.A.	Floating charge of all assets (biomass)	Chilean law

59.	Salmones Tecmar S.A.	Floating charge of all assets (biomass)	Chilean law

60.	Marine Harvest Chile S.A.	Floating charge of all assets (biomass)	Chilean law

61.	Ocean Horizons Chile S.A.	Floating charge of all assets (biomass)	Chilean law

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 3

REQUESTS AND NOTICES

PART I

UTILISATION REQUEST

From:               [Name of relevant Borrower]

To:                             DNB Bank ASA

Dated:

Dear Sirs

Marine Harvest ASA - €775,000,000 Facility Agreement
dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Facility A]/[Facility B]/[Facility C]*

Currency of Loan:	[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

3.                                We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.                                The proceeds of this Loan should be credited to [account].

5.                                This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[name of relevant Borrower]

*            Delete as appropriate

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

PART II

SELECTION NOTICE

APPLICABLE TO A FACILITY A LOAN

From:               [Name of relevant Borrower]

To:                             DNB Bank ASA

Dated:

Dear Sirs

Marine Harvest ASA - €775,000,000 Facility Agreement
dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.                                We refer to the following Facility A Loan in [identify currency] with an Interest Period ending on [                   ].*

3.                                We request that the above Facility A Loan be divided into [                   ] Facility A Loans with the following Base Currency Amounts and Interest Periods:**

or

We request that the next Interest Period for the above Facility A Loan[s] is [                   ].***

4.                                We request that the above Facility A Loan[s] [is][are] [denominated in the same currency for the next Interest Period]/[denominated in the following currencies: [                   ]]. As this results in a change of currency, we confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Selection Notice. The proceeds of any change in currency should be credited to [account].

5.                                This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

the Company on behalf of
[Name of relevant Borrower]

*                 Insert details of all Facility A Loans in the same currency which have an Interest Period ending on the same date.

**          Use this option if division of Loans is requested.

*** Use this option if sub-division is not required.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

PART III

ANCILLARY FACILITY REQUEST

From:                                           [Company]

To:                                                         [Agent]

Dated:

Dear Sirs

Marine Harvest ASA - €775,000,000 Facility Agreement
dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This is an Ancillary Facility Request. Terms defined in the Agreement have the same meaning in this Ancillary Facility Request unless given a different meaning in this Ancillary Facility Request.

2.                                We wish to establish an Ancillary Facility on the following terms:

Facility:	[Facility A/Facility B]

Proposed Borrower:	[ ]

Proposed Ancillary Lender:	[ ]

Type or types of facility:	[ ]

Commencement Date:	[ ]

Expiry date:	[ ]

Ancillary Commitment amount:	[ ]

Currency/ies available:	[ ]

[Other details required by the Agent:]	[ ]

3.                                We confirm that each condition specified in paragraphs (a) and (b) of Clause 7.4 (Grant of Ancillary Facility) is satisfied on the date of this Ancillary Facility Request.

4.                                This Ancillary Facility Request is irrevocable.

Yours faithfully

authorised signatory for
[name of Company]

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 4

MANDATORY COST FORMULAE

1.                                The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Agent shall notify the Company of such calculations.

3.                                The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.                                The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)                                  in relation to a sterling Loan:

(b)                                  in relation to a Loan in any currency other than sterling:

Where:

A                                             is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                                             is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 10.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C                                             is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

D                                             is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E                                              is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                                For the purposes of this Schedule:

(a)                           “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                           “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)                            “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)                           “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.                                If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.                                Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)                                  the jurisdiction of its Facility Office; and

(b)                                  any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.                                The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.                         The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 43, 7 and 8 above is true and correct in all respects.

11.                         The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.                         Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.                         The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:                             DNB Bank ASA as Agent

From:               [                   ] (the “Existing Lender”) and [                   ] (the “New Lender”)

Dated:

Marine Harvest ASA - €775,000,000 Facility Agreement
dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This agreement shall take effect as a Transfer Certificate for the purpose of the Agreement. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                                We refer to Clause 25.5 (Procedure for transfer):

(a)                                  The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.5 (Procedure for transfer).

(b)                                  The proposed Transfer Date is [                   ].

(c)                                   The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) are set out in the Schedule.

(d)                                  The New Lender is a Professional Market Party.

3.                                The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

4.                                The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is a Treaty Lender.

5.                                This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.                                This Transfer Certificate is, and any non-contractual obligations arising out of or in connection with it are, governed by English law.

7.                                This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note:                  The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender ]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Agreement by the Agent and the Transfer Date is confirmed as [                   ].

DNB Bank ASA

By:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 6

FORM OF ACCORDION INCREASE CERTIFICATE

To:                             DNB Bank ASA

From:               [                   ] (the “Accordion Lender”) and Marine Harvest ASA (the “Company”)

Marine Harvest ASA - €775,000,000 Facility Agreement
dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This is a Accordion Increase Certificate. Terms defined in the Agreement have the same meaning in this Accordion Increase Certificate unless given a different meaning in this Accordion Increase Certificate.

2.                               [Accordion Lender] confirms that it is bound by the terms of the Agreement as a Lender in accordance with Clause 25.10 (Lender Increase) of the Agreement.

3.                                [Accordion Lender]’s Facility B Commitment is increased to € [                   ].

4.                                This Accordion Increase Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

5.                                This Accordion Increase Certificate is a Finance Document.

[Accordion Lender]

By:

[The Company]

By:

This Agreement is accepted as a Accordion Increase Certificate for the purposes of the Agreement by the Agent.

[Agent]

By.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 7

FORM OF ACCORDION LENDER ACCESSION AGREEMENT

To:                             DNB Bank ASA as Agent

Dated:

Marine Harvest ASA - €775,000,000 Facility Agreement
dated [                   ] (the “Agreement”)

This Accordion Lender Accession Agreement is made on [                   ] by [                   ] (the “Acceding Lender”).

1.                                We refer to the Agreement. This is an Accordion Lender Accession Agreement. Terms defined in the Agreement have the same meaning in this Accordion Lender Accession Agreement unless given a different meaning in this Accordion Lender Accession Agreement.

2.                                The Acceding Lender hereby agrees with each other person who is or who becomes a party to or bound by the provisions of the Agreement that with effect on and from the date on which this Agreement has been countersigned by the Agent it will become a party to the Agreement as a “Lender” and will accordingly become a “Finance Party” for the purposes of the Agreement.

3.                                The Facility Office and other notice details of the Acceding Lender for the purposes of the Agreement are as follows:

Address:

Attention:

Tel.:

Fax.:

E-mail:

4.                                The Commitment of the Acceding Lender for the purposes of the Agreement is €[                   ].

5.                                This Accordion Lender Accession Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

6.                                This Accordion Lender Accession Agreement is a Finance Document.

For and on behalf of

[Acceding Lender]

DNB Bank ASA

By:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 8

FORM OF ASSIGNMENT AGREEMENT

To:	[ ] as Agent and [ ] as Company, for and on behalf of each Obligor

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

[Company] - [                   ] Facility Agreement dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This is an Assignment Agreement. This Assignment Agreement shall take effect as an Assignment Agreement for the purpose of the Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.                                We refer to Clause 25.6 (Procedure for assignment) of the Agreement:

(a)                                  The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitments and participations in Loans under the Agreement as specified in the Schedule.

(b)                                  The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Loans under the Agreement specified in the Schedule.

(c)                                   The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.                               The proposed Transfer Date is [                   ].

4.                               On the Transfer Date the New Lender becomes Party to the relevant Finance Documents as a Lender.

5.                               The Facility Office and address, fax Number and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) are set out in the Schedule.

6.                               The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

7.                               The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is a Treaty Lender.

8.                               This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 25.9 (Copy of Transfer Certificate or Assignment Agreement to Company), to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

9.                               This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

10.                        This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.                        This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note:           The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]

By:

[New Lender]

By:

This Assignment Agreement is accepted as an Assignment Agreement for the purposes of the Agreement by the Agent and the Transfer Date is confirmed as [                   ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

***

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 9

FORM OF ACCESSION DEED

To:                             DNB Bank ASA as Agent

From:               [Subsidiary] and Marine Harvest ASA

Dated:

Dear Sirs

Marine Harvest ASA - €775,000,000 Facility Agreement
dated [                   ] (the “Agreement”)

1.                                We refer to the Agreement. This is an Accession Deed. This Accession Deed shall take effect as an Accession Deed for the purposes of the Agreement. Terms defined in the Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2.                                [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause 26.2 (Additional Borrowers) and Clause 26.4 (Additional Guarantors)[Clause 26.2 (Additional Borrowers)]/[Clause 26.4 (Additional Guarantors)] of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.                                [Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

4.                                This Accession Deed is, and any non-contractual obligations arising out of or in connection with it are, governed by English law.

This Guarantor Accession Deed is entered into by deed.

THIS ACCESSION DEED has been signed on behalf of the Security Agent (for the purposes of paragraph 4 above only), signed on behalf of the Company and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[Subsidiary]

[EXECUTED AS A DEED	)
By: [Subsidiary]	)

Director

Director/Secretary

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

OR

[EXECUTED AS A DEED

By: [Subsidiary]

Signature of Director

Name of Director

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness]

Marine Harvest ASA

By:

DNB Bank ASA

By:

Date:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 10

SECURITY AGENCY PROVISIONS

1.                                Definitions

In this Schedule 7:

“Security Property” means all right, title and interest in, to and under any Security Document, including:

(a)                                  the Charged Assets;

(b)                                  the benefit of the undertakings in any Security Document; and

(c)                                   all sums received or recovered by the Security Agent pursuant to any Security Document and any assets representing the same.

A reference to a “paragraph” shall be to a paragraph of this Schedule 7.

2.                                Declaration of trust

(a)                           The Security Agent and each other Finance Party agree that the Security Agent shall hold the Security Property in trust for the benefit of the Secured Parties on the terms of the Finance Documents.

(b)                           Subject to paragraph (c) below, paragraph (a) above shall not apply to any Security Document which is expressed to be or is construed to be governed by any law other than English or Scottish law or any other law which recognises the legal concept of a “trust”.

(c)                            Paragraph (b) above shall not affect or limit paragraph (d) of Clause 29.7 (Parallel Debt) nor the applicability of the provisions of this Schedule with respect to any Security Document which is expressed to be or is construed to be governed by any law other than English or Scottish law or any other law which recognises the concept of a “trust”.

3.                                Defects in Security

The Security Agent shall not be liable for any failure or omission to perfect, or defect in perfecting, the Security created pursuant to any Security Document, including:

(a)                                  failure to obtain any Authorisation for the execution, validity, enforceability or admissibility in evidence of any Security Document; or

(b)                                  failure to effect or procure registration of or otherwise protect or perfect any of the Security created by the Security Documents under any laws in any territory.

4.                                No enquiry

The Security Agent may accept without enquiry, requisition, objection or investigation such title as any Obligor may have to any Charged Assets.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

5.                                Retention of documents

The Security Agent may hold title deeds and other documents relating to any of the Charged Assets in such manner as it sees fit (including allowing any Obligor to retain them).

6.                                Indemnity out of Security Property

The Security Agent and every receiver, delegate, attorney, agent or other similar person appointed under any Security Document may indemnify itself out of the Security Property against any cost, loss or liability incurred by it in that capacity (otherwise than by reason of its own gross negligence or wilful misconduct).

7.                                Basis of distribution

To enable it to make any distribution, the Security Agent may fix a date as at which the amount of the Debt is to be calculated and may require, and rely on, a certificate from any Party giving details of:

(a)                                  any sums due or owing to any Party as at that date; and

(b)                                  such other matters as it thinks fit.

8.                                Rights of Security Agent

The Security Agent shall have all the rights, privileges and immunities which gratuitous trustees have or may have in England, even though it is entitled to remuneration.

9.                                No duty to collect payments

The Security Agent shall not have any duty:

(a)                                  to ensure that any payment or other financial benefit in respect of any of the Charged Assets is duly and punctually paid, received or collected; or

(b)                                  to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the Charged Assets.

10.                         Appropriation

(a)                           Each Party irrevocably waives any right to appropriate any payment to, or other sum received, recovered or held by, the Security Agent in or towards payment of any particular part of the Debt and agrees that the Security Agent shall have the exclusive right to do so.

(b)                           Paragraph (a) above will override any application made or purported to be made by any other person.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

11.                         Investments

All money received or held by the Security Agent under the Finance Documents may, in the name of, or under the control of, the Security Agent:

(a)                                  be invested in any investment it may select; or

(b)                                  be deposited at such bank or institution (including itself, any other Finance Party or any Affiliate of any Finance Party) as it thinks fit.

12.                         Suspense account

Subject to paragraph 14 below, the Security Agent may:

(a)                                  hold in an interest bearing suspense account any money received by it from any Obligor; and

(b)                                  invest an amount equal to the balance from time to time standing to the credit of that suspense account in any of the investments authorised by paragraph 12 above.

13.                         Timing of distributions

Distributions by the Security Agent shall be made as and when determined by it.

14.                         Delegation

(a)                           The Security Agent may:

(i)                                      employ and pay an agent selected by it to transact or conduct any business and to do all acts required to be done by it (including the receipt and payment of money) and the holding of Security on its behalf if required in accordance with market practice in any relevant jurisdiction;

(ii)                                   delegate to any person on any terms (including power to sub-delegate) all or any of its functions; and

(iii)                                with the prior consent of the Majority Lenders, appoint, on such terms as it may determine, or remove, any person to act either as separate or joint security agent with those rights and obligations vested in the Security Agent by this Agreement or any Security Document.

(b)                           The Security Agent will not be:

(i)                                      responsible to anyone for any misconduct or omission by any agent, delegate or security agent appointed by it pursuant to paragraph (a) above; or

(ii)                                   bound to supervise the proceedings or acts of any such agent, delegate or security agent,

provided that it exercises reasonable care in selecting that agent, delegate or security agent.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

15.                         Unwinding

Any appropriation or distribution which later transpires to have been or is agreed by the Security Agent to have been invalid or which has to be refunded shall be refunded and shall be deemed never to have been made.

16.                         Lenders

The Security Agent shall be entitled to assume that each Lender is a Lender unless notified by the Agent to the contrary.

17.                         Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties and powers of the Security Agent in relation to the trusts constituted by any Finance Document save to the extent required by law. Where there are inconsistencies between the Trustee Act 1925 and the Trustee Act 2000 and the express provisions of any such Finance Document, the provisions of such Finance Document shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of such Finance Document shall constitute a restriction or exclusion for the purposes of that Act.

18.                         Enforcement of Security

18.1                  Enforcement instructions

(a)                           Until the Discharge Date, the Security Agent shall:

(i)                                      exercise any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Security Agent); and

(ii)                                   not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)                           Any instructions given in accordance with paragraph (a) above will be binding on all the Secured Parties.

(c)                            The Security Agent may refrain from acting in accordance with any instructions given in accordance with paragraph (a) above until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                           In the absence of instructions given in accordance with paragraph (a) above, the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the Finance Parties.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(e)                            The Security Agent is not authorised to act on behalf of a Secured Party (without first obtaining that Party’s consent) in any legal or arbitration proceedings relating to any Senior Finance Document or any Hedging Document or Long Term Hedging Document.

18.2                  Exemption

No Finance Party shall be responsible to any other Party under this Agreement for any instructions given or not given to the Security Agent in relation to the Security Documents.

18.3                  Release of Security on enforcement

If, pursuant to or for the purpose of any Enforcement Action taken or to be taken by the Security Agent in accordance with this Agreement, the Security Agent requires any release of any guarantee or Security granted by any member of the Group, each Party shall promptly enter into any release and/or other document and take any action which the Security Agent may reasonably require.

18.4                  Authority of Security Agent

(a)                                  If in connection with any Enforcement Action:

(i)                                  the Security Agent (or any receiver) sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset under any Security Document; or

(ii)                               a member of the Group sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset at the request of the Security Agent or the Majority Lenders, the Security Agent may, and is hereby irrevocably authorised on behalf of each Party to:

(A)                            release the Security created pursuant to the Security Documents over the relevant asset; and

(B)                            if the relevant asset comprises all of the shares in the capital of a member of the Group, release that member of the Group and any subsidiary of it from all its past, present and future liabilities and/or obligations (both actual and contingent) as a borrower or guarantor of the whole or any part of the Debt (including any liability to any other member of the Group by way of guarantee or contribution) and release any Security granted by that member of the Group or any subsidiary of it over any asset under any Security Document.

The net cash proceeds of sale or disposal shall be applied in or towards payment of Debt in accordance with paragraph 19.1 (Order of application).

(b)                                  Each Party shall promptly enter into any release and/or other document and take any action which the Security Agent may reasonably require to give effect to paragraph (a) above.

(c)                                   No such release under paragraph (a) above will affect the obligations and/or liabilities of any other member of the Group to the Secured Parties.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

19.                         Application of Recoveries

19.1                  Order of application

Subject to the rights of creditors mandatorily preferred by law applying to companies generally, the proceeds of enforcement of the Security conferred by the Security Documents, all recoveries by the Security Agent under guarantees of the Debt and all other amounts paid to the Security Agent pursuant to this Agreement shall be applied in the following order:

(a)                                  first, in or towards payment of any unpaid fees, costs, expenses and liabilities (including any interest thereon as provided in the Security Documents) incurred by or on behalf of the Security Agent (or any adviser, receiver, delegate, attorney or agent) and the remuneration of the Security Agent (or any adviser, receiver, delegate, attorney or agent) in connection with carrying out its duties or exercising powers or discretions under the Security Documents or this Agreement;

(b)                                  second, in or towards payment to the Agent for application towards any unpaid costs and expenses incurred by or on behalf of any Secured Party in connection with such enforcement, recovery or other payment pari passu between themselves;

(c)                                   third, in or towards payment to the Agent for application towards the balance of the Senior Debt (in accordance with the terms of the Senior Finance Documents) and the Hedging Debt (on a pro rata basis between the Hedging Debt of each Hedging Bank) pari passu between themselves;

(d)                                  fourth, after the Discharge Date, in or towards payment to the Agent for application towards the balance of the Long Term Hedging Debt (for which only amounts received or recovered by the Security Agent pursuant to the terms of the Long Term Hedging Security Documents may be applied) on a pro rata basis between the Long Term Hedging Debt of each Long Term Hedging Bank; and

(e)                                   fifth, in payment of the surplus (if any) to the relevant Obligor or other person entitled thereto.

19.2                  Good discharge

An acknowledgement of receipt signed by the relevant person to whom payments are to be made under this paragraph 19 shall be a good discharge of the Security Agent.

20.                         Sharing among the Secured Parties

20.1                  Payments to Secured Parties

(a)                           If a Finance Party, a Hedging Bank or a Long Term Hedging Bank (a “Recovering Creditor”) makes a Senior Recovery a Hedging Recovery or a Long Term Hedging Recovery, as relevant (the “Recovery”) in respect of any amounts owed by any Obligor other than in accordance with paragraph 19.1 (Order of application) and applies that amount to a payment due under the Finance Documents to which it is a party then:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(i)                                      the Recovering Creditor shall, within three Business Days, notify details of the Recovery to the Security Agent;

(ii)                                   the Security Agent shall determine whether the Recovery is in excess of the amount the Recovering Creditor would have been paid had the Recovery been made by the Security Agent and distributed in accordance with paragraph 19.1 (Order of application), without taking account of any Tax which would be imposed on the Security Agent or the Senior Agent in relation to the Recovery; and

(iii)                                the Recovering Creditor shall, within three Business Days of demand by the Security Agent, pay to the Security Agent an amount (the “Sharing Payment”) equal to such Recovery less any amount which the Security Agent determines may be retained by the Recovering Creditor as its share of any payment to be made in accordance with paragraph 19.1 (Order of application).

20.2                 Redistribution of payments

The Security Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Secured Parties (other than the Recovering Creditor) in accordance with paragraph 19.1 (Order of application).

20.3                  Recovering Creditor’s rights

(a)                           On a distribution by the Security Agent under paragraph 29.2 (Redistribution of payments), the Recovering Creditor will be subrogated to the rights of the Secured Parties which have shared in the redistribution.

(b)                           If and to the extent that the Recovering Creditor is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Creditor for a debt equal to the Sharing Payment which is immediately due and payable.

20.4                  Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Creditor becomes repayable and is repaid by that Recovering Creditor, then:

(a)                                  each Secured Party which has received a share of the relevant Sharing Payment pursuant to paragraph 29.2 (Redistribution of payments) shall, upon request of the Security Agent, pay to the Security Agent for account of that Recovering Creditor an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Sharing Payment which that Recovering Creditor is required to pay); and

(b)                                  that Recovering Creditor’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Secured Party for the amount so reimbursed.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

20.5                 Exceptions

(a)                           This paragraph 20 shall not apply to the extent that the Recovering Creditor would not, after making any payment pursuant to this paragraph 20, have a valid and enforceable claim against the relevant Obligor.

(b)                           A Recovering Creditor is not obliged to share with any other Secured Party any amount which the Recovering Creditor has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                      it notified that other Secured Party of the legal or arbitration proceedings; and

(ii)                                   that other Secured Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

20.6                  Loss sharing

If, at any time after the Acceleration Date, for any reason:

(i)                                      any of the Senior Debt or Hedging Debt will not be repaid and/or discharged; and

(ii)                                   any resulting loss is not shared between the Lenders (including the Ancillary Lenders), and the Hedging Banks pro rata to the amount which their respective exposures, whether drawn or undrawn, bore to their total exposure, whether drawn or undrawn, as at the Acceleration Date, the Lenders and the Hedging Banks shall make such payments between themselves as the Security Agent shall require to ensure that, after taking into account such payments, any such loss is shared between the Lenders and the Hedging Banks pro rata to the amount which their respective exposures, whether drawn or undrawn, bore to their total exposure, whether drawn or undrawn, as at the Acceleration Date.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 11

FORM OF COMPLIANCE CERTIFICATE

To:                                                                             DNB Bank ASA as Agent

From:                                                               Marine Harvest ASA

Dated:

Dear Sirs

Marine Harvest ASA - €775,000,000 Facility Agreement
dated [•] (the “Agreement”)

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

1.                                We confirm that:

(i)                                      the Gearing Ratio for the Relevant Period ended on [                   ] (the “Test Date”) was [                   ]:1; and

(ii)                                   the Equity Ratio on the Test Date was [                   ] per cent.

2.                                We confirm that the following companies constitute Material Subsidiaries for the purpose of the Agreement:

[                   ]

3.                                [We confirm that the aggregate of the unconsolidated total assets (excluding any intragroup items of the Guarantors (without double counting and excluding any interests in Subsidiaries of any member of the Group) exceeds [***]% of the consolidated total assets of the Group)

4.                                We confirm that the aggregate of the unconsolidated turnover of the Guarantors (without double counting and excluding any dividends or other distributions from Subsidiaries of any Member of the Group) exceeds [***]% of the consolidated revenues of the Group.

5.                                [We confirm that no Default is continuing.]*

Signed:	[Signed:

[Chief Financial Officer / Director] of	Director of

*            If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Marine Harvest ASA	Marine Harvest ASA]

*insert applicable certification language

for and on behalf of

name of auditors of Marine Harvest ASA

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 12

FORM OF CONFIDENTIALITY UNDERTAKING

To:                             [Insert name of potential purchaser]

Re:                             The Agreement

Company:
Date:
Amount:
Agent:

Dear Sirs

We understand that you are considering acquiring an interest in the Agreement which, subject to the Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other transaction under which payments are to be made or may be made by reference to one or more Finance Documents and/or one or more Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other transaction (the “Acquisition”).  In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.                                CONFIDENTIALITY UNDERTAKING

You undertake (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, and (b) until the Acquisition is completed to use the Confidential Information only for the Permitted Purpose.

2.                                      PERMITTED DISCLOSURE

We agree that you may disclose:

2.1                               to any of your Affiliates and any of your or their officers, directors, employees, professional advisers and auditors such Confidential Information as you shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

2.2                               subject to the requirements of the Agreement, to any person:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(a)                                 to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of your rights and/or obligations which you may acquire under the Agreement such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (a) of paragraph 2.2 has delivered a letter to you in equivalent form to this letter;

(b)                                 with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to the Agreement or any Obligor such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (b) of paragraph 2.2 has delivered a letter to you in equivalent form to this letter;

(c)                                  to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information as you shall consider appropriate; and

2.3                               notwithstanding paragraphs 2.1 and 2.2. above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Agreement, as if such permissions were set out in full in this letter and as if references in those permissions to Finance Party were references to you.

3.                                      NOTIFICATION OF DISCLOSURE

You agree (to the extent permitted by law and regulation) to inform us:

3.1                               of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (c) of paragraph 2.2 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2                               upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.                                      RETURN OF COPIES

If you do not enter into the Acquisition and we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub-paragraph (c) of paragraph 2.2 above.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

5.                                      CONTINUING OBLIGATIONS

The obligations in this letter are continuing and, in particular, shall survive and remain binding on you until (a) if you acquire an interest in the Agreement by way of novation, the date on which you acquire such an interest; (b) if you enter into the Acquisition other than by way of novation, the date falling [twelve] months after termination of that Acquisition; or (c) in any other case [twelve] months after the date of this letter.

6.                                      NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC

You acknowledge and agree that:

6.1                               neither we, nor any member of the Group nor any of our or their respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

6.2                               we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.                                      ENTIRE AGREEMENT: NO WAIVER; AMENDMENTS, ETC

7.1                               This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2                               No failure or delay in exercising any right or remedy under this letter will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any further exercise thereof or the exercise of any other right or remedy under this letter.

7.3                               The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.                                      INSIDE INFORMATION

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9.                                      NATURE OF UNDERTAKINGS

The undertakings given by you under this letter are given to us and are also given for the benefit of the Company and each other member of the Group.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

10.                               THIRD PARTY RIGHTS

10.1                       Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

10.2                        The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

10.3                        Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person to rescind or vary this letter at any time.

11.                               GOVERNING LAW AND JURISDICTION

11.1                        This letter (including the agreement constituted by your acknowledgement of its terms)  (the “Letter”) and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter)  are governed by English law.

11.2                        The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

12.                               DEFINITIONS

In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

“Confidential Information” means all information relating to the Company, any Obligor, the Group, the Finance Documents, [the/a] Facility and/or the Acquisition which is provided to you in relation to the Finance Documents or [the/a] Facility by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)                                 is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or

(b)                                 is identified in writing at the time of delivery as non-confidential by us or our advisers; or

(c)                                  is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Group” means the Company and its subsidiaries for the time being (as such term is defined in the Companies Act 2006).

“Permitted Purpose” means considering and evaluating whether to enter into the Acquisition.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Yours faithfully

For and on behalf of

[Seller]

To: [Seller]

The Company and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of

[Potential Purchaser]

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 13

SIGNATURES

[    ]

By:

[    ]

By:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 14

TIMETABLES

“D - [                   ]” refers to the number of Business Days before the relevant Utilisation Date/the first day of the relevant Interest Period.

	Loans in euro and NOK	Loans in other currencies

Request for approval as an Optional Currency, if required (Clause 4.3 (Conditions relating to Optional Currencies))	D - 5 10:00 a.m.	D - 5 10:00 a.m.

Agent notifies the Lenders of the request (Clause 4.3 (Conditions relating to Optional Currencies))	D - 5 3:00 p.m.	D - 5 3:00 p.m.

Responses by Lenders to the request (Clause 4.3 (Conditions relating to Optional Currencies))	D - 4 1:00 p.m.	D - 4 1:00 p.m.

Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	D - 4 5:00 p.m.	D - 4 5:00 p.m.

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 11.1 (Selection of Interest Periods))	D - 3 10:00 a.m.	D - 3 10:00 a.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lender’s Participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lender’s Participation)

	D - 3 11:00 a.m.	D - 3 11:00 a.m.

EURIBOR. LIBOR or NIBOR is fixed	Quotation Day as of 11:00 a.m. (Brussels time)	Quotation Day as of 11:00 a.m.

Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	Quotation Day 3:00 p.m.	Quotation Day 3:00 p.m.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	Quotation Day 5:00 p.m.	Quotation Day 5:00 p.m.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 15

PERMITTED EXISTING FINANCIAL INDEBTEDNESS AND SECURITY

Company	Country	Lender/Counterparty	Type of Loan/Facility	Currency	Amount	Purpose	Security
Marine Harvest ASA	Norway	Norsk Tillitsmann	Bond loan (ex convertible - conversion period expired)	NOK	78.247.754	General financing of the operations	Senior unsecured bonds

Marine Harvest ASA	Norway	Norsk Tillitsmann	Convertible Loan	EUR	225.000.000	General financing of the operations	Senior unsecured bonds

Marine Harvest Norway AS	Norway	Eggesbø Næringsbygg AS	Financial Lease	NOK	118.412.000	Lease of slaughterhouse at Eggesbøneset

Marine Harvest Canada	Canada	GMAC of Can	Repayment loan	CAD	13.118	Dealer financing of vehicles	Security in Vehicle

Marine Harvest Canada	Canada	Ford Credit	Repayment loan	CAD	9.788	Dealer financing of vehicles	Security in Vehicle

Marine Harvest Scotland	Scotland	Nordea	VAT deferment facility	GBP	200.000	Deferment of VAT payment on imports	None

Marine Harvest Scotland	Scotland	Nordea	BACS limit	GBP	2.000.000	Operation of BACS payments	None

Marine Harvest Sterk B.V.	Netherlands	Rabobank	Overdraft facility	EUR	500.000	Overdraft	Pledge in tangible assets

Marine Harvest Sterk B.V.	Netherlands	Rabobank	Guarantee facility	EUR	500.000	Issuance of Guarantees	Pledge in tangible assets + Cross Guarantees

Marine Harvest Kritsen S.A.	France	Societe Generale	Overdraft facility	EUR	2.000.000	Financing of operations	None

Marine Harvest Kritsen S.A.	France	BCME	Overdraft facility	EUR	1.500.000	Temporary facility for stocks - Christmas sale	None

Marine Harvest Pieters N.V.	Belgium	BNP Paribas Fortis	Instalment loan	EUR	1.276.842	Refurbishment of Oostende plant	Mortgage on buildings at Oostende

Marine Harvest Pieters N.V.	Belgium	BNP Paribas Fortis	Multi-purpose facility	EUR	700.000	Available for ST loans, LC’s Guarantees etc	None

Marine Harvest Pieters N.V.	Belgium	KBC	Multi-purpose facility	EUR	9.200.000	Available for ST loans, LC’s Guarantees etc	None

Marine Harvest Rolmer	France	Banque Scalbert Dupont	Overdraft Facility	EUR	150.000	Overdrafts	Parent company guarantee from MH Pieters

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Company	Country	Lender/Counterparty	Type of Loan/Facility	Currency	Amount	Purpose	Security
Marine Harvest Faroes P/F	Faroe Islands	Eik Banki P/F	Instalment loan	DKK	39.282.948	General financing of the operations	Pledge in equipment and buildings

Marine Harvest Faroes P/F	Faroe Islands	Eik Banki P/F	Overdraft Facility	DKK	15.000.000	Overdrafts, issuance of L/Cs etc	Pledge in biomass

Marine Harvest Chile S.A.	Chile	BCI	Overdraft Facility	USD	750.000	Overdrafts	None

Delifish S.A	Chile	BCI	Overdraft Facility	USD	50.000	Overdrafts	None

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 16

HEDGING

1.                                Definitions and interpretation

For the purposes of this Schedule 16, the following additional definitions shall apply:

“Declared Default” means an Event of Default which has resulted in the Agent exercising any of its rights under Clause 24.14 (Acceleration).

“ISDA Master Agreement” means the 1992 Multicurrency-Cross Border Master Agreement or 2002 Master Agreement, each as published by the International Swaps and Derivatives Association Inc.

“Permitted Hedging Payments” means the payments, receipts and set-offs permitted by paragraph 5.1 (Permitted Hedging Payments) as long as they are so permitted.

“Specified Default” means, in relation to a Hedging Document or a Long Term Hedging Document:

(a)                                  the failure by an Obligor to make a payment due under that Hedging Document or Long Term Hedging Document within 10 Business Days of its due date or, as the case may be, the end of any applicable grace period following its due date; or

(b)                                  the occurrence of a Declared Default.

A reference to a “paragraph” shall, unless otherwise stated, be to a paragraph of this Schedule 16.

2.                                Ranking

Unless expressly provided to the contrary in this Agreement, the Senior Debt and the Hedging Debt shall rank pari passu between themselves in right and priority of payment. The Debt shall rank senior to the Long Term Hedging Debt.

3.                                Hedging Debt

3.1                         Hedging Debt

(a)                           Until the Discharge Date, no Hedging Bank or Long Term Hedging Bank shall, except with the prior consent of the Majority Lenders:

(i)                                      demand or receive payment, repayment or prepayment of any principal, interest or other amount on or in respect of, or any distribution in respect of, any Hedging Debt or any Long Term Hedging Debt in cash or in kind or apply any money or property in or towards discharge of any Hedging Debt or any Long Term Hedging Debt, except as permitted by paragraph 5.1 (Permitted Hedging Payments);

(ii)                                   exercise any set-off against any Hedging Debt or any Long Term Hedging Debt, except as permitted by paragraph 5.1 (Permitted Hedging Payments);

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(iii)                                permit to subsist or receive any Security, or any guarantee, for, or in respect of, any Hedging Debt, other than under any Security Document and the guarantees in any applicable Senior Finance Document;

(iv)                               permit to subsist or receive any Security, or any guarantee, for, or in respect of, any Long Term Hedging Debt, other than under any Long Term Hedging Security Document;

(v)                                  terminate (or close out any transaction under) any Hedging Document or any Long Term Hedging Document prior to its stated maturity, except as permitted by paragraph 11.1 (Permitted hedging enforcement); or

(vi)                               assign any of its rights or transfer any of its rights or obligations under any Hedging Document or any Long Term Hedging Document to any person unless and until the Security Agent executes a Hedging Bank Accession Deed or a Long Term Hedging Bank Accession Deed (as the case may be) duly completed and signed on behalf of that person.

(b)                           Each Hedging Bank and Long Term Hedging Bank shall promptly provide to the Security Agent copies of all Hedging Documents and Long Term Hedging Documents to which that Hedging Bank or Long Term Hedging Bank (as the case may be) is a party.

(c)                            Each Hedging Document and Long Term Hedging Document shall:

(i)                                      be satisfactory in form and substance to the Security Agent;

(ii)                                   be based on the ISDA Master Agreement;

(iii)                                provide for two way payments (or, in respect of the 1992 ISDA Master Agreement, payments under the “Second Method” and “Market Quotation” (as defined in the relevant Hedging Document)) in the event of termination of a derivative transaction, whether upon a Termination Event or an Event of Default (each as defined in the relevant Hedging Document or Long Term Hedging Document); and

(iv)                               will provide that the relevant Hedging Bank or Long Term Hedging Bank will, if so requested by the Security Agent under paragraph (b) of paragraph 11.1 (Permitted hedging enforcement), following the occurrence of a Declared Default, be entitled to designate an Early Termination Date under or otherwise terminate each Hedging Document or Long Term Hedging Document to which it is a party and each derivative transaction under the relevant Hedging Document or Long Term Hedging Document (as the case may be).

3.2                         Amendments to Hedging Documents

Until the Discharge Date, no Obligor, Hedging Bank or Long Term Hedging Bank shall, except with the prior consent of the Majority Lenders, amend or give any waiver or consent under any provision of any Hedging Document or Long Term Hedging Document which would result in:

(a)                                  any Hedging Document or Long Term Hedging Document ceasing to comply with the requirements of this paragraph 3;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)                                  any change to the amount to be paid or scheduled payment dates under any Hedging Document or Long Term Hedging Document;

(c)                                   any Obligor being subject to more onerous obligations as a whole than those contained in the Hedging Documents or Long Term Hedging Documents as originally entered into or obligations which would conflict with any provision of this Agreement;

(d)                                  any Obligor becoming liable to make an additional payment (or increase an existing payment) under any Hedging Document or Long Term Hedging Document; or

(e)                                   the assignment of any of its rights or transfer of any of its rights or obligations under any Hedging Document or Long Term Hedging Document to any person unless and until the Security Agent executes a Hedging Bank Accession Deed or Long Term Hedging Bank Accession Deed (as the case may be) duly completed and signed on behalf of that person, other than any amendment, waiver or consent purely of a technical or administrative nature.

4.                                Undertakings of the Obligors

Until the Discharge Date, no Obligor shall (and the Company shall ensure that no member of the Group will), except with the prior consent of the Majority Lenders:

(a)                                  pay, repay or prepay and principal, interest or other amount on or in respect of, or make any distribution in respect of, or redeem, purchase or defease, any Hedging Debt or any Long Term Hedging Debt in cash or in kind, except as permitted by paragraph 5.1 (Permitted Hedging Payments);

(b)                                  exercise any set-off against any Hedging Debt or any Long Term Hedging Debt, except as permitted by paragraph 5.1 (Permitted Hedging Payments);

(c)                                   create or permit to subsist any Security over any of its assets, or give any guarantee, for, or in respect of, any Hedging Debt, other than under any Security Document and the guarantees in any applicable Senior Finance Document;

(d)                                  create or permit to subsist any Security over any of its assets, or give any guarantee, for, or in respect of, any Long Term Hedging Debt, other than under any Long Term Hedging Security Document;

(e)                                   terminate (or close out any transaction under) any Hedging Document or any Long Term Hedging Document prior to its stated maturity.

5.                                Permitted Payments

5.1                         Permitted Hedging Payments

Unless a Declared Default has occurred, the relevant Obligor may pay, and (as the case may be) the Hedging Banks or Long Term Hedging Banks may receive and retain, scheduled payments in respect of Hedging Debt or Long Term Hedging Debt arising under the original terms of the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Hedging Documents or the Long Term Hedging Documents (subject to any amendments permitted by this Agreement).

5.2                         Set-off

In this paragraph 5, a payment or receipt includes a discharge by set-off.

6.                                Turnover of Non-Permitted Payments

6.1                         Turnover

Until the Discharge Date if any Hedging Bank receives or recovers any Hedging Recoveries or any Long Term Hedging Bank receives or recovers any Long Term Hedging Recoveries except for any Permitted Hedging Payments, that Hedging Bank or Long Term Hedging Bank shall:

(a)                                  within three Business Days notify details of the receipt or recovery to the Security Agent;

(b)                                  hold any such assets and moneys received or recovered by it on trust for the Security Agent for application in accordance with paragraph 19.1 (Order of application) of Schedule 10 (Security agency provisions); and

(c)                                   within three Business Days of demand by the Security Agent, pay an amount equal to such receipt or recovery to the Security Agent for application in accordance with paragraph 19.1 (Order of application) of Schedule 10 (Security agency provisions).

6.2                         Non-creation of charge

Nothing in this paragraph 6 or any other provision of this Agreement is intended to or shall create a charge or other Security.

7.                                Failure of trusts

(a)                           If any trust intended to arise pursuant to paragraph 6.1 (Turnover) fails or for any reason (including the laws of any jurisdiction in which any assets, moneys, payments or distributions may be situated) cannot be given effect to, the relevant Party will pay to the Security Agent for application in accordance with paragraph 19.1 (Order of application) of Schedule 10 (Security agency provisions) an amount equal to the amount (or the value of the relevant assets) intended to be so held on trust for the Security Agent.

(b)                           If a Party is obliged to pay any amount to the Security Agent in accordance with paragraph 6 (Turnover of Non-Permitted Payments):

(i)                                      the relevant Obligor shall indemnify that Party (to the extent of its liability for the relevant amount so paid) for any costs, liabilities and expenses incurred by it as a result of it having to make that payment; and

(ii)                                   the relevant Debt and/or Long Term Hedging Debt in respect of which a Party made that payment to the Security Agent will be deemed not to have been reduced or discharged in any way or to any extent by the relevant payment, distribution, proceeds or other discharge.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

8.                                Waiver of defences and appropriations

8.1                         Waiver of defences

The obligations of any Secured Party or Obligor shall not be affected in any way by an act, omission, matter or thing which, but for this paragraph 8, would reduce, release or prejudice any of those obligations in whole or in part, (without limitation and whether or not known to any Secured Party or Obligor or any other person) including:

(a)                                  any time, waiver or consent granted to, or composition with, any person;

(b)                                  the release of any person under the terms of any composition or arrangement with any creditor of any person;

(c)                                   the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(e)                                   any amendment (however fundamental) or replacement of a Finance Document and any Long Term Hedging Document or any other document or security;

(f)                                    any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document and any Long Term Hedging Document or any other document or security;

(g)                                   any insolvency, examinership or similar proceedings; or

(h)                                  any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any person under any Finance Document and any Long Term Hedging Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

8.2                         Appropriations

Each Secured Party may, subject to its obligations under this Agreement:

(a)                                  apply any moneys or other assets received or recovered by it under this Agreement or from any person against the Senior Debt, the Hedging Debt or the Long Term Hedging Debt (as relevant) owed to it, in accordance with this Agreement, in the case of each Finance Party, or such order as it sees fit, in the case of each Hedging Bank or Long Term Hedging Bank;

(b)                                  apply any moneys or other assets received or recovered by it from any person (other than any moneys or other assets received or recovered under the Senior Finance Documents, the Hedging Documents or the Long Term Hedging Documents (as relevant) or under this Agreement) against any liability of the relevant person to it other

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

than the Senior Debt, the Hedging Debt or the Long Term Hedging Debt (as relevant) owed to it; or

(c)                                   after the Acceleration Date, unless or until such moneys or other assets received or recovered by it under the Senior Finance Documents, the Hedging Documents or the Long Term Hedging Documents (as relevant) in aggregate are sufficient to bring about the Discharge Date, if otherwise applied in accordance with the provisions of this Agreement, hold in an interest-bearing suspense account any moneys or other assets received from any person.

9.                                Priority

9.1                         Ranking — Senior Debt and the Hedging Debt

Except as otherwise provided in this Agreement, all guarantees and all Security created pursuant to any Security Document will secure the Senior Debt and the Hedging Debt pari passu between themselves, irrespective of:

(a)                                  the date on which the Senior Debt or Hedging Debt arose;

(b)                                  whether a Secured Party is obliged to advance any Senior Debt or Hedging Debt; or

(c)                                   any fluctuation in the amount, or any intermediate discharge in whole or in part, of any Senior Debt or Hedging Debt.

9.2                         Registration and notice

The Parties will co-operate with each other with a view to reflecting the priority of the Security created pursuant to any Security Document in any register or with any filing or registration authority and in giving notice to any person of any of the Security created pursuant to any Security Document.

10.                         Restrictions on enforcement

10.1                  Restrictions on enforcement by the Hedging Banks

(a)                           Until the Discharge Date, no Hedging Bank or Long Term Hedging Bank shall, except with the prior consent of the Majority Lenders, take any Enforcement Action in relation to any Hedging Debt or any Long Term Hedging Debt (as the case may be) unless a Specified Default is continuing, in which event paragraph 11.1 (Permitted hedging enforcement) shall apply.

(b)                           Notwithstanding any Hedging Document or any Long Term Hedging Document, “Automatic Early Termination” shall not apply where the Obligor is the “Defaulting Party” (each as defined in the ISDA Master Agreement).

11.                         Permitted enforcement

11.1                  Permitted hedging enforcement

(a)                           If a Specified Default is continuing, a Hedging Bank or a Long Term Hedging Bank may designate an Early Termination Date in accordance with the relevant Hedging Document or Long

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Term Hedging Document or otherwise terminate the relevant Hedging Document or Long Term Hedging Document, provided that no other Enforcement Action is taken.

(b)                           If a Declared Default has occurred, each Hedging Bank and Long Term Hedging Bank will, promptly after a request by the Security Agent, designate an Early Termination Date under or otherwise terminate each Hedging Document and each Long Term Hedging Document to which it is a party and any derivative transaction entered into under that Hedging Document or Long Term Hedging Document.

(c)                            On or following:

(i)                                      the designation of an Early Termination Date or other termination as provided in paragraph (a) or (b) above; or

(ii)                                   the occurrence of the Acceleration Date,

any amount which falls due from a Hedging Bank or a Long Term Hedging Bank to any Obligor shall be paid by that Hedging Bank or Long Term Hedging Bank (as the case may be) to the Security Agent promptly for application in accordance with paragraph 19.1 (Order of application) of Schedule 10 (Security agency provisions).

12.                         Information

12.1                  Defaults

Each Hedging Bank and each Long Term Hedging Bank will promptly notify the Agent and the Security Agent of the occurrence of an event of default or potential event of default (however described, including any termination event) under or breach of any Hedging Document or any Long Term Hedging Document (as the case may be) of which it has actual knowledge.

12.2                  Amounts of Debt

Each of the Agent, the Hedging Banks and the Long Term Hedging Banks will on request by any of the others or the Security Agent from time to time notify the others and the Security Agent of details of the amount of outstanding Senior Debt, Hedging Debt or Long Term Hedging Debt respectively.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 17

FORM OF HEDGING BANK ACCESSION DEED

To:	DNB Bank ASA as Security Agent

From:	[Proposed Hedging Bank]

Dated:

Dear Sirs

Marine Harvest ASA - €775,000,000 Facility Agreement
dated [•] (the “Agreement”)

1.                                We refer to the Agreement. This is a Hedging Bank Accession Deed. Terms defined in the Agreement have the same meaning in this Hedging Bank Accession Deed unless given a different meaning in this Hedging Bank Accession Deed.

2.                                [Proposed Hedging Bank] agrees to be bound by the terms of the Agreement as a Hedging Bank.

3.                                [Proposed Hedging Bank’s] administrative details are as follows:

Address:

Fax No:

Attention:

4.                                Details of the Hedging Document are as follows:

Date:

Parties: [Proposed Hedging Bank] and [the Company]

Terms: [Insert brief summary of type of contract].

5.                                This Hedging Bank Accession Deed is, and any non-contractual obligations arising out of or in connection with it are, governed by English law.

[Proposed Hedging Bank]

By:

This Hedging Bank Accession Deed is accepted by the Security Agent.

[Security Agent]

By:	Date:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 18

FORM OF LONG TERM HEDGING BANK ACCESSION DEED

To:                                                                             DNB Bank ASA as Security Agent

From:                                                               [Proposed Long Term Hedging Bank]

Dated:

Dear Sirs

Marine Harvest ASA - €775,000,000 Facility Agreement
dated [•] (the “Agreement”)

1.                                We refer to the Agreement. This is a Long Term Hedging Bank Accession Deed. Terms defined in the Agreement have the same meaning in this Long Term Hedging Bank Accession Deed unless given a different meaning in this Long Term Hedging Bank Accession Deed.

2.                                [Proposed Long Term Hedging Bank] agrees to be bound by the terms of the Agreement as a Long Term Hedging Bank.

3.                                [Proposed Long Term Hedging Bank’s] administrative details are as follows:

Address:

Fax No:

Attention:

4.                                Details of the Long Term Hedging Document are as follows:

Date:

Parties: [Proposed Long Term Hedging Bank] and [the Company]

Terms: [Insert brief summary of type of contract].

5.                                This Long Term Hedging Bank Accession Deed is, and any non-contractual obligations arising out of or in connection with it are, governed by English law.

[Proposed Long Term Hedging Bank]

By:

This Long Term Hedging Bank Accession Deed is accepted by the Security Agent.

[Security Agent]

By:	Date:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 19

FORM OF RESIGNATION LETTER

To:                             DNB Bank ASA

From:               [resigning Obligor] and Marine Harvest ASA

Dated:

Dear Sirs

Marine Harvest ASA - €775,000,000 Facility Agreement dated [•] (the “Agreement”)

1.                                We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                                Pursuant to [Clause 26.3 (Resignation of a Borrower)]/[Clause 26.6 (Resignation of a Guarantor)], we request that resigning Obligor be released from its obligations as a Borrower/Guarantor under the Agreement.

3.                                We confirm that:

(a)                                  no Default is continuing or would result from the acceptance of this request; and

(b)                                  [                   ]

4.                                This Resignation Letter is, and any non-contractual obligations arising out of or in connection with it are governed by English law.

Marine Harvest ASA	[Subsidiary ]

By:	By:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 20

ALTERNATIVE REFERENCE BANKS

PART I

ALTERNATIVE REFERENCE BANKS IN RELATION TO LOANS IN EURO

1. The principal Utrecht office of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.

2. The principal Oslo office of DNB Bank ASA

3. The principal Amsterdam office of ABN AMRO Bank N.V.

4. The principal Oslo office of Nordea Bank Norge ASA

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

PART II

ALTERNATIVE REFERENCE BANKS IN RELATION TO LOANS IN CURRENCIES OTHER THAN EURO OR NOK

1. The principal London office of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.

2. The principal London office of DNB Bank ASA

3. The principal London office of Nordea Bank Finland Plc

4. The principal Amsterdam office of ABN AMRO Bank N.V.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

PART III

ALTERNATIVE REFERENCE BANKS IN RELATION TO LOANS IN NOK

1. The principal Oslo office of DNB Bank ASA

2. The principal Oslo office of Nordea Bank Norge ASA

3. The principal London office of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.

4. The principal Amsterdam office of ABN AMRO Bank N.V.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE 21

FORM OF INCREASE CONFIRMATION

To:                             DNB Bank ASA as Agent, DNB Bank ASA as Security Agent and Marine Harvest ASA as the Company, for and on behalf of each Obligor

From:               [the Increase Lender] (the “Increase Lender”)

Dated:

Marine Harvest ASA Facilities Agreement
dated [           ] (the “Facilities Agreement”)

1.                                      We refer to the Facilities Agreement. This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.                                      We refer to Clause 2.3 (Increase) of the Facilities Agreement.

3.                                      The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facilities Agreement.

4.                                      The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [                      ].

5.                                      On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.

6.                                      The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 32.2 (Addresses) are set out in the Schedule.

7.                                      The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of Clause 2.3 (Increase).

8.                                      The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is a Treaty Lender.

9.                                      This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.                               This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

12.                               This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:                  The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent.

Agent

By:

Security Agent

By:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

The Company

Marine Harvest ASA

Address:                                                 Stortingsgata 8
                                    N-0161
                                    Oslo
                                    Norway

Fax:                                                                       +47 21 56 20 01

Attention:                                         Jørgen Andersen

By:

The Original Borrower

Marine Harvest ASA

Address:                                                 Stortingsgata 8
                                    N-0161
                                    Oslo
                                    Norway

Fax:                                                                       +47 21 56 20 01

Attention:                                         Jørgen Andersen

By:

The Original Guarantor

Marine Harvest ASA

Address:                                                 Stortingsgata 8
                                    N-0161
                                    Oslo
                                    Norway

Fax:                                                                       +47 21 56 20 01

Attention:                                         Jørgen Andersen

By:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

The Arrangers

DNB Bank ASA (formerly DnB NOR Bank ASA)

By:

Nordea Bank Norge ASA

By:

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.

By:

ABN AMRO Bank N.V. (formerly Fortis Bank (Nederland) N.V.)

By:

The Bookrunner

DnB NOR Markets, a part of DNB Bank ASA (formerly DnB NOR Bank ASA)

By:

Nordea Bank Norge ASA

By:

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.

By:

ABN AMRO Bank N.V. (formerly Fortis Bank (Nederland) N.V.)

By:

The Original Lenders

DNB Bank ASA (formerly DnB NOR Bank ASA)

By:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Nordea Bank Norge ASA

By:

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.

By:

ABN AMRO Bank N.V. (formerly Fortis Bank (Nederland) N.V.)

By:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

The Agent

DNB Bank ASA (formerly DnB NOR Bank ASA)

Address:                                                 DNB Bank ASA
P.O. Box 7100
N-5020 Bergen
Norway

Fax:                                                                       +47 22 31 86 43

Attention:                                         Stig N. Strand/ Turid Berg

By:

The Security Agent

DNB Bank ASA (formerly DnB NOR Bank ASA)

Address:                                                 DNB Bank ASA
ICI Seafood
P.O. Box 7100
N-5020 Bergen
Norway

Fax:                                                                       +47 55 21 98 55

Attention:                                         Jan Petter Lindsetmo/Rune Nilsen

By:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

AMENDMENT LETTER
MORPOL ACQUISITION — PART 1

To:                            Marine Harvest ASA as the Company and Obligor’s agent
Stortingsgata 9
N-0161
Oslo
Norway

Attn:                    Henrik Heiberg

Dated                         2013

Dear Sirs,

MARINE HARVEST ASA (the “Company”) - €775,000,000 facilities agreement originally dated 4 May 2010 as subsequently amended by an amendment agreement dated 27 April 2011 and as amended and restated by the amendment and restatement agreements dated 16 December 2011 and 26 July 2012 (the “Agreement”).

1                                      BACKGROUND

(a)                              This letter is supplemental to and amends the Agreement.

(b)                              We refer to the letter from the Company to the Lenders on 19 December 2012 in respect of the Morpol Acquisition (as defined in the schedule hereto). This letter sets out the following requests:

(i)                                   consent to the Morpol Acquisition under clause 23.13(b)(ii) whilst retaining the basket in 23.13(b)(i);

(ii)                                consent to the Morpol Guarantee (as defined in the schedule hereto) under clause 23.4(b)(viii); and

(iii)                             a temporary increase in the covenant in clause 22.1 to 3.99 from and including Q1 2013 and until the earlier of (A) the end of the first quarter where consolidation occurs and (B) the end of Q4 2013.

We refer also to the letter from the Company to the Lenders on 7 January 2013 in relation to the Morpol Acquisition. This letter sets out the following further requests:

(iv)                            Financial Indebtedness arising from the issuance(s) of bond permitted under clause 23.4(b)(vii) to be increase to EUR [***]; and

(v)                               an amendment to clause 9.5 (Capital Market Issue Proceeds) such that the proceeds raised from a bond issue do not have to be prepaid, up to a maximum of EUR [***].

This letter relates to requests (i) up to and including (iv). If acceptable to all Lenders, a separate amendment letter will be entered into by the Agent and the Company in relation to request (v).

(c)                               Pursuant to clause 36 (Amendments and Waivers) of the Agreement, Majority Lender consent is required for the amendments to the Agreement contemplated by this letter in relation to requests (i)

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

up to and including (iv). Subject to the terms of this letter, the Majority Lenders have consented to the amendments to the Agreement contemplated by this letter. Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

(d)                              By countersigning this letter, you confirm in your capacity as Obligors’ agent that all Obligors consent to these amendments.

2                                      INTERPRETATION

(a)                              Capitalised terms defined in the Agreement have the same meaning when used in this letter unless expressly defined in this letter.

(b)                              The provisions of clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

3                                      AMENDMENTS

Subject to the Company (acting for itself and as Obligors’ agent) countersigning a copy of this letter, the Agreement will be amended as set out in the schedule hereto.

4                                      AMENDMENT FEE

(a)                              In consideration for the Lenders agreeing to the amendments set out herein, an amendment fee of [***] of the Commitments as of the date of this letter is payable within 5 Business Days from the date on which this letter is countersigned by the Company.

(b)                             Payment of this fee should be made to the Agent (for the account of each Lender, pro rata to its Commitments).

(c)                               This fee is exclusive of any VAT or similar charge. If any VAT or similar charge is chargeable in connection with this fee, the Company shall pay that VAT or similar charge at the same time as it pays this fee.

(d)                              All payments shall be paid without any deduction or withholding for or on account of tax (a “Tax Deduction”) unless a Tax Deduction is required by law. If a Tax Deduction is required by law to be made, the amount of the payment due shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(e)                               This fee is non-refundable and non-creditable against other fees payable in connection with the Agreement. It shall be paid in full, without (and free and clear of any deduction for) set-off or counterclaim.

5                                      TEMPORARY INCREASE IN MARGIN

As of the date falling 5 Business Days after the date upon which the Company countersigns a copy of this letter, the Margin shall be [***] per cent. per annum until the delivery of the Compliance Certificate relating to the first Financial Quarter of 2013 at which point the Margin applicable to the Facilities will be determined in accordance with the following margin grid until the earlier of (a) the last day of the Financial Quarter during which consolidation of the Morpol Acquisition occurs and (b) 31 December 2013, after which the margin grid in the definition of “Margin” in clause 1.1 (Definitions) shall apply once more:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Gearing Ratio	Margin (per cent. p.a.)
Equal to or lower than [***]	[***]
Higher than [***], but lower than or equal to [***]	[***]
Higher than [***], but lower than or equal to [***]	[***]
Higher than [***], but lower than or equal to [***]	[***]
Higher than [***], but lower than or equal to [***]	[***]
Higher than [***], but lower than or equal to [***]	[***]
Higher than [***]	[***]

6                                      REPRESENTATIONS

The representations and warranties in clause 20 (Representations) of the Agreement that are deemed to be repeated pursuant to the terms of clause 20.24 (Times when representations made) of the Agreement are made by each Obligor on the date that this letter is countersigned by the Company by reference to the facts and circumstances then existing.

7                                      MISCELLANEOUS

(a)                              This letter is a Finance Document and, for the purpose of paragraph 4 above, a Fee Letter.

(b)                              From the date on which the Company duly countersigns a copy of this letter, the Agreement and this letter will be read and construed as one document.

(c)                               Except as otherwise provided in this letter, the Finance Documents (including the guarantee and indemnity of the Guarantors) remain in full force and effect.

(d)                              The provisions of clause 32 (Notices) and clause 40 (Enforcement) of the Agreement shall be incorporated into this letter as if set out in full in this letter and as if references in those clauses to “this Agreement” are references to this letter.

(e)                               This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

8                                      GOVERNING LAW

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

If you agree to the terms of this letter, please sign where indicated below and return the enclosed copy of this letter to the Agent.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Yours faithfully,

For

DNB BANK ASA as Agent for and on behalf of the other Finance Parties

Name:

Title:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

FORM OF ACKNOWLEDGEMENT

We agree to the terms of this letter.

For

MARINE HARVEST ASA for itself and as agent for the other Obligors as Obligors’ agent

Name:

Title:

Date:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SCHEDULE

AMENDMENTS TO THE AGREEMENT

1.                                   The following new definitions shall be added to clause 1.1 (Definitions) as follows:

“Morpol Acquisition” means the Company’s acquisition of all the issued and outstanding shares of Morpol ASA, comprising its acquisition of 48.5 per cent. of the shares of Morpol ASA from Friendmall Ltd and Bazmonta Holding Ltd and the mandatory offer for the remaining shares.

“Morpol Guarantee” means the NOK 1,001,500,000 bank guarantee required to be given by a Norwegian bank in accordance with the Norwegian Securities Trading Act in relation to the Company’s mandatory offer for the remaining shares of Morpol ASA as part of the Morpol Acquisition.

2.                                   Paragraph (a) of Clause 22.1 (Financial condition) shall be redesignated as paragraph (a)(i) and the words “subject to paragraph (ii) below,” shall be added to the start of this newly designated paragraph (a)(i).

3.                                   A new paragraph (a)(ii) shall be added to Clause 22.1 (Financial condition) as follows:

(a)(ii)                      For the Relevant Periods ending on 31 March 2013 up to and including the Relevant Period ending on the earlier of: (A) the last day of the Financial Quarter during which consolidation of the Morpol Acquisition occurs and (B) 31 December 2013, the Gearing Ratio shall not exceed 3.99:1.

4.                                   In Clause 23.4(b)(vii), the value “EUR [***]” shall be deleted and replaced with “EUR [***]”.

5.                                   Paragraph (b)(vii)(C) of Clause 23.4 (Financial Indebtedness) shall be renumbered as paragraph (b)(vii)(D) and a new paragraph (b)(vii)(C) shall be inserted as follows:

(C)                                  any such bond issued on or after 14 January 2013 shall have a final maturity date falling after the Termination Date; and.

6.                                   A new limb (ix) shall be added to paragraph (b) of clause 23.4 (Financial Indebtedness) as follows:

(ix)                                 the Morpol Guarantee from 14 January 2013 until and including 10 April 2013.

7.                                   A new limb (iii) shall be added to paragraph (b) of clause 23.13 (Acquisitions and Investments) as follows:

(iii)                                     which constitutes the Morpol Acquisition, or a part thereof.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

AMENDMENT LETTER
MORPOL ACQUISITION — PART 2

To:                            Marine Harvest ASA as the Company and Obligor’s agent
Stortingsgata 9
N-0161
Oslo
Norway

Attn:                    Henrik Heiberg

Dated                         2013

Dear Sirs,

MARINE HARVEST ASA (the “Company”) - €775,000,000 facilities agreement originally dated 4 May 2010 as subsequently amended by an amendment agreement dated 27 April 2011, as amended and restated by the amendment and restatement agreements dated 16 December 2011 and 26 July 2012 and amended by the amendment letter dated 14 January 2013 (the “Agreement”).

1                                      BACKGROUND

(a)                              This letter is supplemental to and amends the Agreement.

(b)                              We refer to the letter from the Company to the Lenders on 19 December 2012 in respect of the Morpol Acquisition (as defined in the schedule hereto). This letter set out the following requests:

(vi)                            consent to the Morpol Acquisition under clause 23.13(b)(ii) whilst retaining the basket in 23.13(b)(i);

(vii)                         consent to the Morpol Guarantee (as defined in the schedule hereto) under clause 23.4(b)(viii); and

(viii)                      a temporary increase in the covenant in clause 22.1 to 3.99 from and including Q1 2013 and until the earlier of (A) the end of the first quarter where consolidation occurs and (B) the end of Q4 2013.

We refer also to the letter from the Company to the Lenders on 7 January 2013 in relation to the Morpol Acquisition. This letter set out the following further requests:

(ix)                            Financial Indebtedness arising from the issuance(s) of bond permitted under clause 23.4(b)(vii) to be increase to EUR [***]; and

(x)                               an amendment to clause 9.5 (Capital Market Issue Proceeds) such that the proceeds raised from a bond issue do not have to be prepaid, up to a maximum of EUR [***].

Requests (i) up to and including (iv) were effected by way of the amendment letter dated 14 January 2013. This letter relates to request (v).

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(c)                               Pursuant to clause 36 (Amendments and Waivers) of the Agreement, the consent of all Lenders is required for the amendment to the Agreement contemplated by this letter in relation to request (v). Subject to the terms of this letter, all Lenders have consented to the amendment to the Agreement contemplated by this letter. Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

(d)                              By countersigning this letter, you confirm in your capacity as Obligors’ agent that all Obligors consent to these amendments.

2                                      INTERPRETATION

(a)                              Capitalised terms defined in the Agreement have the same meaning when used in this letter unless expressly defined in this letter.

(b)                              The provisions of clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

3                                      AMENDMENTS

Subject to the Company (acting for itself and as Obligors’ agent) countersigning a copy of this letter, the Agreement will be amended such that paragraph (a) of Clause 9.5 (Capital Market Issue Proceeds) shall be amended as follows (with the insertion of the words that are underlined and the deletion of the words that have been struck through):

“In this Clause 9.5 “Capital Market Issue Proceeds” means [***] per cent. of any cash or cash equivalent proceeds received by a member of the Group in excess of EUR [***] in aggregate for the Group from the date of this Agreement from the issuance of a convertible or regular bond, after deducting (if applicable):

(i)                                  reasonable transaction costs incurred in connection with the issuance of the convertible or regular bond;

(ii)                               reasonable transaction costs incurred in connection with the Permitted Acquisition;

(iii)                            proceeds used to fund the purchase price of a Permitted Acquisition;

(iv)                           in relation to such Permitted Acquisition proceeds applied in reducing the indebtedness of the target as contractually required by the relevant acquisition documents or this Agreement; and

(v)                              proceeds applied for the purpose of funding the working capital requirements in relation to such Permitted Acquisition.”

4                                      REPRESENTATIONS

The representations and warranties in clause 20 (Representations) of the Agreement that are deemed to be repeated pursuant to the terms of clause 20.24 (Times when representations made) of the Agreement are made by each Obligor on the date that this letter is countersigned by the Company by reference to the facts and circumstances then existing.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

5                                      MISCELLANEOUS

(a)                              This letter is a Finance Document.

(b)                              From the date on which the Company duly countersigns a copy of this letter, the Agreement and this letter will be read and construed as one document.

(c)                               Except as otherwise provided in this letter, the Finance Documents (including the guarantee and indemnity of the Guarantors) remain in full force and effect.

(d)                              The provisions of clause 32 (Notices) and clause 40 (Enforcement) of the Agreement shall be incorporated into this letter as if set out in full in this letter and as if references in those clauses to “this Agreement” are references to this letter.

(e)                              This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

6                                      GOVERNING LAW

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

If you agree to the terms of this letter, please sign where indicated below and return the enclosed copy of this letter to the Agent.

Yours faithfully,

For

DNB BANK ASA as Agent for and on behalf of the other Finance Parties

Name:

Title:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

FORM OF ACKNOWLEDGEMENT

We agree to the terms of this letter.

For

MARINE HARVEST ASA for itself and as agent for the other Obligors as Obligors’ agent

Name:

Title:

Date:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

AMENDMENT LETTER
CONVERTIBLE BOND ISSUE

To:                            Marine Harvest ASA as the Company and Obligor’s agent
Stortingsgata 9
N-0161
Oslo
Norway

Attn:                    Henrik Heiberg

Dated                   May 2013

Dear Sirs,

MARINE HARVEST ASA (the “Company”) - €775,000,000 facilities agreement originally dated 4 May 2010 as subsequently amended by an amendment agreement dated 27 April 2011 and as amended and restated by the amendment and restatement agreements dated 16 December 2011 and 26 July 2012 and as amended by amendment letters dated 14 January 2013 and 17 January 2013 (the “Agreement”).

1                                      BACKGROUND

(a)                              This letter is supplemental to and amends the Agreement.

(b)                              We refer to the letter from the Company to the Lenders on 24 April 2013 in respect of the amendment request relating to the potential issuance of a convertible bond (the “Amendment Request Letter”). The Amendment Request Letter set out a request to amend Clause 23.4(b)(vii) such that the maximum subscription amount is increased by EUR [***] from EUR [***] to EUR [***].

(c)                               Pursuant to clause 36 (Amendments and Waivers) of the Agreement, Majority Lender consent is required for the amendments to the Agreement contemplated by the Amendment Request Letter. Subject to the terms of this letter, the Majority Lenders have consented to the amendments to the Agreement contemplated by the Amendment Request Letter. Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

(d)                              By countersigning this letter, you confirm in your capacity as Obligors’ agent that all Obligors consent to these amendments.

2                                      INTERPRETATION

(a)                              Capitalised terms defined in the Agreement have the same meaning when used in this letter unless expressly defined in this letter.

(b)                              The provisions of clause 1.2 (Construction) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

3                                      AMENDMENT

Subject to the Company (acting for itself and as Obligors’ agent) countersigning a copy of this letter, the Agreement will be amended such that in paragraph (b)(vii) of Clause 23.4 (Financial Indebtedness), the value “EUR [***]” shall be deleted and replaced with “EUR [***]”.

4                                      REPRESENTATIONS

The representations and warranties in clause 20 (Representations) of the Agreement that are deemed to be repeated pursuant to the terms of clause 20.24 (Times when representations made) of the Agreement are made by each Obligor on the date that this letter is countersigned by the Company by reference to the facts and circumstances then existing.

5                                      MISCELLANEOUS

(a)                              This letter is a Finance Document.

(b)                              From the date on which the Company duly countersigns a copy of this letter, the Agreement and this letter will be read and construed as one document.

(c)                               Except as otherwise provided in this letter, the Finance Documents (including the guarantee and indemnity of the Guarantors) remain in full force and effect.

(d)                              The provisions of clause 32 (Notices) and clause 40 (Enforcement) of the Agreement shall be incorporated into this letter as if set out in full in this letter and as if references in those clauses to “this Agreement” are references to this letter.

(e)                               This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

6                                      GOVERNING LAW

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

If you agree to the terms of this letter, please sign where indicated below and return the enclosed copy of this letter to the Agent.

Yours faithfully,

For

DNB BANK ASA as Agent for and on behalf of the other Finance Parties

Name:

Title:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

FORM OF ACKNOWLEDGEMENT

We agree to the terms of this letter.

For

MARINE HARVEST ASA for itself and as agent for the other Obligors as Obligors’ agent

Name:

Title:

Date: